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                                                                    Exhibit 4.17

                                PANAVISION INC.,

                                   as Issuer,

         the Subsidiary Guarantors from time to time made party hereto,

                                       and

                            WILMINGTON TRUST COMPANY,

                   as Indenture Trustee and Collateral Trustee

                                   ----------

                                    INDENTURE

                          Dated as of January 16, 2004

                                   ----------

                      12.50% Senior Secured Notes due 2009

                                   ----------

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                             CROSS-REFERENCE TABLE*

Trust Indenture........................................................Indenture

310(a)(1)...................................................................8.10

310(a)(3)....................................................................N/A

310(a)(4)....................................................................N/A

310(a)(5)...................................................................8.10

310(b).................................................................8.8; 8.10

310(c).......................................................................N/A

311(a)................................................................8.11, 8.12

311(b)................................................................8.11, 8.12

311(c).......................................................................N/A

312(a).......................................................................2.5

312(b)......................................................................12.3

312(c)......................................................................12.3

313(b).......................................................................8.6

313(c).......................................................................8.6

313(d).......................................................................8.6

314(a)..............................................................5.9(a); 13.5

314(b)......................................................................11.1

314(c)(1)...................................................................12.4

314(c)(2)...................................................................12.4

314(c)(3)....................................................................N/A

314(d)......................................................................11.4

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314(e)......................................................................12.5

314(f).......................................................................N/A

315(a).......................................................................8.1

315(b).......................................................................8.5

315(c).......................................................................8.1

315(d).......................................................................8.1

315(e)......................................................................7.14

316(a)(last sentence)........................................................2.9

316(a)(1)(A).................................................................7.4

316(a)(1)(B).................................................................7.3

316(a)(2)....................................................................N/A

316(b).................................................................6.7; 9.2.

316(c)......................................................................10.4

317(a)(1)....................................................................7.7

317(a)(2)....................................................................7.8

317(b).......................................................................2.4

318(a)......................................................................12.1

318(b).......................................................................N/A

318(c)......................................................................12.1

N/A means not applicable.

*This Cross-Reference Table is not part of the Indenture.

NOTE: This Table shall not for any purpose be deemed to be a part of the Indenture.

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          This INDENTURE, dated as of January 16, 2004, is entered into by and among PANAVISION INC., a Delaware corporation (the "Issuer"), the Subsidiary Guarantors (as defined herein) from time to time party hereto, and WILMINGTON TRUST COMPANY, a Delaware banking corporation, acting as indenture trustee (together with its successors, the "Trustee") and as collateral trustee (together with its successors, the "Collateral Trustee").

          Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined herein) of the Issuer's 12.50% Senior Secured Notes due 2009 (the "Notes").

                                    ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

          Section 1.1 Definitions.

          "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means (a) the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise or (b) beneficial ownership of such Person's Capital Stock representing ten percent (10%) or more of the total voting power of the Voting Stock (on a fully diluted basis) or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable); and the terms "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, the Initial Purchasers shall be deemed not to be Affiliates of the Issuer or any Subsidiary of the Issuer.

          "Affiliate Transaction" shall have the meaning ascribed to such term in Section 5.20 hereof.

          "Agent" means any Registrar or Paying Agent.

          "Applicable Net Proceeds Event" means any (a) "Net Proceeds Event" set forth in clause (i) of the definition thereof in the Senior Credit Agreement other than with respect to the issuance of Capital Stock of the Issuer, (b) "Net Proceeds Event" set forth in clause (iii) of the definition thereof in the Senior Credit Agreement or (c) "Net Proceeds Event" set forth in clause (iv) of the definition thereof set forth in the Senior Credit Agreement.

          "Applicable Premium" means, at any date of determination, an amount equal to (a) (i) 108.00% if such Event of Default occurs prior to January 16, 2007, (ii) 106.00% if such Event of Default occurs prior to January 16, 2008, or
(iii) 103.00% if such Event of Default occurs prior to January 16, 2009, of the principal amount outstanding on the Notes, less (b) the principal amount outstanding on the Notes.

          "Asset Disposition" means (a) any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) other than an operating lease entered into in the ordinary course of business by the Issuer or any Restricted Subsidiary including any

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disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition") in one transaction or a series of related transactions, of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Issuer or a Restricted Subsidiary), (ii) all or substantially all the assets of any division or line of business of the Issuer or any Restricted Subsidiary, or
(iii) sales of any assets of the Issuer or any Restricted Subsidiary outside of the ordinary course of business of such Persons and (b) the issuance of Capital Stock by any Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Issuer or a Restricted Subsidiary); provided that "Asset Disposition" shall not include:

          (A) any sale, lease, transfer or other disposition by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to a Subsidiary Guarantor so long as where such disposition involves Collateral, the Issuer or Subsidiary Guarantor, as applicable, has executed the applicable Collateral Documents,

          (B) any sale, lease, transfer or other disposition by a Non-Guarantor Subsidiary to a Non-Guarantor Subsidiary, provided that except as permitted pursuant to clause (C) below, (x) such transferee Non-Guarantor Subsidiary is not DHD Ventures, EFILM or PANY, and (y) the economic ownership of Issuer (direct or indirect) in such transferee Non-Guarantor Subsidiary is equal to or greater than the economic ownership (direct or indirect) of Issuer in such transferor Non-Guarantor Subsidiary,

          (C) any sale, lease, transfer or other disposition that constitutes a Permitted Investment or Restricted Payment permitted by Section 5.3 or that is permitted in accordance with Section 6.1(a), (b), (d), or (e),

          (D) any sale, lease, transfer or other disposition of assets in the ordinary course of business, or

          (E) an issuance of Capital Stock by a Restricted Subsidiary to the Issuer or a Subsidiary Guarantor, or by a Non-Guarantor Subsidiary to another Non-Guarantor Subsidiary, provided that (x) if the Capital Stock of the Non-Guarantor Subsidiary that is issuing Capital Stock is directly owned by the Issuer or a Subsidiary Guarantor, then the Non-Guarantor Subsidiary that is issued such Capital Stock must also be directly owned by the Issuer or a Subsidiary Guarantor and (y) the economic ownership of Issuer (direct or indirect) in the Non-Guarantor Subsidiary that is being issued such Capital Stock is equal to or greater than the economic ownership (direct or indirect) of Issuer in the Non-Guarantor Subsidiary that is issuing such Capital Stock.

          "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of (A) the number of years (rounded to two decimal places) from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by (B) the amount of such payment by
(ii) the sum of all such payments.

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          "Bank Agent" means the administrative agent under the Senior Credit
Facility, together with its successors.

          "Bankruptcy Law" means title 11 of the U.S. Code or any similar federal, state or foreign law for the relief of debtors.

          "Board of Directors" means the Board of Directors of the Issuer or any committee of such board duly authorized to act in respect of any particular matter.

          "Business Day" means each day which is not a Saturday, Sunday or any other day on which banks located in New York, New York or Wilmington, Delaware are authorized or obligated by law to remain closed.

          "Canadian Pledge Agreement" means that certain Stock Pledge Agreement, dated on or before January 30, 2004, made by the Issuer in favor of the Collateral Trustee, as amended, restated, supplemented and otherwise modified from time to time.

          "Capital Lease Obligations" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty or premium.

          "Capital Stock" of any Person means any and all shares, limited liability company interests, any general or limited partnership interests or other equivalents of such Person, or other interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.

          "Cash Equivalents" means (i) United States dollars or foreign currency that is readily exchangeable into United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than twelve
(12) months from the date of acquisition, (iii) certificates of deposit and Eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers' acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven
(7) days for the underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, and (v) commercial paper having the highest or second highest rating obtainable from Moody's or S&P and in each case maturing not more than ninety (90) days after the date of acquisition.

          "Change in Control" means the occurrence of any of the following events:

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               (i) the Issuer sells, transfers or otherwise disposes of all or substantially all of its assets to any Person or group of Persons, in one transaction or a series of transactions other than any conveyance, transfer or lease between the Issuer and a Subsidiary Guarantor;

               (ii) (A) the Permitted Holders shall cease to beneficially own (as determined in accordance with Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, more than fifty-one percent (51.0%) of the total voting power of the Voting Stock of the Issuer, or (B) the Permitted Holders shall cease to have a pecuniary interest, directly or indirectly, in more than fifty-one percent (51%) of the Capital Stock of the Issuer; or

               (iii) when, during any period of two consecutive twelve-month periods individuals who at the beginning of any such period constituted the Issuer's Board of Directors (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Issuer was approved by a vote of 66-2/3% of the directors still in office entitled to vote with respect to such nomination who were either directors at the beginning of such period or whose election or nomination for election was previously so approved but excluding any of the individuals who at the beginning of such period constituted such Board but who are no longer members), cease for any reason to constitute a majority of the Board of Directors then in office.

          "Change in Control Offer" shall have the meaning ascribed to such term in Section 5.15.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Collateral" has the collective meaning given to such term in each of the Collateral Documents, respectively. The term "Collateral" as used in this Indenture shall exclude any Collateral that is released from the Lien of the Collateral Documents in accordance with their terms.

          "Collateral Agreement" means that certain Collateral Agreement dated as of the Issue Date, in the form attached as Exhibit F hereto, among the Collateral Trustee, the Issuer, and each Subsidiary Guarantor, as amended, restated, supplemented and otherwise modified from time to time.

          "Collateral Documents" means, collectively, the Collateral Agreement, the Intercreditor Agreement, the UK Pledge Agreement, the NZ Pledge Agreement, the Canadian Pledge Agreement, and such other mortgages, assignments and security agreements as may be executed by the Issuer or any Subsidiary Guarantor pursuant to this Indenture or any other Collateral Document to grant a security interest in the assets pledged to secure the Notes, all as the same may be amended, restated, supplemented and otherwise modified from time to time.

          "Collateral Trustee" shall have the meaning ascribed to such term in the preamble.

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          "Commission" means the United States Securities and Exchange
Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Exchange Act, the Securities Act or the TIA, as the case may be, then the body performing such duties at such time.

          "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with the Issuer within the meaning of Section 4001 of ERISA or is part of a group which includes the Issuer and which is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code,
Section 414(m) or (o) of the Code.

          "Confidential Information" shall have the meaning ascribed to such term in Section 13.15(b).

          "Consolidated Interest Expense" means, for any period, the amount which, in conformity with GAAP, would be set forth opposite the caption "interest expense" (or any like caption) on a consolidated statement of earnings of the Issuer and its Subsidiaries for such period; provided, that the calculation of Consolidated Interest Expense shall exclude any non-cash interest expense in respect of any Indebtedness permitted under Section 5.17.

          "Consolidated Net Income" means, for any period, the amount which, in conformity with GAAP, would be set forth opposite the caption "net income" (or any like caption) or "net loss" (or any like caption) as the case may be, on a consolidated statement of earnings of the Issuer and its Subsidiaries for such period; provided, that there shall be excluded from such net income (or loss), to the extent otherwise included therein, without duplication:

               (i) all extraordinary gains or losses;

               (ii) net income (or loss) of any other Person attributable to any period prior to the date of combination of such other Person with such Person or any of its Subsidiaries on a "pooling of interests" basis;

               (iii) net gains or losses in respect of dispositions of assets by such Person or any of its Subsidiaries other than in the ordinary course of business;

               (iv) the cumulative effect of a change in accounting principles; and

               (v) any gains or losses that are attributable to the Proposed August 2003 Refinancing to the extent not in excess of $2,100,000 and to the extent incurred in the fiscal quarters ending June 30, 2003, September 30, 2003, and December 31, 2003;

provided, further, that with respect to the income (or loss) of EFILM, DHD Ventures and any other Subsidiaries which are not wholly-owned, only the products of (x) the percentage of economic ownership of the Issuer (directly or indirectly) in each of EFILM, DHD Ventures and such other Subsidiaries, respectively, and (y) the income or loss of EFILM, DHD Ventures and

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such other Subsidiaries, respectively, shall be included in "Consolidated Net
Income"; and provided further, that with respect to the income (or loss) of DHD Ventures and EFILM for any quarterly period ending after December 31, 2003, the income (or loss) of DHD Ventures or EFILM, as applicable, determined pursuant to the immediately preceding proviso shall be included in "Consolidated Net Income" only to the extent that any such income is actually received by the Issuer or a Subsidiary Guarantor in the form of cash dividends or similar cash distributions and then only to the extent not in excess of the amount determined in the immediately preceding proviso with respect to DHD Ventures or EFILM, as applicable.

          "Core Assets" shall have the meaning ascribed to such term in the definition of "Specified Disposition".

          "Corporate Trust Office" shall be at the address of the Trustee or the Collateral Trustee specified in Section 13.2 or such other address as the Trustee or Collateral Trustee may specify by notice to the Holders and Issuer.

          "Covenant Defeasance" shall have the meaning ascribed to such term in
Section 9.3.

          "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary designed to protect such Person against fluctuations in currency values and not for the purpose of speculation.

          "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Definitive Notes" shall have the meaning ascribed to such term in
Section 2.1.

          "Depositary" means the Person specified in Section 2.3 as the Depositary with respect to the Notes issuable in global form, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

          "DHD Ventures" means DHD Ventures, LLC, a Delaware limited liability company.

          "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event
(i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise on or prior to the Stated Maturity of the Notes, (ii) is convertible or exchangeable for Indebtedness with a Stated Maturity prior to the Stated Maturity of the Notes or Disqualified Stock or (iii) is redeemable at the option of the holder

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thereof, in whole or in part, in each case on or prior to the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for the provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or a "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if (A) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes in Section 5.15 or Section 5.19, as determined in good faith by the Board of Directors of the Issuer, the determination of which shall be evidenced by a resolution of such Board of Directors, and (B) any such requirement only becomes operative after compliance with such Section, including the purchase of any Notes tendered pursuant thereto.

          "Domestic Subsidiary" means any Restricted Subsidiary of the Issuer which is not a Foreign Subsidiary.

          "DTC" means The Depository Trust Company.

          "EBITDA" means for any period, for the Issuer and its Subsidiaries, the sum of the following (without duplication): (a) Consolidated Net Income for such period (calculated after eliminating extraordinary gains and losses and unusual items but without giving effect to the second and third provisos in the definition thereof) plus (b) income and other taxes (to the extent deducted in determining Consolidated Net Income) for such period plus (c) depreciation and amortization expense (to the extent deducted in determining Consolidated Net Income) for such period plus (d) other non-cash charges (to the extent deducted in determining Consolidated Net Income) for such period plus (e) the aggregate amount of Consolidated Interest Expense for such period minus (f) the aggregate amount of interest income for such period plus (g) the aggregate amount of up-front or one-time fees or expenses payable in respect of Hedging Obligations during such period (to the extent deducted in determining Consolidated Net Income for such period) plus (h) the amount of foreign exchange losses (net of any gains) (or minus the amount of foreign exchange gains (net of any losses)) plus (i) Transaction Charges (to the extent deducted in determining Consolidated Net Income) plus (j) severance expenses for executive officers of the Issuer accrued prior to December 31, 2003, in an aggregate amount not to exceed $4,600,000 plus (k) non-cash charges related to long-term incentive compensation for any executive officer or any non-executive chairman or vice-chairman of the Issuer minus (l) any cash payments made during such period in respect of items described in clause (d) above subsequent to the fiscal quarter in which the relevant non-cash charges were reflected as a charge in the statement of Consolidated Net Income, all as determined on a consolidated basis; provided that any cash payments of long-term incentive compensation to any executive officer or non-executive chairman or vice-chairman shall be subtracted from Consolidated Net Income in calculating EBITDA for the period that such cash payments were made. For the purposes of calculating EBITDA for any period of four consecutive fiscal quarters (each, a "Reference Period") pursuant to any determination of EBITDA, (i) if at any time during such Reference Period the Issuer or any Subsidiary shall have made any Material Disposition, the EBITDA for such Reference Period shall be reduced by an amount equal to the EBITDA (if positive) attributable to the Property that is the subject of such Material Disposition for such Reference

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Period or increased by an amount equal to the EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period the Issuer or any Subsidiary shall have made a Material Acquisition, EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period. As used in this definition, "Material Acquisition" means any acquisition of Property or series of related acquisitions of Property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by the Issuer and its Subsidiaries in excess of $1,000,000; and "Material Disposition" means any sale, lease, assignment, conveyance, transfer or other disposition thereof of Property or series of related dispositions of Property that yields gross proceeds to the Issuer or any of its Subsidiaries in excess of $1,000,000.

          Notwithstanding the foregoing, only the products of (x) the percentage of economic ownership of the Issuer (directly or indirectly) in each of EFILM, DHD Ventures and any other Subsidiary which is not wholly-owned, respectively, and (y) the EBITDA of EFILM, DHD Ventures or such other Subsidiary, respectively, shall be included in the calculation of EBITDA; provided, that with respect to the EBITDA of DHD Ventures and EFILM for any quarterly period ending after December 31, 2003, the EBITDA of DHD Ventures or EFILM, as applicable, shall be included in the calculation of the foregoing only to the extent that any such income is actually received by the Issuer or a Subsidiary Guarantor in the form of cash dividends or similar cash distributions and then only to the extent not in excess of the product determined in the immediately preceding provision with respect to DHD Ventures or EFILM, as applicable.

          "EFILM" means EFILM, LLC, a Delaware limited liability company.

          "EFILM Agreements" means, collectively, the EFILM Operating Agreement, the EFILM Option Agreement and the Digital Laboratory Services Agreement, dated as of May 17, 2002, among the Issuer, Las Palmas, the other holder of Capital Stock of EFILM and EFILM.

          "EFILM Operating Agreement" means the Operating Agreement, dated May 17, 2002, among the Issuer, Las Palmas and the other holder of Capital Stock of EFILM.

          "EFILM Option Agreement" means the Option Agreement, dated as of May 17, 2002, among the Issuer, Las Palmas and the other holder of Capital Stock of EFILM.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Event of Default" shall have the meaning ascribed to such term in
Section 7.1.

          "Excess Proceeds" shall have the meaning ascribed to such term in
Section 5.19.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

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          "Existing Letters of Credit" means the "Letters of Credit" as defined in the Senior Credit Agreement, as in effect on the date hereof, in an aggregate face amount not to exceed $562,360.

          "Existing Senior Subordinated Securities" means the Issuer's 9-5/8% Senior Subordinated Discount Notes Due 2006 and any securities exchanged therefor.

          "Foreign Subsidiary" means any Subsidiary of the Issuer which is organized under the laws of any jurisdiction outside of the United States.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in
(i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

          "Global Note" shall have the meaning ascribed to such term in Section 2.1.

          "Government Entity" means (i) any federal, state, provincial, or similar government, and any body, board, department, commission, court, tribunal, authority, agency, or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative, or regulatory functions of such government, or (ii) any other government entity having jurisdiction over any matter contemplated by this Indenture or any of the Collateral Documents or relating to the observance or performance of the obligation of any of the parties to this Indenture or any of the Collateral Documents.

          "Government Securities" means (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

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          "Governmental Authority" means any agency, authority, board, bureau, commission, court, department, office or instrumentality of any nature whatsoever of the United States or any foreign government, any state, province or any city or other political subdivision thereof and whether now or hereafter in existence, or any officer or official thereof, and any maritime authority.

          "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person, and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to maintain the net worth of a Person, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement condition or otherwise), or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include (A) endorsements for collection or deposit in the ordinary course of business or (B) a contractual commitment by one Person to invest in another Person for so long as such Investment would be an Investment by the Issuer or a Restricted Subsidiary in the Issuer or a Subsidiary Guarantor. The term "guarantee" used as a verb has a corresponding meaning.

          "Guaranteed Obligations" shall have the meaning ascribed to such term in Section 11.1(a)(iv).

          "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

          "Holder" means the Person in whose name a Note is registered on the Registrar's books.

          "Incur" or "incur" means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall be deemed the Incurrence of Indebtedness. Neither the accrual of interest, the accretion of original issue discount or fluctuations in exchange rates of currencies shall be considered an Incurrence of Indebtedness.

          "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

               (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such

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     Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable,

               (ii) all Capital Lease Obligations of such Person;

               (iii) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

               (iv) all Obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than Obligations with respect to letters of credit securing obligations (other than Obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

               (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock;.

               (vi) all Obligations of the type referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

               (vii) all Obligations of the type referred to in clauses (i) through (vi) above of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such Obligation being deemed to be the lesser of the value of such Property or the amount of the obligation so secured; and

               (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

          The "amount" or "principal amount" of Indebtedness at any time of determination as used herein represented by (a) any contingent Indebtedness, shall be the maximum principal amount thereof, (b) any Indebtedness issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP, or if such Indebtedness has original issue discount, shall be the face amount of such Indebtedness, (c) any Hedging Obligations shall be the amount of the liability in respect thereof determined in accordance with GAAP net of the amount owed to such Person by the counterparties thereon, and (d) any Disqualified Stock, shall be the maximum fixed redemption or repurchase price in respect thereof.

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          "Indenture" means this Indenture as amended, restated supplemented and otherwise modified from time to time.

          "Independent Financial Advisor" means a Person (i) which is a nationally recognized investment banking firm, appraisal firm or auditing firm,
(ii) which does not, and whose directors, officers or Affiliates do not, have a material financial interest in the Issuer and its Subsidiaries, and (iii) which, in the judgment of the Board of Directors of the Issuer is otherwise independent and qualified to perform the task for which it is to be engaged.

          "Independent Financial Advisor's Certificate" means a certificate signed by an Independent Financial Advisor and delivered to the Trustee and/or the Collateral Trustee pursuant to the Indenture or the applicable Collateral Document, which shall include the statements provided for in Section 13.5 of the Indenture if and to the extent required by the provisions thereof.

          "Initial Holder" means an Initial Purchaser for so long as such Initial Purchaser is a Holder.

          "Initial Purchaser" means the "Purchasers" under the Purchase
Agreement.

          "Insolvency" means, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Insolvency Event" means an Event of Default pursuant to Section 7.1(a)(viii) or Section 7.1(a)(ix).

          "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act.

          "Intercreditor Agreement" means that certain Collateral Agency Agreement among the Trustee, the Collateral Trustee, the Bank Agent and the Issuer, as amended, restated, supplemented and otherwise modified from time to time.

          "Interest Payment Date" means March 31st, June 30th, September 30th and December 31st of each year during which any Note is outstanding (commencing March 31, 2004) and the date on which the Notes mature, if different.

          "Interest Rate Agreement" means in respect of a Person any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates and not for the purpose of speculation.

          "Investment" in any Person means any direct or indirect advance, loan or other extensions of credit to any other Person, any net payment on a Guarantee or similar arrangement by such Person, or capital contribution to (by means of transfer of cash or other property to others or any payment for property or other services for the account or use of others) any other

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Person, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. "Investments" shall exclude advances to customers and suppliers in the ordinary course of business.

          "Issue Date" means the date on which the Notes were originally issued.

          "Issuer" shall have the meaning ascribed to such term in the preamble.

          "Issuer Order" means a written request or order signed in the name of the Issuer by an Officer and delivered to the Trustee.

          "Las Palmas" means Las Palmas Productions, Inc., a California corporation.

          "Law" or "law" means (i) any constitution, treaty, statute, law, decree, regulation, order, rule, or directive of any Government Entity, and (ii) any judicial or administrative interpretation or application or, or decision under, any of the foregoing.

          "Legal Defeasance" shall have the meaning ascribed to such term in
Section 9.2.

          "Legal Holiday" means a Saturday, Sunday or any other day on which banks located in New York, New York or Wilmington, Delaware are authorized or obligated by law to remain closed.

          "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

          "Mafco Holdings" means Mafco Holdings Inc., a Delaware corporation, or its successor.

          "Mafco Line of Credit" means that certain Amended and Restated Senior Subordinated Line of Credit Agreement, dated as of the date hereof, between Issuer and MacAndrews & Forbes Holdings Inc., as may be amended, modified or supplemented from time to time in accordance with Section 5.11.

          "Majority Holders" means, at any time of determination, Holders of at least a majority in aggregate principal amount of the then outstanding Notes.

          "Material Adverse Effect" means a material adverse effect on (a) the business, assets, property, condition (financial or otherwise) or prospects of the Issuer and its Subsidiaries taken as a whole, (b) the validity or enforceability of this Indenture or any of the other transaction Documents or the rights or remedies of the Trustee, the Collateral Trustee or the Holders hereunder or thereunder or (c) the ability of the Issuer to perform any of its obligations under this Indenture.

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          "Multiemployer Plan" means a Plan (other than a welfare plan as defined in Section 3(1) of ERISA) which is a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

          "Net Cash Proceeds" means the cash proceeds received by the Issuer and the Restricted Subsidiaries in respect of any Asset Disposition (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Disposition) or Recovery Event, net of the costs related to such Asset Disposition or Recovery Event, including, without limitation, legal, accounting and investment banking fees, and sales commissions, taxes paid or payable (or estimated in good faith to be payable) as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), in each case to the extent actually incurred (or as set forth above, estimated to be payable) in connection with such Asset Disposition or Recovery Event.

          "Non-Core Assets" means the assets or Capital Stock described on
Schedule V attached hereto.

          "Non-Excluded Taxes" shall have the meaning ascribed to such term in
Section 3.9.

          "Non-Guarantor Subsidiaries" means each Restricted Subsidiary that is not a Subsidiary Guarantor.

          "Non-Recourse Debt" means Indebtedness:

          (a) as to which neither the Issuer nor any of its Restricted Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (ii) is directly or indirectly liable as a guarantor or otherwise, or (iii) constitutes the lender; and

          (b) no default with respect to which would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Issuer or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

          "Non-U.S. Holder" shall have the meaning ascribed to such term in
Section 3.9.

          "Notes" shall have the meaning ascribed to such term in the preamble.

          "Notice Side Letter" shall mean that certain letter, dated as of the Closing Date, among the Issuer and the Initial Holders.

          "NZ Pledge Agreement" means that certain Specific Security Deed, dated on or before January 30, 2004, between Issuer and Collateral Trustee, as amended, restated, supplemented and otherwise modified from time to time.

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          "Obligation" means any principal, premium, interest, penalty, fee, indemnification, reimbursement, damage and other obligation and liability payable under the documentation governing any liability.

          "Offer to Purchase" means an offer to purchase all or a pro rata portion, as the case may be, of the Notes by the Issuer from the Holders commenced by the mailing (by first class mail, postage prepaid) by the Issuer (or, if requested by the Issuer on at least five (5) Business Days prior notice to the Trustee and at the Issuer's expense, by the Trustee) of a notice to each Holder (and, if mailed by the Issuer, to the Trustee) at such Holder's address appearing in the Note register, stating:

               (i) the covenant pursuant to which the offer is being made, the maximum aggregate amount of Notes to be purchased, and that all Notes validly tendered will be accepted for payment on a pro rata basis;

               (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than thirty (30) days nor later than sixty (60) days from the date such notice is mailed) (the "Payment Date");

               (iii) that any Note not tendered will continue to accrue interest pursuant to its terms;

               (iv) that, unless the Issuer defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

               (v) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date (or, if such day is not a Business Day, on the next subsequent Business Day), and such Holder shall be entitled to receive from the Paying Agent a non-transferable receipt of deposit evidencing such deposit;

               (vi) that, unless the Issuer defaults in making the payment of the purchase price or shall otherwise, in its sole discretion, consent thereto, Holders will be entitled to withdraw their election only if the Trustee receives, not later than the close of business on the fifth Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount at maturity of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

               (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes

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     surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount at maturity of $1,000 or integral multiples thereof.

No failure of the Issuer to give the foregoing notice shall limit any Holder's right to exercise a repurchase right. On the Payment Date, the Issuer shall (a) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase; (b) deposit with the Trustee money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (c) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an officers' certificate specifying the Notes or portions thereof accepted for payment by the Issuer. The Trustee shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate, and the Issuer shall promptly execute and mail (or cause to be mailed) to such Holders a new Note equal in principal amount at maturity to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount at maturity of $1,000 or integral multiples thereof. The Issuer will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Issuer will comply with Rule l4e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Issuer offers or is required to repurchase Notes pursuant to an Offer to Purchase. Both the notice of the Issuer and the notice of the Holder having been given as specified above, the Notes so to be repurchased shall, on the Payment Date become due and payable at the purchase price applicable thereto and from and after such date (unless Issuer shall default in the payment of such purchase price) such Notes shall cease to bear interest. If any Note shall not be paid upon surrender thereof for repurchase, the principal shall, until paid, bear interest from the Payment Date at the default rate borne by such Note. Any Note which is to be submitted for repurchase only in part shall be delivered pursuant to the above provisions with (if the Issuer or Trustee so requires) due endorsement by, or a written instrument of transfer in form satisfactory to Issuer and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing.

          "Officer" means the chairman of the board of directors, chief executive officer, president or a vice president in the disciplines of finance, accounting, or law, or chief financial officer of the Issuer.

          "Officers' Certificate" means a certificate signed by an Officer and attested to by another Officer satisfying the requirements of Section 13.4 and
Section 13.5 of the Indenture.

          "Opinion of Counsel" means a written opinion from the general counsel of the Issuer, legal counsel to the Issuer or another legal counsel who is reasonably acceptable to the Trustee, which Opinion of Counsel shall comply with
Section 13.4 and Section 13.5. The general counsel may be an employee of the Issuer or a Subsidiary Guarantor. The acceptance by the Trustee or the Collateral Trustee, as applicable (without written objection to the Issuer during the fifteen (15) Business Days following receipt) of, or its action on, an opinion of counsel not specifically referred to above shall be sufficient evidence that such counsel is acceptable to the Trustee or the Collateral Trustee, as applicable.

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          "Other Taxes" shall have the meaning ascribed to such term in Section
3.9.

          "Outstanding" or "outstanding" when used with respect to Notes or a Note, means all Notes theretofore authenticated and delivered under the Indenture, except:

          (a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (b) Notes for which payment has been deposited with the Trustee or any Paying Agent in trust other than deposits pursuant to Section 9.1; and

          (c) Notes which have been paid, or for which other Notes shall have been authenticated and delivered in lieu thereof or in substitution therefor pursuant to the terms of Section 2.7, unless proof satisfactory to the Trustee is presented that any such Notes are held by holders in due course.

          A Note does not cease to be Outstanding because the Issuer or one of its Affiliates holds the Note; provided, however, that in determining whether the Holders of the requisite aggregate principal amount of Notes Outstanding have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture, Section 2.8 shall be applicable.

          "PANY" means PANY Rental, Inc., a New York corporation.

          "PANY Loan Agreement" means that certain Loan Agreement, dated October 31, 2001, between PANY and Financial Federal Credit Inc., as amended as of July 31, 2003, and as further amended, modified or supplemented from time to time, without giving effect to any amendments, modifications or supplements thereto the effect of which is to extend the Stated Maturity thereof or to increase the principal amount of the Indebtedness thereunder, other than amendments entered into prior to the Issue Date.

          "Parent" means PX Holding Corporation, and any other Person which acquires or owns directly or indirectly 80% or more of the voting power of the Voting Stock of the Company.

          "Paying Agent" shall have the meaning ascribed to such term in Section
2.3 and Section 9.5, solely for purposes of Section 9.5.

          "Payment Date" with respect to any Offer to Purchase, has the meaning specified in the definition of Offer to Purchase.

          "Payments" means such monies as the Issuer shall cause to be delivered to the Trustee or any Paying Agent for the purpose of paying principal, purchase price or redemption price of, or interest on the Notes on any Interest Payment Date, Payment Date, redemption date or acceleration; and "Pay" means paying such monies.

          "Permitted Holders" means Ronald O. Perelman (or in the event of his incompetence or death, his estate, heirs, executor, administrator, committee or other personal

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representative (collectively, "heirs") and any Person controlled, directly or indirectly, by Ronald O. Perelman or his heirs.

          "Permitted Investment" means an Investment by the Issuer or any Restricted Subsidiary in:

               (i) (A) the Issuer, a Subsidiary Guarantor or a Person that will, upon the making of such Investment, become a Subsidiary Guarantor, or (B) a Non-Guarantor Subsidiary or a Person that will, upon the making of such Investment, become a Non-Guarantor Subsidiary; provided, that (x) the aggregate of Investments by the Issuer and the Subsidiary Guarantors in all Non-Guarantor Subsidiaries that are not Indebtedness and have not been repaid in cash, together with Indebtedness of such Non-Guarantor Subsidiaries at any time outstanding in accordance with Section 5.17(b)(iv) shall not exceed $15,000,000 and (y) at any time a Default or Event of Default has occurred and is continuing, Investments in Non-Guarantor Subsidiaries by the Issuer and Subsidiary Guarantors may only be made in the ordinary course of business, consistent with past practices in an amount not to exceed an additional $2,500,000 after such Default or Event of Default has occurred and is continuing and in no event to exceed the aggregate amount set forth in clause (x) above;

               (ii) so long as the Person making the Investment is not a Non-Guarantor Subsidiary, another Person (other than the Issuer or a Restricted Subsidiary) if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Issuer or a Guarantor Subsidiary, and such merger, consolidation or transfer is otherwise permitted by this Indenture;

               (iii) Temporary Cash Investments;

               (iv) receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

               (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

               (vi) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments;

               (vii) any Person or assets to the extent such Investment represents the non-cash portion of the consideration received for (A) an Asset Disposition as permitted

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     pursuant to Section 5.19, or (B) a disposition of Property that does not constitute an Asset Disposition;

               (viii) Guarantees permitted to be issued pursuant to Section 5.17 of the Indenture;

               (ix) Hedging Obligations entered into by the Issuer or a Restricted Subsidiary for the purpose of (A) limiting or hedging interest rate risk in the ordinary course of the financial management of the Issuer or such Restricted Subsidiary and not for speculative purposes or (B) limiting or hedging currency exchange risks in the ordinary course of business and not for speculative purposes;

               (x) any Investment in Core Assets with the proceeds of a Specified Disposition in accordance with the definition of "Specified Disposition"; provided, that any such Investment may only be made if (A) no Default or Event of Default shall then be continuing or result therefrom,
     (B) the amount of cash consideration paid in connection with the acquisition does not exceed the Net Cash Proceeds received from the related sale of Non-Core Assets, and (C) no consents or approvals shall be needed for such acquisition (other than those that have been obtained on or prior to the date of such acquisition);

               (xi) Investments made by Panavision International L.P. in the Capital Stock of Panavision Europe, Ltd. as a result of the conversion of approximately $12,500,000 of Indebtedness that was issued prior to the Issue Date by Panavision Europe, Ltd. to Panavision International, L.P.; and

               (xii) Investments resulting from the exercise of options described in clause (v) of the definition of Permitted Liens;

     provided, that all Investments made by EFILM and DHD Ventures shall constitute "Permitted Investments".

          "Permitted Liens" means, with respect to any Person,

          (a) Liens existing or securing Indebtedness existing on the Issue Date (other than Liens on the Collateral except to the extent disclosed on Schedule I hereto);

          (b) Liens existing or securing Indebtedness and other obligations under the Senior Credit Facility;

          (c) Liens in favor of the Issuer or the Subsidiary Guarantors;

          (d) Liens for employee wages and pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of

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such Person or deposits of cash or United States government bonds to secure performance, surety, appeal or similar bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

          (e) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not past due for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

          (f) Liens (other than Liens arising under ERISA) for taxes, assessments or other governmental charges not yet delinquent or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the Issuer's books in accordance with GAAP;

          (g) Liens in favor of issuers of surety, appeal, reclamation or performance bonds;

          (h) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

          (i) Liens on Property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Lien may not extend to any other Property owned by such Person or any of its Subsidiaries;

          (j) any Lien or pledge created or subsisting in the ordinary course of business over documents of title, insurance policies or sale contracts in relation to commercial goods to secure the purchase price thereof;

          (k) Liens to secure any Refinancing Indebtedness (or successive Refinancing Indebtedness) as a whole, or in part, of any Indebtedness permitted under Section 5.17(e) secured by any Permitted Lien referred to in clauses (a),
(b) or (i); provided, however, that (x) other than with respect to the Indebtedness under the Senior Credit Facility, such new Lien shall be limited to all or part of the same Property that secured the original Lien (plus improvements to or on such Property) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount, or, if greater, committed amount of the Indebtedness described under clauses (a), (b) or (i) at the time the original Lien

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became a Permitted Lien and (B) an amount necessary to pay any fees and expenses related to such Refinancing;

          (l) any attachment, judgment or similar Lien arising in connection with court or arbitration proceedings, provided that the same are discharged, or that execution or enforcement thereof is stayed pending appeal, within 30 days or (in the case of any execution or enforcement pending appeal) such lesser time during which such appeal may be taken; and

          (m) Liens granted in the ordinary course of business of the Issuer or any Restricted Subsidiary in favor of issuers of documentary or trade letters of credit for the account of the Issuer or such Restricted Subsidiary or bankers' acceptances, which Liens secure the reimbursement obligations of the Issuer or such Restricted Subsidiary on account of such letters of credit or bankers' acceptances; provided, however, that each such Lien is limited to (A) the assets acquired or shipped with the support of such letter of credit or bankers' acceptances and (B) any Property of the Issuer or such Restricted Subsidiary which are in the care, custody or control of such issuer in the ordinary course of business;

          (n) leases and subleases of real property by the Issuer and the Restricted Subsidiaries (in any such case, as lessor) which do not interfere with the ordinary conduct of the business of the Issuer or any Restricted Subsidiary, and which are made on customary and usual terms applicable to similar properties;

          (o) Liens securing Purchase Money Indebtedness or Capital Lease Obligations permitted under Section 5.17(k) provided that such liens attach only to the Property to be acquired, improved or constructed (and any accession or attachments thereto or substitutions therefor) and any sale or insurance proceeds thereof and shall not attach to rental contracts or operating leases between the Issuer or a Restricted Subsidiary and its customer covering such Property or any proceeds of such rental contracts or operating leases;

          (p) any Liens relating to Hedging Obligations entered into by the Issuer or a Restricted Subsidiary for the purpose of (A) limiting or hedging interest rate risk in the ordinary course of the financial management of the Issuer or such Restricted Subsidiary and not for speculative purposes or (B) limiting or hedging currency exchange risks in the ordinary course of business and not for speculative purposes;

          (q) Liens on any Property of any Foreign Subsidiary securing obligations of such Foreign Subsidiary in respect of Indebtedness permitted by
Section 5.17(l);

          (r) Liens on any Property of PANY securing obligations of PANY in respect of Indebtedness under the PANY Loan Agreement;

          (s) Liens existing or securing Indebtedness and other obligations under this Indenture and the Collateral Documents;

          (t) possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of investments in Temporary Cash Equivalents; provided that such

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Liens (i) attach only to such investments and (ii) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such investments and not any obligation in connection with margin financing;

          (u) Liens in the nature of options in respect of up to 15% of the Capital Stock of Panavision Canada Holdings Inc. held by its directors, officers or employees;

          (v) Liens in the nature of options granted to the other holder of Capital Stock of EFILM in respect of up to 29% of the Capital Stock of EFILM;

          (w) any rights of first offer or first refusal granted by the Issuer or Las Palmas to the other holder of Capital Stock of EFILM in respect of the Capital Stock of EFILM owned by the Issuer or Las Palmas contained in the documents governing the relationship of the holders of the Capital Stock of EFILM and any other rights granted to the other holder of the Capital Stock of EFILM substantially on the terms set forth in the EFILM Agreements and any material modifications thereto that are reasonably satisfactory to the Trustee; and

          (x) (i) Liens created by cash collateral agreements entered into by the Issuer and the "Issuing Lender" (as defined in the Senior Credit Facility) pursuant to the Senior Credit Facility and (ii) Liens created by cash collateral agreements entered into by the Issuer and a replacement issuing lender, in each case of clause (i) and (ii), (x) with respect to the Existing Letters of Credit (or replacements issued thereby in the same or lesser amounts) and (y) only to the extent that the aggregate cash collateral covered thereby does not exceed 105% of the face amount of the Existing Letters of Credit.

          "Permitted Reorganization": the proposed reorganization of the Issuer and its Subsidiaries in which (a) Panavision International LLC, a Delaware limited liability company, shall be created as a first-tier Subsidiary of the Issuer, wholly-owned by the Issuer, (b) Panapage Co. LLC, Panapage One LLC, Panapage Two LLC and Panavision International, L.P. shall be merged into Panavision International LLC whereby Panavision International LLC will be the surviving entity and (c) all first-tier Subsidiaries of the Issuer (other than Panavision International LLC) shall become first-tier Subsidiaries of Panavision International LLC instead, such that, after giving effect to such reorganization, Panavision International LLC shall be the only first-tier Subsidiary of the Issuer.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Plan" means, at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Issuer or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Preferred Stock" as applied to the Capital Stock of any Person means Capital Stock of any class or classes (however designated) which is preferred as to the payment of

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dividends or distributions, or as to the distribution of assets upon any voluntary or, involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

          "Principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

          "Property" means any interest in any kind of property or asset, whether real, personal or mixed, present or future, or tangible or intangible.

          "Proposed August 2003 Refinancing" means the proposed refinancing of the Senior Credit Facility in July and August 2003 to be arranged by Credit Suisse First Boston and Bear Stearns in which the closing thereof never occurred.

          "Purchase Agreement" means the Note Purchase Agreement, dated as of the Issue Date, by and among the Issuer and the Initial Purchasers as such agreement may be amended, restated, modified and supplemented from time to time.

          "Purchase Money Indebtedness" means Indebtedness (i) consisting of the deferred purchase price of Property, conditional sale obligations, obligations under any title retention agreement, mortgage financings, other purchase money obligations and obligations in respect of industrial revenue bonds, and (ii) issued to finance the acquisition, construction or lease by the Issuer or a Restricted Subsidiary of such Property, including additions and improvements thereto; provided, that such Indebtedness is issued within 180 days after the acquisition, construction or lease of such Property by the Issuer or such Restricted Subsidiary.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "Receivables" means accounts receivables, chattel paper, instruments, documents or general intangibles evidencing or relating to the right to payment of money and other similar assets, in each case, relating to such receivables, including any interest in merchandise or goods, the sale or lease of which gave rise to such receivables, related contractual rights, guarantees, insurance proceeds, collections, other related assets and proceeds of all of the foregoing.

          "recordation" shall have the meaning ascribed to such term in Section 12.2.

          "Recovery Event" means any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset (other than inventory and rental assets) of the Issuer or any of its Restricted Subsidiaries (excluding (a) PANY and its Subsidiaries, so long as PANY is not required to be a Subsidiary Guarantor, provided, that to the extent such proceeds are applied to repay the PANY Loan Agreement in full, the remaining proceeds shall be subject to this provision and (b) to the extent, and only to the extent, that within 180 days of receipt by the Issuer or any of its Restricted Subsidiaries of cash proceeds in respect of any such property or casualty insurance claim or condemnation proceeding (any such proceeds, "Reinvestment Proceeds"), such Person commences and thereafter diligently pursues the repair of the Property affected by such event, the repayment of

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any Purchase Money Indebtedness or Capital Lease Obligations with respect to any such Property affected by such event, or replacement of the Property affected by such event with substantially similar Property).

          "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange for, such indebtedness. "Refinanced" or "Refinancing" shall have correlative meanings.

          "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Issuer or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that (a) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced and (b) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced, except that with respect to Indebtedness that Refinances the Senior Credit Facility, such Refinancing Indebtedness shall have an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not greater than the amount of Indebtedness permitted under Section 5.17(a); provided further, however, that Refinancing Indebtedness shall not include Indebtedness of a Subsidiary that Refinances the Issuer's Indebtedness.

          "Register" shall have the meaning ascribed to such term in Section
2.3.

          "Registrar" shall have the meaning ascribed to such term in Section
2.3.

          "Reinvestment Proceeds" shall have the meaning ascribed to such term in the definition of "Recovery Event".

          "Reorganization" means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under regulations promulgated under Title IV of ERISA.

          "Required Holders" means, at any time of determination, Holders of at least 66 2/3% of the aggregate principal amount of the then outstanding Notes.

          "Responsible Officer" when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity

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with the particular subject. When used with respect to the Collateral Trustee,
"Responsible Officer" means any Officer of the Collateral Trustee (or any successor group of the Collateral Trustee) or any other officer of the Collateral Trustee customarily performing functions similar to those performed by any of the designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restricted Payment" with respect to any Person means:

               (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock));

               (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Issuer or any direct or indirect parent of the Issuer (including, without limitation, in connection with any merger or consolidation involving such Person);

               (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); or

               (iv) the making of any Investment in any Person (other than a Permitted Investment).

          "Restricted Security" shall have the same meaning ascribed to the term "Restricted Security" in Rule 144(a)(3) promulgated under the Securities Act; provided, that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Security.

          "Restricted Subsidiaries" means each Subsidiary of Issuer and DHD Ventures.

          "Rule 144" means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

          "Rule 144A" means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or under any similar rule or regulation hereafter adopted by the Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

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          "Senior Credit Facility" means the credit facility provided pursuant to that certain Credit Agreement, dated as of May 28, 1998, among the Issuer, the lenders party thereto, JPMorgan Chase Bank, as administrative agent, and J.P. Morgan Securities Inc. as sole lead arranger and sole bookrunner, as amended and restated as of the date hereof (the "Senior Credit Agreement"), and as may be further amended, supplemented, restated or otherwise modified from time to time and including any Refinancing Indebtedness thereof, provided, that, a credit facility shall not be a "Senior Credit Facility" unless (a) either (i) if the Issuer designates a new credit facility as a "Credit Agreement" under the Intercreditor Agreement, the lenders and/or agent for the lenders of such credit facility have become parties to the Intercreditor Agreement pursuant to Section 5.2(f) thereof, or (ii) the lenders and/or agent for the lenders of such credit facility have entered into an intercreditor agreement with the Trustee and Collateral Trustee, in form and substance satisfactory to the Required Holders,
(b) counsel to the Issuer has delivered to the Trustee a legal opinion (which may contain customary exceptions and assumptions) that such credit facility does not contravene the Indenture or the other Transaction Documents, which opinion shall be in form and substance reasonably satisfactory to the Trustee, and (c) the Indebtedness and Liens of such Refinancing are separately permitted hereunder.

          "Senior Indebtedness" shall have the meaning ascribed to such term in
Section 2.1.

          "Senior Subordinated Note Indenture" means the Indenture dated as of February 11, 1998 between PX Escrow and The Bank of New York, as trustee, providing for the issuance of the Existing Senior Subordinated Securities, together with all instruments and other agreements entered into by the Issuer or any of its Subsidiaries in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 5.11.

          "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

          "Specified Disposition" means any sale of Non-Core Assets, which meets the following conditions: (a) the Issuer has delivered to the Trustee a written notice executed by an Officer stating that no Event of Default has occurred and is continuing and that the Issuer (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds from the sale of Non-Core Assets to acquire Core Assets (defined below); (b) at least 80% of the consideration received is in the form of cash or Temporary Cash Investments, (c) the Net Cash Proceeds of such sale (if not used substantially contemporaneously with the sale to acquire Core Assets (as defined below) are placed into a cash collateral account in which the Collateral Trustee has a perfected security interest, prior to all Liens other than the Lien pursuant to the Senior Credit Facility, and (d) (i) (A) the Issuer or a Restricted Subsidiary uses such Net Cash Proceeds within 360 days of such sale to acquire 100% of the Capital Stock of one or more entities engaged in the business of manufacturing, designing, renting and/or selling cameras, lenses, lighting, lighting grips, power distribution, generation and related transportation equipment and/or cranes and remote camera heads or components of or equipment related to any of the foregoing, or to acquire any such business or assets, whether or not such

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business or assets are located within the United States (collectively, the "Core
Assets"), (B) the Person that owns such Core Assets shall have become a "Restricted Subsidiary" hereunder, shall have become a "Subsidiary Guarantor" hereunder and shall have taken all action set forth in Section 11.6 with respect to future Subsidiary Guarantors, and (C) the Issuer or Restricted Subsidiary that owns the Capital Stock issued by the Person that owns such Core Assets shall have pledged the Capital Stock held by the Issuer or Restricted
Subsidiary, as applicable, or (ii) to the extent that such Net Cash Proceeds are not used as described in clause (i) above by the 360th day of receipt or the Issuer shall have determined not to acquire such Core Assets, such Net Cash Proceeds not so used shall constitute "Excess Proceeds" and be used as set forth in Section 5.19.

          "Specified Event of Default" means (a) an Event of Default with respect to Section 7.1(a)(i) or Section 7.1(a)(ii), (b) an Event of Default under Section 7.1(a)(iii) arising out of a default with respect to Section 5.6 or Section 5.7, (c) an Event of Default under Section 7.1(a)(v) arising out of a payment default in the case of any Indebtedness outstanding under the Senior Credit Facility, which default continues beyond any applicable cure or grace period set forth therein, or (d) an Event of Default with respect to Section 7.1(a)(xiii).

          "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

          "Subordinated Obligation" means (a) any Indebtedness of the Issuer (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment, both as to interest and principal, to the Notes or Subsidiary Guarantees and (b) any Disqualified Stock, and "Subordinated Obligation" shall include the Mafco Line of Credit.

          "Subsidiary" means, in respect of any Person, any corporation, limited liability company, association, partnership (general, limited or otherwise) or other business entity of which more than fifty percent (50%) of the total voting power of shares of Capital Stock or other interests (including membership or partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person,
(ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

          "Subsidiary Guarantors" means any Subsidiary that has executed and delivered in accordance with the Indenture a Subsidiary Guaranty, and each such Person's successors and assigns; provided, however, notwithstanding anything to the contrary in this Indenture or any Collateral Documents, the Foreign Subsidiaries, EFILM, DHD Ventures, and PANY and their respective Subsidiaries shall not be required to become Subsidiary Guarantors other than as required in the definition of "Specified Disposition"; provided further that PANY and its Subsidiaries (other than any Foreign Subsidiaries) shall become Subsidiary Guarantors in accordance with Section 11.6 upon payment in full of the Indebtedness and other obligations under the PANY Loan Agreement.

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          "Subsidiary Guaranty" means, when and if required by this Indenture, the Guarantee by a Domestic Subsidiary (other than EFILM, DHD Ventures and PANY (except as required pursuant to the second proviso in the definition of "Subsidiary Guarantor")) or any other Person as required pursuant to the definition of "Specified Disposition" of the Issuer's obligations with respect to the Notes. The form of such Guarantee is provided for in the Indenture. Each Subsidiary Guaranty will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable Domestic Subsidiary without rendering the Subsidiary Guaranty, as it relates to such Domestic Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

          "Successor Company" shall have the meaning ascribed to such term in
Section 6.1.

          "Tax Sharing Agreement" means that certain Tax Sharing Agreement entered into as of February 1, 1999, among Mafco Holdings, the Issuer and certain Subsidiaries of the Issuer signatory thereto, as may be amended, modified or supplemented from time to time.

          "Temporary Cash Investments" means any of the following: (i) any investment in U.S. Government Obligations; (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within one hundred eighty (180) days of the date of acquisition thereof issued by a bank or trust issuer which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust issuer has capital, surplus and undivided profits aggregating in excess of $500.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money market fund sponsored by a registered broker dealer or mutual fund distributor;
(iii) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (i) above entered into with a bank or trust company meeting the qualifications described in clause (ii) above or with a nationally recognized broker-dealer, (iv) investments in commercial paper, maturing not more than ninety (90) days after the date of acquisition, issued by a corporation (other than an Affiliate of the Issuer) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's, or A-1 (or higher) according to S&P's Ratings Group; and (v) investments in securities with maturities of six months or less from the date of acquisition (x) issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P's Ratings Group or "A" by Moody's or (y) backed by standby or direct pay letters of credit issued by any bank satisfying the requirements of clause (ii) above.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa- 77bbbb) as in effect on the date of the Indenture; provided, however, that in the event the Trust Indenture

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Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

          "Transaction Charges" means, (a) the aggregate amount of refinancing costs paid by the Issuer in connection with the Proposed August 2003 Refinancing, not to exceed $2,100,000 and only to the extent incurred during the fiscal quarters ending June 30, 2003, September 30, 2003 and December 31, 2003,
(b) nonrecurring charges related to or arising out of fees and expenses incurred in connection with the Sixth and Seventh Amendments to the "Existing Credit Agreement" as defined in the Senior Credit Agreement on the date hereof, and (c) nonrecurring charges related to or arising out of fees and expenses incurred in connection with the execution of this Indenture, the issuance of the Notes, and the execution and delivery of the Senior Credit Agreement as of the date hereof.

          "Transaction Document" means the Indenture, the Purchase Agreement, the Notes, the Collateral Documents, each Subsidiary Guaranty, the Notice Side Letter, and the other agreements, documents, certificates and instruments now or hereafter executed or delivered by the Issuer or any Subsidiary of Issuer in connection with this Indenture, in each case, as amended, restated, supplemented and otherwise modified from time to time.

          "Trigger Date" shall have the meaning ascribed to such term in Section 13.4.

          "Trustee" means the Person named as the "Trustee" in the preamble hereto until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

          "UK Pledge Agreement" means that certain Share Charge Deed, dated on or before January 30, 2004, between Panavision International L.P. and the Collateral Trustee, as amended, restated, supplemented and otherwise modified from time to time.

          "U.S." or "United States" means the United States of America.

          "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the Issuer's option.

          "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

          Section 1.2 Incorporation by Reference of Trust Indenture Act.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

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          The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes;

          "indenture security holder" means a Holder of a Note;.

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee;

          "obligor" on the Notes means the Issuer, the Subsidiary Guarantors and any successor obligor upon the Notes.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute, or defined by Commission rule under the TIA have the meanings so assigned to them.

          Section 1.3 Rules of Construction.

          Unless the context otherwise requires:

          (a) a term has the meaning assigned to it;

          (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (c) "or" is not exclusive;

          (d) words in the singular include the plural, and in the plural include the singular;

          (e) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision, and the terms "Article," "Section," "Exhibit" and "Schedule," unless otherwise specified or indicated by the context in which used, mean the corresponding Article or Section of, or the corresponding Exhibit or Schedule to, this Indenture;

          (f) references to agreements and other instruments include subsequent amendments, supplements and waivers to such agreements or instruments but only to the extent not prohibited by this Indenture; and

          (g) provisions apply to successive events and transactions.

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                                   ARTICLE II
                                    THE NOTES

          Section 2.1 Designation; Form and Dating.

          The Indebtedness evidenced by the Notes and otherwise arising under this Indenture is hereby designated as "Senior Indebtedness" (i) for all purposes of the provisions evidencing subordination contained in agreements that provide that the Indebtedness of the Issuer issued pursuant to such agreements is subordinate to Indebtedness designated as senior indebtedness, and (ii) for the purposes of any future Indebtedness of the Issuer which the Issuer expressly makes subordinate to senior indebtedness.

          The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A or Exhibit B, as applicable, attached hereto, the terms of which are incorporated in and made a part of this Indenture. Each Note shall include the Subsidiary Guaranty in the form of Exhibit E attached hereto, executed by each of the Subsidiary Guarantors existing on the date of issuance of such Note, the terms of which are incorporated in and made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer is subject or usage (provided that any such notation, legend, or endorsement is in a form acceptable to the Issuer). Each Note shall be dated the date of its authentication. The Notes shall be issued in denominations of $1,000 and integral multiples thereof.

          Initially the Notes will be issued in definitive form (the "Definitive Notes") substantially in the form of Exhibit A attached hereto. As set forth in
Section 2.6 below, the Definitive Notes may be exchanged for Definitive Notes and/or a beneficial interest in a Note issued in global form (the "Global Note"), substantially in the form of Exhibit B attached hereto, and a beneficial interest in a Global Note may be exchanged for Definitive Notes. The Global Note shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon; provided, that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee, in accordance with instructions given by the Holder thereof, as required by Section
2.6 hereof.

          Section 2.2 Execution and Authentication.

          The Notes shall be executed on behalf of the Issuer, by manual or facsimile signature, by an Officer and attested by another Officer by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

          A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne

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by the Notes shall be substantially as set forth in Exhibit A or Exhibit B, as applicable, attached hereto.

          The Trustee shall, upon an Issuer Order, authenticate for original issue Notes in the aggregate principal amount of up to $104,166,167.

          The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. Any such appointment shall be evidenced by an instrument signed by the Trustee, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authenticating by the Trustee includes authenticating by such authenticating agent. An authenticating agent has the same rights as an Agent for service of notice and demands.

          The Issuer, the Trustee, the Collateral Trustee and any agent of the Issuer, the Trustee or the Collateral Trustee may treat the Person in whose name any Note is registered on the Register as the owner of such Note for the purpose of receiving payment of principal (and premium, if any) of and (subject to the provisions of this Indenture and the Notes with respect to record dates) interest on such Note and for all other purposes whatsoever, regardless of whether such Note is overdue, and none of the Issuer, the Trustee, the Collateral Trustee or any agent of any of the Issuer, the Trustee or the Collateral Trustee shall be affected by notice to the contrary.

          Section 2.3 Registrar, Paying Agent and Depositary.

          The Issuer shall maintain (a) an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar") and (b) an office or agency where Notes may be presented or surrendered for payment (the "Paying Agent"). The Issuer hereby appoints the Trustee as Registrar and Paying Agent and such appointment may not be withdrawn or changed without the prior written consent of the Required Holders. The Registrar shall keep a written register ("Register"), with the name and address of each Holder and the principal amount and stated interest of each Holder's Note, and of their transfer and exchange. Thereafter, notwithstanding anything in this Indenture or in any Transaction Document to the contrary, the rights evidenced by a Note to receive principal and interest may only be transferred by a Holder to a transferee by one of two means:

               (1) By the surrender by Holder of the Note to the Registrar, coupled with an instruction executed by the Holder to the Registrar to re-issue the Note to the transferee identified in the instruction, in which case Registrar shall re-issue the Note endorsed with the name and address of any new Holder or issue a new note in form identical to the surrendered Note made payable to the transferee (new notes shall be issued in any case where the Holder's interest is transferred in part only or is transferred to more than one transferee); or

               (2) By the making by Registrar of an entry in writing in the Register to reflect the transfer of the ownership of the Note. All Register entries shall be conclusive, in the absence of manifest error, upon all parties concerned, and all parties, including the Paying Agent

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and Issuer, shall treat the person whose name is recorded in the Register as the owner of the Note recorded therein for all purposes of such Note.

          No Note may at any time be endorsed to, or to the order of, bearer. Prior to any transfer of any Note, any other requirements for transfer set forth in this Indenture, including without limitation in Section 2.6, that are in addition to (and not otherwise in conflict with this Section 2.3) must be satisfied before the Registrar shall recognize any such transfer.

          The Issuer initially appoints DTC to act as Depositary with respect to the Global Notes. The Trustee shall act as custodian for the Depositary with respect to the Global Notes.

          Section 2.4 Intentionally Omitted.

          Section 2.5 Holder Lists.

          The Registrar shall preserve in as current a form as is reasonably practicable the Register. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a copy of the Register updated through such date as the Trustee may reasonably require. Upon receipt of written request of any Holder, the Registrar shall provide such Holder with a written copy of the Register updated through the date as such Holder may reasonably require.

          Section 2.6 Transfer and Exchange.

          (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented by a Holder to the Registrar with a request (1) to register the transfer of the Definitive Notes or (2) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, that the Definitive Notes so presented (A) have been duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his or her attorney, duly authorized in writing; and (B) in the case of a Restricted Security, such request shall be accompanied by the following additional documents:

                    (i) if such Restricted Security is being exchanged by a Holder for registration in the name of such Holder, without transfer, a certification to that effect (in substantially the form of Exhibit C attached hereto); or

                    (ii) if such Restricted Security is being transferred to a QIB in accordance with Rule 144A, a certification to that effect (in substantially the form of Exhibit C attached hereto); or

                    (iii) if such Restricted Security is being transferred to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), a certification to that effect (in substantially the form of Exhibit C

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          attached hereto), together with any other documentation reasonably required thereby; or

                    (iv) if such Restricted Security is being transferred to the Issuer, a certification to that effect (in substantially the form of Exhibit C attached hereto); or

                    (v) if such Restricted Security is being transferred pursuant to an effective registration statement, a certification to that effect (in substantially the form of Exhibit C attached hereto); or

                    (vi) if such Restricted Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit C attached hereto) and an opinion of counsel reasonably acceptable to the Issuer and the Registrar to the effect that such transfer is in compliance with the Securities Act.

          (b) Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may be exchanged for a beneficial interest in a Global Note, or transferred to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note, only upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, duly executed by such Holder or by his or her attorney, duly authorized in writing, together with written instructions directing the Trustee to make an endorsement on the appropriate Global Note to reflect an increase in the aggregate principal amount of the Notes represented by such Global Note and, in the case of a Restricted Security, such instructions shall be accompanied by the following additional documents:

                    (i) if such Restricted Security is being exchanged by a Holder for registration in the name of such Holder, without transfer, a certification to that effect (in substantially the form of Exhibit C attached hereto); or

                    (ii) if such Restricted Security is being transferred to a QIB in accordance with Rule 144A, a certification to that effect (in substantially the form of Exhibit C attached hereto); or

                    (iii) if such Restricted Security is being transferred to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), a certification to that effect (in substantially the form of Exhibit C attached hereto), together with any other documentation reasonably required thereby; or

                    (iv) if such Restricted Security is being transferred to the Issuer, a certification to that effect (in substantially the form of Exhibit C attached hereto); or

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                    (v) if such Restricted Security is being transferred
          pursuant to an effective registration statement, a certification to that effect (in substantially the form of Exhibit C attached hereto); or

                    (vi) if such Restricted Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit C attached hereto) and an opinion of counsel reasonably acceptable to the Issuer and the Registrar to the effect that such transfer is in compliance with the Securities Act;

in which case the Trustee shall cancel such Definitive Note and cause the aggregate principal amount of Notes represented by the appropriate Global Note to be increased accordingly. If no Global Note is then outstanding, the Issuer shall issue, and the Trustee shall authenticate, a Global Note in the appropriate principal amount.

          (c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary in accordance with this Indenture and the procedures of the Depositary therefor. In connection with all transfers or exchanges of beneficial interests in Global Notes, the Holder proposing to transfer or exchange such beneficial interest shall deliver to the Depository (1) a written order from a Person who has an account with the Depository (or a Person holding a beneficial interest in a Global Note through such person having an account) given to the Depository in accordance with the procedures of the Depository, directing the Depository to credit or cause to be credited a beneficial interest in the Global Note equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the procedures of the Depository containing information regarding the account to be credited with such increase. In the case of a Restricted Security, such instructions shall be accompanied by the following additional documents:

                    (i) if such Restricted Security is being exchanged by a Holder for registration in the name of such Holder, without transfer, a certification to that effect (in substantially the form of Exhibit C attached hereto); or

                    (ii) if such Restricted Security is being transferred to a QIB in accordance with Rule 144A, a certification to that effect (in substantially the form of Exhibit C attached hereto); or

                    (iii) if such Restricted Security is being transferred to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), a certification to that effect (in substantially the form of Exhibit C attached hereto), together with any other documentation reasonably required thereby; or

                    (iv) if such Restricted Security is being transferred to the Issuer, a certification to that effect (in substantially the form of Exhibit C attached hereto); or

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                    (v) if such Restricted Security is being transferred
          pursuant to an effective registration statement, a certification to that effect (in substantially the form of Exhibit C attached hereto); or

                    (vi) if such Restricted Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit C attached hereto) and an opinion of counsel reasonably acceptable to the Issuer and the Registrar to the effect that such transfer is in compliance with the Securities Act;

in which case the Depository shall credit or cause to be credited a beneficial interest in the Global Note equal to the beneficial interest to be transferred or exchanged.

          (d) Transfer of a Beneficial Interest in a Global Note for a Definitive Note. A beneficial interest in a Global Note may be exchanged for a Definitive Note, or transferred to a Person who takes delivery thereof in the form of a Definitive Note, upon the receipt (1) of a written order from a Person who has an account with the Depository (or a Person holding a beneficial interest in a Global Note through such person having an account) given to the Depository in accordance with the procedures of the Depository, directing the Depository to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions, given by the Depository to the Registrar, containing information regarding the Person in whose name such Definitive Note shall be registered to effect such exchange or transfer. In the case of a Restricted Security, such instructions shall be accompanied by the following additional documents:

                    (i) if such Restricted Security is being exchanged by a Holder for registration in the name of such Holder, without transfer, a certification to that effect (in substantially the form of Exhibit C attached hereto); or

                    (ii) if such Restricted Security is being transferred to a QIB in accordance with Rule 144A, a certification to that effect (in substantially the form of Exhibit C attached hereto); or

                    (iii) if such Restricted Security is being transferred to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), a certification to that effect (in substantially the form of Exhibit C attached hereto), together with any other documentation reasonably required thereby; or

                    (iv) if such Restricted Security is being transferred to the Issuer, a certification to that effect (in substantially the form of Exhibit C attached hereto); or

                    (v) if such Restricted Security is being transferred pursuant to an effective registration statement, a certification to that effect (in substantially the form of Exhibit C attached hereto); or

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                    (vi) if such Restricted Security is being transferred in
          reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit C attached hereto) and an opinion of counsel reasonably acceptable to the Issuer and the Registrar to the effect that such transfer is in compliance with the Securities Act;

in which case the Trustee shall, in accordance with the standing instructions and procedures existing between the Depositary and the Trustee, cause the aggregate principal amount of Global Notes to be reduced accordingly and, following such reduction, the Issuer shall execute and the Trustee shall authenticate and deliver to the transferee a Definitive Note in the appropriate principal amount. Definitive Notes issued in exchange for a beneficial interest in a Global Note shall be registered in such names and in such authorized denominations as the Depositary shall instruct the Trustee.

          (e) Transfer and Exchange of the Global Note as a Whole. Notwithstanding any other provision of this Indenture, the Global Note may not be transferred except in whole, and not in part, by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary; provided, that if:

                    (i) the Depositary (a) notifies the Issuer that the Depositary is unwilling or unable to continue as Depositary or has ceased to be a clearing agency registered under the Exchange Act and
          (b) a successor Depositary is not appointed by the Issuer within ninety (90) days after delivery of such notice; or

                    (ii) the Issuer, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes in exchange for the Global Note under this Indenture, then the Issuer shall execute and the Trustee shall authenticate and deliver, Definitive Notes in an aggregate principal amount equal to the aggregate principal amount of the Global Note in exchange for such Global Note in such names and in such authorized denominations as the Depositary shall instruct the Trustee.

          (f) Cancellation and/or Adjustment of Global Note. At such time as all beneficial interests in the Global Note have either been exchanged for Definitive Notes, redeemed, repurchased or canceled, or the Global Note has been redeemed, repurchased or canceled, in whole and not in part, the Global Note shall be returned to (or retained by) and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in the Global Note is exchanged for Definitive Notes, redeemed, repurchased or canceled, the aggregate principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction.

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          (g) General Provisions Relating to Transfers and Exchanges. To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request. All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be legal, valid and binding obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

          No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuer or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange (without transfer to another person) pursuant to Section 2.10, Section 3.6, Section 5.15,
     Section 5.19, and Section 10.5, in which events the Issuer shall be responsible for such payment).

          Neither the Issuer nor the Trustee shall be required to (i) issue, register the transfer of or exchange of Notes during a period beginning at the opening of business fifteen (15) days before the day of any selection of Notes for redemption under Section 3.2 and ending at the close of business on the day of selection; or (ii) register the transfer of or exchange of any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or (iii) register the transfer of or exchange a Note between a record date and the next succeeding Interest Payment Date.

          Prior to due presentment for the registration of a transfer of any Note, the Trustee, the Collateral Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered on the Register as the absolute owner of such Note for all purposes, and none of the Trustee, the Collateral Trustee, any Agent or the Issuer shall be affected by notice to the contrary. The Trustee is not required to ascertain whether any transfer complies with the securities laws provided, however, that the Trustee shall be required to review for accuracy any and all certificates that are required to be provided in connection with any contemplated transfer.

          Section 2.7 Replacement Notes.

          If any mutilated Note is surrendered to the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note if the Holder of such Note furnishes to the Issuer and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect from time to time are met. If required by the Trustee or the Issuer, an affidavit of lost certificate and an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent or any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Trustee may charge for its expenses in replacing a Note, and the Issuer may charge such Holder for the Issuer's reasonable out-of-pocket expenses in replacing such Note.

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Notwithstanding anything in the foregoing to the contrary, in case any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, so long as no Default or Event of Default has occurred and is continuing, the Issuer in its discretion may pay such Note pursuant to the provision of this Indenture under which payment is due instead of issuing a new Note in replacement thereof.

          Upon the issuance of any new Note under this Section 2.7, the Issuer and the Trustee may require the payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

          Every replacement Note is an obligation of the Issuer and shall be entitled to all of the benefits of this Indenture and the Collateral Documents equally and proportionately with all other Notes duly issued hereunder.

          Section 2.8 Outstanding Notes.

          The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this
Section 2.8 as not outstanding.

          If a Note is replaced pursuant to Section 2.7, the replaced Note ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

          If the principal amount of any Note is considered paid under Section
5.1 it ceases to be outstanding and interest on it ceases to accrue.

          Subject to Section 2.9, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

          Section 2.9 Treasury Notes.

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any Affiliate of the Issuer shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows to be so owned shall be considered as not outstanding.

          The Issuer shall notify the Trustee and the Initial Holders in writing promptly upon the acquisition of any Notes by the Issuer or any of its Affiliates.

          Section 2.10 Temporary Notes.

          Pending the preparation of Definitive Notes, the Issuer (and the Subsidiary Guarantors) may execute, and upon an Issuer Order, the Trustee shall authenticate and deliver,

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temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise reproduced, in any authorized denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

          If temporary Notes are issued, the Issuer (and the Subsidiary Guarantors) shall cause Definitive Notes to be prepared without unreasonable delay. The Definitive Notes shall be printed, lithographed or engraved, or provided by any combination thereof, or in any other manner permitted by the rules and regulations of any principal national securities exchange, if any, on which the Notes are listed, all as determined by the Officers executing such Definitive Notes. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency maintained by the Issuer for such purpose pursuant to
Section 5.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer (and the Subsidiary Guarantors) shall execute, and the Trustee shall authenticate and make available for delivery, in exchange therefor the same aggregate principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

          Section 2.11 Cancellation.

          The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment and not previously received by the Trustee. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall retain or destroy canceled Notes in accordance with its normal practices (subject to the record retention requirement of the Exchange Act) unless the Issuer directs the Notes to be returned to it. The Issuer may not issue new Notes to replace Notes that have been redeemed or paid or that have been delivered to the Trustee for cancellation. All such Notes shall be canceled by the Trustee and returned to the Issuer pursuant to a written order signed by one Officer of the Issuer.

          Section 2.12 Defaulted Interest.

          If a Specified Event of Default has occurred, the Notes shall bear interest at a rate per annum equal to 2.5% in excess of the interest rate otherwise applicable to the Notes until the date on which such Specified Event of Default is cured or waived in accordance with Section 7.3. If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least ten (10) Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section 5.1. The Issuer shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least fifteen (15) days before the special record date, the Issuer (or the Trustee, in the name of and at the expense of the Issuer, upon ten (10) days written notice to the Trustee) shall mail to the

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Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

          Section 2.13 Legends.

          (a) Except as permitted by Section 2.13(b), initially each Note shall bear legends relating to restrictions on transfer pursuant to the securities laws in substantially the form set forth on Exhibit D attached hereto.

          (b) Upon any sale or transfer of a Restricted Security pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, in each case in accordance with the provisions of Section 2.6, as applicable:

                    (i) in the case of any Restricted Security that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Restricted Security for a Definitive Note that does not bear the legends required by subsection (a) above and rescind any restriction on the transfer of such Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer is being made in reliance on Rule 144 or pursuant to an effective registration statement, as applicable; and

                    (ii) in the case of any Restricted Security represented by a Global Note, such Restricted Security shall not be required to bear the legends required by subsection (a) above, provided, that with respect to any request for an exchange of a Restricted Security that is represented by a Global Note for a Definitive Note that does not bear the legends required by subsection (a) above, which request is made in reliance upon Rule 144 or pursuant to an effective registration statement, as applicable, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 or pursuant to an effective registration statement, as applicable.

          Section 2.14 Deposit of Moneys.

          Subject to Section 3.5, prior to 11:00 a.m. (New York, New York time) on each date on which the principal of, premium, if any, and interest on the Notes are due, the Issuer shall deposit with the Trustee or Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such date in a timely manner which permits the Trustee or such Paying Agent to remit payment to the Holders on such date.

          Any money deposited with the Trustee or any Paying Agent, or received by the Trustee or Paying Agent pursuant to Section 3.5 or ARTICLE IX, or then held by the Issuer, in trust for the payment of the principal of (and premium, if any), or interest, if any, on the Notes and remaining unclaimed for two years after such principal (and premium, if any), or interest, if any, has become due and payable shall be paid to the Issuer upon its written request (unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law), or (if then held by the Issuer) shall be discharged from such trust; and the Holder

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of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (unless the Issuer has remitted required moneys or property to the appropriate governmental authority under any applicable escheat or abandoned or unclaimed property laws, or has otherwise been discharged under such laws or laws of similar applicability, in which case such Holder shall look solely to its remedies (if any) under such laws and not to the Issuer), and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York or mailed to Holders entitled to such notice, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

          Section 2.15 CUSIP Numbers.

          The Issuer in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                  ARTICLE III

                                   REDEMPTION

          Section 3.1 Notices to Trustee.

          If the Issuer elects or is required to redeem Notes pursuant to
Section 3.7 or Section 3.8, it shall furnish to the Trustee, at least forty-five
(45) days but not more than sixty (60) days before a redemption date, an Officers' Certificate setting forth (a) the clause of Section 3.7 pursuant to which the redemption shall occur, if any, (b) the redemption date, (c) the principal amount of Notes to be redeemed and (d) the redemption price.

          Section 3.2 Selection of Notes to Be Redeemed.

          If less than all the Notes are to be redeemed pursuant to Section 3.7, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, pro rata, by lot or by such method as the Trustee deems to be fair and appropriate; provided, that Notes in denominations of $1,000 or less may not be redeemed in part; provided, further, that with respect to a Global Note selection of the portion of the Global Note to be redeemed shall be done by the DTC. The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected for

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redemption shall be in amounts of $1,000 or whole multiples of $1,000.
Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

          Section 3.3 Notice of Redemption.

          At least thirty (30) days but not more than sixty (60) days before a redemption date, the Issuer shall mail a notice of redemption by first class mail to each Holder whose Notes are to be redeemed at such Holder's registered address. The notice shall identify the Notes to be redeemed and shall state:

          (a) the redemption date;

          (b) the redemption price;

          (c) if any Note is being redeemed in part only, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon cancellation of the original Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued;

          (d) the name and address of the Paying Agent;

          (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (f) that, unless the Issuer defaults in making such redemption payment, interest on Notes or portions of Notes called for redemption shall cease to accrue on and after the redemption date;

          (g) the paragraph of the Notes and/or the section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (h) the CUSIP number (if any) of the Notes to be redeemed.

          At the Issuer's request, the Trustee shall give the notice of redemption in the name of the Issuer and at the Issuer's expense; provided that the Issuer shall deliver to the Trustee at least thirty-five (35) days (unless a shorter period is acceptable to the Trustee) prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

          Section 3.4 Effect of Notice of Redemption.

          Once notice of redemption has been mailed to the Holders in accordance with Section 3.3, Notes called for redemption become due and payable on the redemption date at the redemption price, including any premium plus accrued and unpaid interest through the redemption date stated in the notice of redemption. At any time prior to the mailing of a notice of redemption to the Holders pursuant to Section 3.3, the Issuer may withdraw, revoke or rescind

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any notice of redemption delivered to the Trustee without any continuing obligation to redeem the Notes as contemplated by such notice of redemption.

          Section 3.5 Deposit of Redemption Price.

          At or before 10:00 a.m. on the redemption date, the Issuer shall deposit with the Trustee (to the extent not already held by the Trustee) or with the Paying Agent immediately available funds in an amount sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall return to the Issuer any funds deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

          Interest on the Notes to be redeemed shall cease to accrue on the applicable redemption date, regardless of whether such Notes are presented for payment, if the Issuer makes or deposits the redemption payment in accordance with this Section 3.5. If any Note called for redemption shall not be paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes.

          Section 3.6 Notes Redeemed in Part.

          Upon surrender of a Note that is redeemed in part, the Issuer shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered upon cancellation of the original Note; provided, that each such new Note will be in a principal amount of $1,000 or integral multiple thereof.

          Section 3.7 Optional Redemption.

          The Notes are not redeemable at the Issuer's option prior to January 16, 2006. Thereafter, the Notes will be subject to redemption at the option of the Issuer, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, thereon, if any, to the applicable redemption date, if redeemed as set forth below.

                                                                      Percentage
                                                                      ----------
On or after January 16, 2006 through January 15, 2007..............    108.000%
January 16, 2007 through January 15, 2008..........................    106.000%
January 16, 2008 through January 15, 2009..........................    103.000%

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          Section 3.8 Mandatory Redemption.

          (a) Except as set forth in Section 5.15 and Section 5.19 and as set forth in clause (b) below, the Issuer shall not be required to make mandatory redemption payments with respect to the Notes. The Notes shall not have the benefit of any sinking fund.

          (b) When the Net Cash Proceeds (excluding Reinvestment Proceeds) received by the Issuer and the Restricted Subsidiaries (other than DHD, PANY or their Subsidiaries so long as such Person is not required to be a Subsidiary Guarantor, provided that if such Net Cash Proceeds are received by PANY or its Subsidiaries and used to pay the PANY Loan Agreement in full, the remaining Net Cash Proceeds shall be subject to this provision) from one or more Recovery Events exceeds $5,000,000, the Issuer shall, within thirty (30) days after the end of the 180-day period referred to in the definition of "Recovery Event", apply all such Net Cash Proceeds (1) first, to permanently reduce the principal amount outstanding, together with interest thereon, under the Senior Credit Agreement, without premium or penalty (other than breakage costs, if any), (2) second, to the extent of any remaining Net Cash Proceeds, to make an Offer to Purchase outstanding Notes at one hundred percent (100%) of their principal amount plus accrued and unpaid interest thereon to the Payment Date, and (3) third, to the extent of any remaining Net Cash Proceeds following the completion of the foregoing, to any other use as determined by the Issuer which is not otherwise prohibited by the Indenture. Notwithstanding the foregoing, if EFILM or any Subsidiary of EFILM receives any Net Cash Proceeds from any Recovery Event, such Net Cash Proceeds shall be deemed not to have been received by the Issuer or any of the Restricted Subsidiaries for purposes of this Section 3.8 except to the extent actually received by the Issuer or any Subsidiary Guarantor in the form of cash dividends or cash distributions.

          Section 3.9 Taxes.

          (a)  Payment of Taxes.

               (i) Any and all payments made by the Issuer hereunder or under any Note shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future income or other taxes, levies, imposts, duties, fees, deductions, charges, withholdings, and all stamp or documentary taxes, excise taxes, ad valorem taxes and other taxes imposed on the value of the Property or any Note, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, which arise from the execution, delivery or registration, or from payment or performance under, or otherwise with respect to, any of the Transaction Documents or the Notes, and all other liabilities with respect thereto, excluding, in the case of each Holder, Trustee and Collateral Trustee, (A) taxes imposed on its income, capital, receipts, property, profits or gains, and franchise taxes imposed on it by the Governmental Authority of any jurisdiction or any political subdivision thereof or therein as a result of a present or former connection between such Holder, Trustee, or Collateral Trustee and the jurisdiction of the Governmental Authority or any political subdivision thereof or therein (other than any such connection arising solely from such Holder, Trustee or Collateral Trustee having executed, delivered or performed its obligations or received a payment

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     under, or enforced, any of the Transaction Documents), (B) any taxes that are attributable to such Holder's failure to comply with the requirements of Section 3.9(d) but only where such failure causes an exemption or reduction in withholding tax that would otherwise be available to become unavailable, or (C) any withholding taxes imposed on amounts payable to a Holder at the time such Holder becomes a party to this Indenture, except to the extent that such Holder's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Issuer with respect to such Non-Excluded Taxes pursuant to this Section 3.9(a) (all such non-excluded taxes, levies, imposts, duties, deductions, charges, fees, withholdings and liabilities being herein referred to as "Non-Excluded Taxes").

               (ii) If the Issuer shall be required by law to withhold or deduct any Non-Excluded Taxes or Other Taxes (as defined in this Section 3.9) from or in respect of any sum payable hereunder or under any Note or other Transaction Document (A) the sum payable to such Holder, Collateral Trustee or Trustee shall be increased as may be necessary so that after making all required withholding or deductions (including withholding or deductions applicable to additional sums payable under this Section 3.9) such Holder, Trustee or Collateral Trustee receives an amount equal to the sum it would have received had no such withholding or deductions been made, (B) the Issuer shall make such withholding or deductions, and (C) the Issuer shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with applicable law.

               (iii) The Issuer agrees to pay any Non-Excluded Taxes (including but not limited to any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies) which arise from any payment made hereunder or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Indenture or the Notes (all such taxes and levies being referred to in this Section 3.9 as "Other Taxes"). Whenever any Non-Excluded Taxes or Other Taxes are payable by the Issuer, within 30 days thereafter the Issuer shall send to the Trustee for the account of the relevant Holder a certified copy of an original official receipt received by the Issuer showing payment thereof.

          (b) Indemnification. The Issuer agrees to indemnify each Holder, the Collateral Trustee and the Trustee from and against, and reimburse each on demand for, the full amount of all Non-Excluded Taxes and Other Taxes (including, without limitation, any Non-Excluded Taxes and Other Taxes imposed by any Governmental Authority on amounts payable under this Section 3.9 and any additional income or franchise taxes resulting therefrom) imposed upon, incurred or paid by such Holder, Trustee or Collateral Trustee or any of their respective Affiliates and any liability (including penalties, interest, and out-of-pocket expenses paid to third parties) arising therefrom or with respect thereto (whether directly or indirectly), whether or not such Non-Excluded Taxes or Other Taxes were lawfully payable (other than any liability that results from the gross negligence or willful misconduct of the Holders, the Trustee or the Collateral Trustee), and whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. A

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certificate as to any additional amount payable to any Person under this Section
3.9 submitted by it to the Issuer shall, absent manifest error, be final, conclusive and binding upon all parties hereto.

          (c) Refunds and Tax Benefits. If a Holder, Trustee or Collateral Trustee shall become aware that it is entitled to claim a refund from a Governmental Authority in respect of Non-Excluded Taxes or Other Taxes with respect to which the Issuer has paid additional amounts pursuant to this Section 3.9, it promptly shall notify the Issuer of the availability of such refund claim. Upon receipt of a written request from the Issuer, such Holder, Trustee or Collateral Trustee shall use reasonable efforts to file a timely claim to such taxation authority for such refund, solely at the Issuer's expense. If a Holder, Trustee or Collateral Trustee receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) or a permanent net tax benefit in respect of any Non-Excluded Taxes or Other Taxes with respect to which the Issuer has paid additional amounts pursuant to this Section 3.9, it shall within 30 days from the date of such receipt pay over the amount of such refund or permanent net tax benefit to the Issuer, net of all reasonable out-of-pocket expenses of such Holder, Trustee or Collateral Trustee and without interest (other than interest paid by the relevant taxation authority with respect to such refund); provided that the Issuer, upon the request of such Holder, Trustee or Collateral Trustee, agrees to promptly repay the amount paid over to the Issuer (plus penalties, interest and other reasonable charges) to such Holder, Trustee or Collateral Trustee in the event such Holder, Trustee or Collateral Trustee is required to repay such refund to such taxation authority or loses such net tax benefit.

          (d)  Forms and certifications by Non-US Lenders.

               (i) Each Holder that is not a "United States person" as defined in Code Section 7701(a)(30) (a "Non-U.S. Holder") shall deliver to the Issuer two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Holder claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest" a statement substantially in the form of Exhibit G and a Form W-8BEN or, in either case, any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Holder claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Issuer under this Indenture and the other Transaction Documents. Such forms shall be delivered by each Non-U.S. Holder on or before the date it acquires any Note. In addition, each Non-U.S. Holder shall deliver such forms within ten (10) Business Days after receipt of a written notification from the Issuer, Trustee or Registrar that any form previously delivered by such Non-U.S. Holder is invalid or is due to expire or to become obsolete. No Holder shall be treated for purposes of this Indenture, including without limitation for purposes of Section 3.9(a)(i)(C), to have failed to timely deliver any documentation required pursuant to this Section 3.9(d) unless such Holder does not deliver such documentation within such ten (10) Business Day period. Each Non-U.S. Holder shall promptly notify the Issuer at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Issuer (or any other form of certification adopted

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     by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this Section 3.9(d), a Non-U.S. Holder shall not be required to deliver any form pursuant to this Section 3.9(d) that such Non-U.S. Holder is not legally able to deliver.

               (ii) A Holder that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Issuer is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Indenture shall timely deliver to the Issuer (with a copy to the Trustee), such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate; provided, that such Holder is legally entitled to complete, execute and deliver such documentation and in such Holder's reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Holder; provided, further, that such Holder shall not be treated for purposes of this Indenture, including without limitation for purposes of Section 3.9(a)(i)(C), to have failed to timely deliver such documentation to Issuer, unless Holder does not deliver such documentation within ten (10) Business Days after receipt of a written notification from the Issuer, Trustee or Registrar that any documentation previously delivered by such Holder is invalid or due to expire or to become obsolete.

          (e) Cooperation. Each Holder agrees, upon written request from the Issuer, to use reasonable efforts (subject to overall policy considerations of such Holder) to avoid or minimize any amounts that might otherwise be payable by Issuer pursuant to this Section 3.9; provided that such effort shall not impose on any Holder any additional costs or any other economic, legal, regulatory or other disadvantage, as determined in Holder's sole discretion; provided, further, that nothing in this Section 3.9(e) shall affect or postpone any of the obligations of the Issuer or the rights of any Holder pursuant to this Section 3.9.

     This Section 3.9 shall survive termination of this Indenture and Legal Defeasance and Covenant Defeasance.

                                   ARTICLE IV
                           SATISFACTION AND DISCHARGE

          Section 4.1 Satisfaction and Discharge of Indenture.

          This Indenture shall upon written request of the Trustee by Issuer cease to be of further effect with respect to Notes (except as to any surviving rights of registration of transfer, exchange or replacement of such Notes herein expressly provided for), and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such Notes, when

          (a) either

                    (i) all such Notes theretofore authenticated and delivered (other than (1) such Notes which have been destroyed, lost or stolen and which

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          have been replaced or paid as provided in Section 2.7 and (2) such
          Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 2.14) have been delivered to the Trustee for cancellation; or

                    (ii) all such Notes not theretofore delivered to the Trustee for cancellation

                         (1) have become due and payable, or

                         (2) will become due and payable at their Stated
               Maturity within one year, or

                         (3) are to be called for redemption within one year
               under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of (1), or
               (2) above, has deposited or caused to be deposited with the Trustee funds in trust for the purpose an amount of the currency or currencies or currency unit or units in which such Notes are payable sufficient to pay and discharge the entire indebtedness with respect to such Notes not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or applicable redemption date, as the case may be;

          (b) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

          (c) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such Notes have been complied with.

          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee and the Collateral Trustee under
Section 8.7 and to any authenticating agent appointed hereunder, if money shall have been deposited with the Trustee pursuant to Section 4.1(a)(ii), the obligations of the Trustee under ARTICLE VIII and the last paragraph of Section
2.14 shall survive.

          Section 4.2 Application of Trust Money.

          Subject to provisions of the last paragraph of Section 2.14, all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may

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determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money has been deposited with the Trustee.

                                    ARTICLE V
                                    COVENANTS

          Section 5.1 Payment of Notes.

          The Issuer shall pay the principal of, interest, and premium, if any, on the Notes on the dates and in the manner provided in this Indenture and in the Notes.

          The Issuer shall pay interest quarterly in arrears on each Interest Payment Date, commencing March 31, 2004. Interest shall be paid on each Interest Payment Date in an amount equal to the interest accrued for the period beginning from the Issue Date, or from the most recent date to which interest has been paid. All interest due and payable on the Notes shall be paid in cash, except that the Issuer may at its option, make such Payments by check mailed to the address of the Person entitled thereto as it appears in the Register. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

          Principal, premium, if any, and interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Issuer or any Affiliate thereof) holds on that date Payments designated for and sufficient to pay such installment and the Trustee or Paying Agent has not received instructions from the Issuer not to make such payment or is not prohibited from Paying such Payments to the Holders of the Notes pursuant to this Indenture.

          If a Specified Event of Default has occurred, the Notes shall bear interest at a rate per annum equal to two and one-half percent (2.50%) in excess of the interest rate otherwise applicable to the Notes until the date on which such Specified Event of Default is cured or waived in accordance with Section 7.3; the Issuer shall pay interest (including post-petition interest) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

          Section 5.2 Maintenance of Office or Agency.

          The Issuer shall maintain (a) in the City of Wilmington, Delaware, an office or agency, and (b) upon demand by the Majority Holders in the Borough of Manhattan, the City of New York, an office or agency, in each case, where Notes may be surrendered for registration of transfer or exchange, for conversion, for presentation for payment or repurchase of the Notes and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. At the request of the Issuer, said offices or agencies may be the office of an agent appointed by the Trustee for such purpose. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

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          The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the City of Wilmington, Delaware, for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.3.

          Section 5.3 Limitation on Restricted Payments.

          (a) The Issuer shall not, and shall not permit any Restricted Subsidiary (other than EFILM or DHD Ventures), directly or indirectly, to make a Restricted Payment if at the time the Issuer or such Restricted Subsidiary makes such Restricted Payment: either

               (1) a Default or Event of Default shall have occurred and be continuing (or would result therefrom); or

               (2) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date (the amount of any such Restricted Payment, if other than cash, as determined in good faith by the Issuer, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors of the Issuer or an Officers' Certificate, delivered to the Trustee prior to the making of such Restricted Payment) would exceed the sum, without duplication, of:

                    (A) fifty percent (50%) of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Notes are originally issued to the end of the most recent fiscal quarter for which financial statements are publicly available prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus one hundred percent (100%) of such deficit);

                    (B) The aggregate net cash proceeds received by the Issuer from the issuance or sale, subsequent to the Issue Date, of its Capital Stock (other than Disqualified Stock), cash capital contributions made to the Issuer on or after the Issue Date and Indebtedness of the Issuer that has been converted into or exchanged for its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Restricted Subsidiary and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Issuer or any of its Subsidiaries for the benefit of their employees);

                    (C) the aggregate net cash proceeds received by the Issuer from the issue or sale of its Capital Stock (other than Disqualified Stock) to an

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          employee stock ownership plan subsequent to the Issue Date; provided, however, that if such employee stock ownership plan incurs any Indebtedness, such aggregate amount of Net Cash Proceeds shall be limited to an amount equal to any increase in the consolidated net worth of the Issuer resulting from principal repayments made by such employee stock ownership plan with respect to Indebtedness incurred by it to finance the purchase of such Capital Stock; and

                    (D) to the extent than an Investment (other than a Permitted Investment) made by the Issuer or a Restricted Subsidiary subsequent to the Issue Date has theretofore been included in the calculation of the amount of Restricted Payments, the aggregate cash repayments to the Issuer or a Restricted Subsidiary of such Investment to the extent not included in Consolidated Net Income of the Issuer.

          (b) Section 5.3(a) shall not prohibit:

                    (i) any Restricted Payment made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Issuer (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Issuer or an employee stock ownership plan or to a trust established by the Issuer or any of its Subsidiaries for the benefit of their employees); provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) to the extent used to make such Restricted Payment, the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under Section 5.3(a)(2)(B);

                    (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of the Existing Senior Subordinated Securities made by exchange for, or out of the proceeds (after giving effect to the Issuer's purchase of all Notes tendered for purchase by Holders electing to have their Notes purchased pursuant to the Offer to Purchase required in Section 5.19) of the substantially concurrent sale of, Capital Stock (other than Disqualified Stock); provided, however, that the amount of any such Net Cash Proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from the calculation of amounts under Section 5.3(a)(2)(B);

                    (iii) dividends paid within sixty (60) days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 5.3; provided, however, that such dividends shall be included in the calculation of the amount of Restricted Payments;

                    (iv) dividends or distributions by a Restricted Subsidiary to the holders of its Capital Stock on a pro rata basis; provided, however, that the portion of such dividends and distributions made to the Issuer or a Restricted

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          Subsidiary shall be excluded in the calculation of the amount of
          Restricted Payments;

                    (v) any purchase, defeasance, redemption, repurchase or other acquisition or retirement for value of the Existing Senior Subordinated Securities with the net cash proceeds from an Incurrence of Refinancing Indebtedness thereof;

                    (vi) mandatory dividends and distributions in respect of Disqualified Stock or other Preferred Stock to the extent the Issuance of such Disqualified Stock or Preferred Stock was permitted by Section 5.17; provided, that to the extent permitted under the terms of such Disqualified Stock or Preferred Stock, such dividends and distributions shall be paid in kind rather than in cash; provided, however, that such dividends and distributions shall be included in the calculation of the amount of Restricted Payments;

                    (vii) any purchase of the Existing Senior Subordinated Securities pursuant to the "Change of Control" provisions thereof (as in effect on the Issue Date) and any purchase of any other Subordinated Obligations pursuant to an option given to a holder of such Subordinated Obligations pursuant to a "Change of Control" covenant which is no more favorable to the holders of such Subordinated Obligations than the provisions of this Indenture relating to a Change of Control are to Holders as determined in good faith by the Board of Directors, the determination of which shall be evidenced by a resolution adopted by such Board of Directors; provided, however, that (A) no such purchases shall be permitted prior to the time when the Issuer shall have purchased all Notes tendered for purchase by Holders electing to have their Notes purchased pursuant to Section 5.15 and (B) the amount of such purchases shall be excluded from the calculation in the amount of Restricted Payments;

                    (viii) so long as no Specified Event of Default has occurred and is continuing, any repayment of the Indebtedness under the Mafco Line of Credit; and

                    (ix) Panavision Canada Holdings, Inc. may repurchase stock options issued by it or outstanding shares issued by it from time to time as required pursuant to that certain Employee Share Purchase & Shareholders Agreement, dated January 20, 1995, among Panavision International, L.P., Panavision Canada Holdings, Inc. and certain management employees thereof, as amended November 25, 1998, and as further amended July 5, 2002, in an amount up to but not exceeding $1,250,000 in the aggregate through December 31, 2004, and $2,500,000 in the aggregate through December 31, 2005.

          (c) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to

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the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this Section 5.3 shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an Independent Financial Appraiser if the fair market value exceeds $5,000,000. Not later than the date of making any Restricted Payment, the Issuer shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 5.3 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

          (d) The Issuer or any Restricted Subsidiary may take actions to make a Restricted Payment in anticipation of the occurrence of any of the events described in Section 5.3(b); provided, however, that the making of such Restricted Payment shall be conditional upon the occurrence of such event.

          Section 5.4 Corporate Existence.

Except as otherwise provided in Article VI, the Issuer and each of the Restricted Subsidiaries shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any such Subsidiary and (ii) all other material rights (charter and statutory), licenses, permits, approvals and governmental franchises of the Issuer and each Subsidiary; provided, however, that the Issuer and the Restricted Subsidiaries shall not be required to preserve any such existence, right, license or franchise under clause (i) (with respect to Non-Guarantor Subsidiaries only) or under clause (ii), if the Board of Directors of the Issuer shall determine that the preservation thereof is no longer in the interest of the Issuer and the Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

          Section 5.5 Payment of Taxes and Other Claims.

          The Issuer shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

          Section 5.6 EBITDA.

          EBITDA for the Issuer and its Subsidiaries for any period of four consecutive quarters, measured as of the end of each quarter, shall not be less than $50,000,000.

          Section 5.7 Senior Credit Facility Payments.

          The Issuer shall make permanent principal reductions of the "Term Loans" under the Senior Credit Facility in an amount not less than (a) $1,250,000 in each fiscal quarter of

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2004, (b) $1,875,000 in each fiscal quarter of 2005, and (c) $2,500,000 in each fiscal quarter thereafter; provided, that any mandatory prepayments of "Term Loans" required under the Senior Credit Agreement with respect to any Applicable Net Proceeds Event or under Section 3.8(b) or Section 5.19 of this Indenture shall not be included in the calculation of the foregoing.

          Section 5.8 Default Notices and Compliance Certificates.

          (a) The Issuer shall deliver to the Trustee, within one hundred five
(105) days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officer with a view to determine whether each has observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such officer signing such certificate, that (i) no Default or Event of Default has occurred and is continuing (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action each is taking or proposes to take with respect thereto), (ii) to the best of his or her knowledge, the Issuer and each Restricted Subsidiary has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Indenture and the other Transaction Documents to which it is a party to be observed, performed or satisfied by it, and (iii) that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer is taking or proposes to take with respect thereto. For purposes of this paragraph, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

          (b) So long as not contrary to the then generally accepted auditing and accounting standards, the year-end financial statements delivered pursuant to Section 5.9 shall be accompanied by a written statement of the independent public accountants of the Issuer (which shall be a firm of established national reputation reasonably satisfactory to the Trustee) which states that in making the examination necessary for certification of such financial statements nothing came to their attention that caused them to believe that the Issuer failed to comply with the terms, covenants, provisions or conditions of Section 5.6 or
Section 5.7 except as specified in such certificate, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) So long as any of the Notes are outstanding, the Issuer shall deliver to the Trustee forthwith upon any officer becoming aware of (i) any Default or Event of Default or (ii) any event of default under any mortgage, indenture or instrument referred to in Section 7.1(a)(v), an Officers' Certificate specifying such Default, Event of Default or other event of default and what action the Issuer is taking or proposes to take with respect thereto.

          Section 5.9 Commission Reports.

          (a) The Issuer shall file with the Trustee and provide, or cause the Trustee to provide, Holders of Notes, within fifteen (15) days after the Issuer files with, or furnishes to, the Commission, copies of its annual report and of the information, documents and other reports (or

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copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Issuer is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or is required to furnish to the Commission pursuant to Section 5.9(b). The Issuer shall also comply with the other provisions of TIA Section 314(a).

          (b) Notwithstanding that the Issuer may not be required to remain subject to the reporting requirements of Section 13 or l5(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the Issuer shall file with, or furnish to, the Commission (i) within ninety (90) days after the end of each fiscal year (or such shorter period as the Commission may in the future prescribe), annual reports on Form 10-K (or any successor form) containing the information required to be contained therein (or required in such successor form), including annual financial statements audited by a nationally recognized independent public accounting firm with respect to such year and prepared in accordance with GAAP and all applicable exhibits, (ii) within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year (or such shorter period as the Commission may in the future prescribe), reports on Form 10-Q (or any successor form) containing the information required to be contained therein prepared in accordance with GAAP, and (iii) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K (or any successor form) containing the information required to be contained therein.

          (c) So long as is required for an offer or sale of the Notes to qualify for an exemption under Rule 144A, the Issuer (and the Subsidiary Guarantors) shall, upon written request, provide the information required by clause (d)(4) thereunder to each Holder and to each beneficial owner and prospective purchaser of Notes identified by any Holder of Restricted Securities.

          Section 5.10 Waiver of Stay, Extension or Usury Laws.

          The Issuer and each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuer from paying all or any portion of the principal of, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Collateral Documents; and (to the extent that it may lawfully do so) the Issuer and each Restricted Subsidiary hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power granted to the Trustee herein and in the Collateral Documents, but will suffer and permit the execution of every such power as though no such law had been enacted.

          Section 5.11 Amendment to Certain Agreements.

          Neither the Issuer nor any Restricted Subsidiary shall (a) enter into or consent to any amendment, supplement or other modification of (i) this Indenture except as permitted under ARTICLE X hereof or (ii) the Collateral Documents except as permitted under the Intercreditor

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Agreement, or following the termination of the Intercreditor Agreement, ARTICLE
X hereof, (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Existing Senior Subordinated Securities or the Mafco Line of Credit (other than any such amendment, modification, waiver or other change which (i) (x) would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon and are otherwise no less favorable to the Holders (including without limitation the subordination provisions thereof), or (y) would not have an adverse effect on the Holders), and (ii) with respect to the Mafco Line of Credit does not involve the payment of a consent fee, and (c) amend, restate, supplement, modify, waive or otherwise change or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Credit Facility in any manner prohibited by the Intercreditor Agreement.

          Without the prior written consent of the Majority Holders, neither the Issuer nor any Restricted Subsidiary shall agree to any amendment or modification of, or supplement to the Senior Credit Facility, the effect of which is to: (i) prohibit payments in respect of the Note Obligations that are otherwise permitted under the terms of the Senior Credit Agreement, as in effect on the date hereof; (ii) increase the level of fees and interest by more than two percent (2.0%) above the rate otherwise applicable under the Senior Credit Agreement as in effect on the date hereof; or (iii) make the Stated Maturity of the Senior Credit Agreement earlier than as set forth in the Senior Credit Agreement as of the date hereof.

          Section 5.12 Limitation on Liens.

          The Issuer shall not, and shall not permit any of its Restricted Subsidiaries (other than EFILM and DHD Ventures) to, directly or indirectly, Incur or suffer to exist any Lien of any nature whatsoever upon or with respect to:

               (1) any of its properties other than the Collateral (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, other than Permitted Liens, without effectively providing that the Notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured, except that each Foreign Subsidiary may Incur or suffer to exist any Lien permitted pursuant to clause (q) of the definition of "Permitted Lien"; or

               (2) any Collateral other than Permitted Liens.

          The Issuer shall cause this Indenture and the Collateral Documents, including all necessary financing statements, notifications of secured transactions and other assurances or instruments to be properly recorded, registered and filed and to be kept, recorded, registered and filed in such manner and in such places as may be required by law and shall take all such other actions as may be required in order to make effective the security interests intended to be created in connection with this Indenture. The Issuer shall furnish to the Trustee the Opinions of Counsel required by Section 12.2 to confirm such action.

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          Section 5.13 Books, Records, Access; Confidentiality.

          (a) The Issuer shall, and shall cause each of its Restricted Subsidiaries to, (i) maintain its books and records in conformity with GAAP,
(ii) permit authorized representatives jointly designated by the Trustee, the Collateral Trustee, and the Initial Holders to visit and inspect the Properties of the Issuer or its Subsidiaries, and any or all books, records and documents in the possession of the Issuer relating to the Collateral, including the records, logs, and other similar materials and to make copies and take extracts therefrom and to visit and inspect the Collateral, all upon reasonable notice and at such reasonable times during normal business hours, but such authorized representatives must conduct such inspections at the same time and no more than once during each fiscal quarter unless an Event of Default has occurred and is continuing, and (iii) permit the authorized representatives of any Independent Financial Advisor or any Initial Holder to visit and inspect the Properties, books, records and documents described in clause (ii), at such times and to such extent as may be necessary to allow timely completion of any Independent Financial Advisor's Certificate to be prepared by such Independent Financial Advisor.

          Section 5.14 Security Interests.

          (a) The Issuer and its Subsidiary Guarantors shall perform any and all acts and execute any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement or other statement) for filing under the provisions of the applicable Uniform Commercial Code and the rules and regulations thereunder or any other statute, rule or regulation of any applicable federal, state or local jurisdiction, which are necessary or advisable, from time to time, in order to grant and maintain in favor of the Collateral Trustee for the benefit of the Holders a valid, perfected Lien on the Collateral prior to all Liens other than Permitted Liens. To the extent that after the Issue Date the Issuer or any Restricted Subsidiary grants a Lien in favor of the Bank Agent with respect to any Property not constituting Collateral as of the date hereof, the Issuer shall notify the Collateral Trustee, and, upon the request of the Collateral Trustee, the Issuer and the Subsidiary Guarantors, as applicable, shall execute and deliver collateral documents in favor of the Collateral Trustee in substantially similar form and substance to such collateral documents executed and delivered in favor of the Bank Agent with respect to such Property, and thereafter such Property shall constitute "Collateral" hereunder and under the Collateral Documents.

          (b) The Issuer and the Subsidiary Guarantors shall deliver or cause to be delivered to the Trustee from time to time such other documentation, consents, authorizations, approvals and orders in form and substance satisfactory to the Trustee as it shall deem reasonably necessary or advisable to perfect or maintain the Liens for the benefit of the Holders.

          (c) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $1,000,000 acquired after the date hereof by the Issuer or any Subsidiary Guarantor (other than any such real property subject to a Lien described in clause (o) of the definition of Permitted Lien), promptly (i) to the extent a mortgage is delivered in favor of the holders of the First Lien (as defined in the Intercreditor Agreement), the Issuer or such Subsidiary Guarantor shall promptly execute and deliver (A) a mortgage in

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substantially similar form and substance for the benefit of the Holders, covering such real property, prior to all Liens other than any Lien in favor of the Bank Agent as set forth in the Intercreditor Agreement, and (B) with respect to all other documents delivered to the Bank Agent in connection therewith, substantially similar documents in each case, in favor of the Collateral Trustee, or (ii) if the First Lien Termination Date has occurred or if prior to the First Lien Termination Date the Issuer or a Subsidiary Guarantor acquires real property of the type described above and the Bank Agent determines not to take a mortgage on such property, (A) execute and deliver a mortgage in form and substance satisfactory to and in favor of the Collateral Trustee, for the benefit of the Holders, covering such real property, prior to all Liens other than any Lien in favor of the Bank Agent as set forth in the Intercreditor Agreement, (B) if requested by the Collateral Trustee, provide the Holders with
(x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real estate (or such other amount as shall be reasonably specified by the Collateral Trustee) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Collateral Trustee in connection with such mortgage or deed of trust, each of the foregoing in form and substance reasonably satisfactory to the Collateral Trustee and (C) if requested by the Collateral Trustee, deliver to the Collateral Trustee legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Trustee.

          Section 5.15 Repurchase of Notes Upon a Change in Control.

          (a) In the event that there shall occur a Change in Control, the Issuer shall make an Offer to Purchase all of the outstanding Notes, at a purchase price (expressed as percentages of principal amount of the Notes outstanding) set forth below, plus accrued and unpaid interest to and including the repurchase date (a "Change in Control Offer").

                                                                      Percentage
                                                                      ----------
On or after the Issue Date through January 15, 2007................    108.000%

January 16, 2007 through January 15, 2008..........................    106.000%

January 16, 2008 through January 15, 2009..........................    103.000%

The right to require such repurchase of Notes shall not continue after a discharge of the Issuer from its obligations with respect to the Notes in accordance with ARTICLE IX.

          (b) The Issuer shall commence such Change in Control Offer within forty-five (45) days after the occurrence of a Change in Control.

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          Section 5.16 Restrictions on Becoming an Investment Company.

          The Issuer shall not become an investment company within the meaning of the Investment Company Act of 1940 as such statute and the regulations thereunder and any successor statute or regulations thereto may from time to time be in effect.

          Section 5.17 Limitation on Indebtedness.

          Neither the Issuer nor the Restricted Subsidiaries shall Incur, directly or indirectly, any Indebtedness; provided, that the Issuer and the Restricted Subsidiaries may Incur any or all of the following Indebtedness:

          (a) Indebtedness under the Senior Credit Facility not to exceed (i) $135,600,000 plus the aggregate face amount of the Existing Letters of Credit then outstanding and issued thereunder, less (ii) all principal payments required to be made from and after the Issue Date under the terms of the Senior Credit Facility or this Indenture, including, but not limited to, payments made pursuant to Section 2.3 and 2.6 of the Senior Credit Agreement and payments made pursuant to Section 5.19, but excluding repayments of a revolving credit facility not resulting in a permanent reduction of commitments thereunder plus
(iii) with respect to any Senior Credit Facility other than the original Senior Credit Facility, reasonable legal fees and expenses and other reasonable transaction costs related to any refinancing of such Senior Credit Facility, in an amount not to exceed $1,000,000;

          (b) (i) Indebtedness of the Issuer owed to and held by a Subsidiary,
(ii) Indebtedness of a Subsidiary Guarantor owed to and held by the Issuer or a Subsidiary, (iii) Indebtedness of a Non-Guarantor Subsidiary owed to and held by a Non-Guarantor Subsidiary, or (iv) Indebtedness of any Non-Guarantor Subsidiary that is owed to and held by the Issuer or a Subsidiary Guarantor; provided, the aggregate principal amount at any time outstanding owed by all Non-Guarantor Subsidiaries to the Issuer and the Subsidiary Guarantors, together with Investments in such Non-Guarantor Subsidiaries permitted under clause (i)(B) of the definition of "Permitted Investment" that are not Indebtedness and only to the extent such Investments have not been repaid in cash, shall not at any time exceed $15,000,000; provided, further that (x) any Indebtedness of any Non-Guarantor Subsidiary (other than PANY or any of its Subsidiaries for so long as PANY is not required to be a Subsidiary Guarantor hereunder) held by the Issuer or a Subsidiary Guarantor shall not be designated as subordinated to any other Indebtedness of such Non-Guarantor Subsidiary and shall be evidenced by a promissory note pledged to the Collateral Trustee under the Collateral Documents, provided that such Indebtedness may be designated as subordinated to the extent deemed necessary, in the reasonable business judgment of the Issuer or such Subsidiary Guarantor, to deliver a comfort letter with respect to such Non-Guarantor Subsidiary; and (y) at any time a Default or Event of Default has occurred and is continuing Indebtedness may only be incurred by a Non-Guarantor Subsidiary from the Issuer or a Subsidiary Guarantor in the ordinary course of business consistent with past practices in an amount not to exceed an additional $2,500,000 after such Default or Event of Default has occurred and is continuing and in no event to exceed the aggregate amount set forth in clause (x) above;

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          (c) the Indebtedness evidenced by and payable with respect to the
Notes;

          (d) Indebtedness outstanding on the Issue Date listed on Schedule II attached hereto (other than Indebtedness described in Section 5.17(a), (c), (f) or (l));

          (e) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 5.17(a), (b), (c) or (d) (other than Refinancing Indebtedness of the Indebtedness under the PANY Loan Agreement);

          (f) Indebtedness under the Mafco Line of Credit;

          (g) to the extent permitted by Section 7.2 of the Senior Credit Agreement, Indebtedness (A) in respect of performance, surety, appeal or similar bonds provided in the ordinary course of business, and (B) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Issuer or any of the Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets of the Issuer or any of the Restricted Subsidiaries, including all or any interest in any Restricted Subsidiary, and not exceeding the gross proceeds therefrom, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary or any of the Restricted Subsidiaries for the purpose of financing such acquisition;

          (h) the Guarantee by the Issuer or any Restricted Subsidiary of Indebtedness of the Issuer or any Subsidiary Guarantor that was permitted by another provision of this Section 5.17;

          (i) Indebtedness under Hedging Obligations entered into by the Issuer or a Restricted Subsidiary for the purpose of (A) limiting or hedging interest rate risk in the ordinary course of the financial management of the Issuer or such Restricted Subsidiary and not for speculative purposes or (B) limiting or hedging currency exchange risks in the ordinary course of business and not for speculative purposes;

          (j) Following the Issue Date, Indebtedness of a Restricted Subsidiary incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Issuer (other than Indebtedness incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of the Issuer or was acquired by the Issuer) so long as the aggregate principal amount of all such Indebtedness permitted under this clause (j) does not exceed $7,500,000;

          (k) Capital Lease Obligations and Purchase Money Indebtedness in an aggregate principal amount at any time outstanding not to exceed $10,000,000;

          (l) Indebtedness of Foreign Subsidiaries in an aggregate principal amount outstanding at any time not to exceed $4,000,000;

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          (m) EFILM and DHD Ventures may incur Indebtedness from Persons other than the Issuer and any other Restricted Subsidiary;

          (n) unsecured Subordinated Obligations (in addition to Indebtedness permitted pursuant to the foregoing clauses (a) through (m) issued by the Issuer or any Subsidiary Guarantor), provided that such Subordinated Obligations shall have a maturity date ending no earlier than 180 days after the maturity date of the Notes; and

          (o) Indebtedness of the Issuer to an issuing lender relating to any letter of credit replacing any Existing Letter of Credit, provided that the aggregate face amount of such letters of credit together with the face amount of any Existing Letters of Credit outstanding under the Senior Credit Facility shall not exceed $562,360.

          Notwithstanding the foregoing, neither the Issuer nor any Restricted Subsidiary shall Incur any Indebtedness pursuant to the foregoing clause (e) with respect to the foregoing clause (d) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless the Indebtedness so Incurred shall be subordinated to the Notes, to at least the same extent as such Subordinated Obligations.

          Section 5.18 Limitation on Distributions from Restricted Subsidiaries.

          The Issuer shall not, and shall not permit any Restricted Subsidiary (other than EFILM and DHD Ventures) to create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Issuer or a Restricted Subsidiary or pay any Indebtedness owed to the Issuer or a Restricted Subsidiary, (b) make any loans or advances to the Issuer or any Restricted Subsidiary or (c) transfer any of its Property to the Issuer or any Restricted Subsidiary except:

               (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date set forth on Schedule III attached hereto, including without limitation, the Senior Credit Facility and the PANY Loan Agreement;

               (ii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness or Preferred Stock Incurred pursuant to an agreement referred to in clause (i) of this Section 5.18 or this clause (ii) or contained in any amendment to an agreement referred to in clause (i) of this Section 5.18 or this clause (ii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are in the aggregate no less favorable to the Holders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements, as determined in good faith by the Board of Directors, the determination of which shall be evidenced by a resolution of the Board of Directors;

               (iii) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for a sale or disposition which is not prohibited

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     under Section 5.19 of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

               (iv) any encumbrances and restrictions existing under or by reason of applicable law or regulation; and

               (v) any encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease.

          Nothing contained in this Section 5.18 shall prevent the Issuer or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in Section 5.12 or (2) restricting the sale or other disposition of Property of the Issuer or any of its Restricted Subsidiaries that secures the Senior Credit Facility or any Indebtedness permitted under Section 5.17(j), Section 5.17(k) or Section 5.17(l).

          Section 5.19 Limitation on Sales of Assets and Subsidiary Stock.

          (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition (other than a Specified Disposition) unless:

               (1) the Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration) of the Capital Stock and Property subject to such Asset Disposition, as determined in good faith by the Board of Directors, the determination of which shall be evidenced by a resolution of the Board of Directors (including as to the value of all non-cash consideration) delivered to the Trustee, provided, that if the Net Cash Proceeds from any Asset Disposition are in excess of $5,000,000, the Board of Directors' determination must be based upon an opinion or appraisal issued by an Independent Financial Appraiser; and

               (2) at least eighty percent (80%) of the consideration thereof received by the Issuer or such Restricted Subsidiary is in the form of cash or Cash Equivalents or the assumption by the transferee of liabilities (as shown on the Issuer's or such Restricted Subsidiary's most recent balance sheet) of the Issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guaranty) that are assumed by a customary novation agreement that releases the Issuer or such Restricted Subsidiary from further liability.

The amount of such Net Cash Proceeds from any Asset Disposition permitted pursuant to Section 5.19(a) constitutes "Excess Proceeds." Notwithstanding the foregoing, if EFILM or any Subsidiary of EFILM receives any Net Cash Proceeds from any Asset Disposition other than an Asset Disposition with respect to Non-Core Assets, such Net Cash Proceeds shall be deemed not to have been received by the Issuer or any of its Restricted Subsidiaries for purposes of this Section 5.19 except to the extent such Net Cash Proceeds are actually received by the Issuer or any Subsidiary Guarantor in the form of cash dividends or cash distributions.

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          (b) When the aggregate cumulative amount of Excess Proceeds exceeds
$5,000,000, the Issuer shall apply (i) all such Excess Proceeds with respect to an Asset Disposition (x) first, to permanently retire the principal amount outstanding under the Senior Credit Facility, together with interest thereon, and cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or repurchased under the Senior Credit Facility, without premium or penalty, (y) second, to the extent of any remaining Excess Proceeds, to make an Offer to Purchase Notes at the percentage set forth in the table below of their principal amount plus accrued and unpaid interest thereon to the Payment Date, and (z) third, to the extent of any remaining Excess Proceeds following the completion of the Offer to Purchase, to any other use as determined by the Issuer which is not otherwise prohibited by the Indenture.

                                                                      Percentage
                                                                      ----------
On or after the Issue Date through January 15, 2007................    108.000%

January 16, 2007 through January 15, 2008..........................    106.000%

January 16, 2008 through January 15, 2009..........................    103.000%

Upon the completion of an Offer to Purchase pursuant to paragraph (b), the amount of Excess Proceeds shall be reset to zero.

          Section 5.20 Limitation on Affiliate Transactions.

          (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, enter into any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or employee compensation arrangements) with any Affiliate of the Issuer, director or member of senior management of the Issuer or any Affiliate thereof (an "Affiliate Transaction") unless the terms thereof (1) are no less favorable to the Issuer or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate and (2) if such Affiliate Transaction involves an amount in excess of $5,000,000 (i) are set forth in writing and (ii) have been approved by a majority of the members of the Board of Directors who are deemed disinterested in such Affiliate Transaction. If such Affiliate Transaction involves an amount in excess of $10,000,000, a fairness opinion must be obtained from an Independent Financial Appraiser with respect to the financial terms of such Affiliate Transaction.

          (b) The provisions of the foregoing paragraph (a) shall not prohibit or apply to:

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               (1) any Permitted Investment or Restricted Payment permitted to be paid pursuant to Section 5.3;

               (2) any transaction contemplated by the Tax Sharing Agreement;

               (3) any Affiliate Transaction between the Issuer and a Restricted Subsidiary or between Restricted Subsidiaries;

               (4) any transaction pursuant to which Mafco Holdings or Parent will provide the Issuer and its Subsidiaries at their request and at the cost to Mafco Holdings or Parent with certain allocated services to be purchased from third party providers, such as legal and accounting services, insurance coverage and other services;

               (5) any transaction between the Issuer or a Restricted Subsidiary and its own employee stock option plan;

               (6) the transactions described in Sections 5.1(b), (d) and (e) of the Senior Credit Agreement, as in effect on the date hereof; or

               (7) the transactions set forth on Schedule VI attached hereto.

          (c) Notwithstanding anything in the foregoing to the contrary, the Issuer and the Restricted Subsidiaries shall not pay Mafco Holdings or any other Affiliate more than an aggregate of $500,000 annually with respect to management fees; provided, that no such management fees may be paid at any time a Default or Event of Default has occurred and is continuing.

          Section 5.21 Limitation on Sale/Leaseback Transactions.

          The Issuer shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any Property.

                                   ARTICLE VI
                       MERGER AND CONSOLIDATION PROHIBITED

          Section 6.1 Merger and Consolidation of Issuer or Restricted
                      Subsidiary.

          Neither the Issuer nor any Restricted Subsidiary shall enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or sell, lease, transfer or otherwise dispose of all or substantially all of its Property (in each case, whether in one transaction or a series of related sales, leases, transfers or dispositions) except:

          (a) any Restricted Subsidiary may be merged or consolidated with or into the Issuer (provided that the Issuer shall be the continuing and surviving Person), any Subsidiary Guarantor may be merged or consolidated with or into another Subsidiary Guarantor, any Non-Guarantor Subsidiary may be merged or consolidated with or into a Subsidiary Guarantor

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(provided that such Subsidiary Guarantor shall be the continuing and surviving
Person) and any Non-Guarantor Subsidiary may be merged or consolidated with or into another Non-Guarantor Subsidiary, provided that if the Capital Stock of the Non-Guarantor Subsidiary that is disappearing is directly owned by the Issuer or a Subsidiary Guarantor, then the Non-Guarantor Subsidiary that is surviving must also be directly owned by the Issuer or a Subsidiary Guarantor, provided further that the economic ownership of the Issuer (direct or indirect) in the Non-Guarantor Subsidiary that is surviving must be equal to or greater than the economic ownership (direct or indirect) of the Issuer in the Non-Guarantor Subsidiary that is disappearing,

          (b) any Restricted Subsidiary may sell, lease, transfer or otherwise dispose of substantially all of its Property to the Issuer or a Subsidiary Guarantor so long as where such disposition involves Collateral such Subsidiary Guarantor or Issuer has executed the applicable Collateral Documents, and any Non-Guarantor Subsidiary may sell, lease, transfer or otherwise dispose of substantially all of its Property to a Non-Guarantor Subsidiary, provided that with respect to transactions in which the transferor or transferee is a Non-Guarantor Subsidiary, if the transferor of such Property is directly owned by the Issuer or a Subsidiary Guarantor, then the transferee of such Property must also be directly owned by the Issuer or a Subsidiary Guarantor, provided further that the economic ownership of the Issuer (direct or indirect) in the transferee of such Property must be equal to or greater than the economic ownership (direct or indirect) of the Issuer in the transferor of such Property;

          (c) any Specified Disposition is permitted;

          (d) any Restricted Subsidiary (other than EFILM) may liquidate by conveying all of its assets (in the form of a liquidating dividend or otherwise) to the holders of its Capital Stock;

          (e) pursuant to the Permitted Reorganization; and

          (f) any Asset Disposition is permitted so long as the proceeds are applied as required by Section 5.19.

Notwithstanding anything in this Indenture to the contrary, the Permitted Reorganization shall only be permitted with the prior written consent of the Required Holders, which consent shall be conditioned upon: (i) delivery to Holders, the Trustee and the Collateral Trustee of fully executed documents evidencing the Permitted Reorganization, (ii) the execution and delivery by Panavision International LLC of all documents required to be delivered under
Section 11.6 by future Subsidiary Guarantors, (iii) the execution and delivery of all documents and legal opinions reasonably requested by Required Holders in connection with the pledge of the Capital Stock issued by any Foreign Subsidiary to Panavision International LLC, (iv) compliance with Section 5.14, and (v) the execution and delivery of any other documents or information reasonably requested by the Required Holders in connection therewith.

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                                  ARTICLE VII
                              DEFAULTS AND REMEDIES

          Section 7.1 Events of Default.

          (a) Each of the following shall constitute an "Event of Default" under this Indenture, the Collateral Documents and the Transaction Documents:

                    (i) the Issuer defaults in the payment of the principal (or premium, if any) on any Note when the same becomes due and payable, whether on any Interest Payment Date, at the Stated Maturity, or upon redemption, by acceleration, in connection with the Offers to Purchase contemplated by Section 5.15 or Section 5.19, or otherwise in connection with mandatory redemption contemplated by Section 3.8, or otherwise;

                    (ii) the Issuer defaults in the payment of interest on any Note when the same becomes due and payable and the default continues for a period of fifteen (15) days;

                    (iii) the Issuer or any Restricted Subsidiary defaults in the observance or performance of its covenants or agreements in the Indenture or any of the Transaction Documents that continues for the relevant period specified therein which is not cured within a 30-day period or, if longer, the applicable grace period set forth in such Transaction Document;

                    (iv) the Issuer fails to comply with its obligations under
          Section 6.1;

                    (v) an event of default shall have occurred and be continuing under any other evidence of outstanding Indebtedness of the Issuer or any Restricted Subsidiary, whether such Indebtedness now exists or is created hereafter, which event of default either (A) consists of a payment default in the case of any Indebtedness outstanding under the Senior Credit Facility, which default continues beyond any applicable cure or grace period set forth therein, or (B) results in the acceleration of any Indebtedness and the principal amount of such accelerated Indebtedness together with the principal amount of any such other Indebtedness then so accelerated, aggregates more than $10 million;

                    (vi) a final non-appealable judgment or judgments for the payment of money is or are entered by a court or courts of competent jurisdiction against the Issuer or any Restricted Subsidiary and such judgment or judgments remain unsatisfied, undischarged, unbonded or unstayed for a period of sixty (60) days after entry, provided that the aggregate amount of all such judgments exceeds $10 million;

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                    (vii) the Liens created by the Collateral Documents shall at any time not constitute a valid and perfected Lien on the Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Collateral Trustee, free and clear of all other Liens (other than Permitted Liens) or, except for expiration in accordance with its terms or amendment, modification, waiver, termination or release in accordance with the terms of this Indenture or the Collateral Documents, any of the Collateral Documents shall for whatever reason (other than any action on the part of the Trustee, Collateral Trustee or any Holder) be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by the Issuer or any Restricted Subsidiary;

                    (viii) the Issuer or any Restricted Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

                         (1) commences a voluntary case,

                         (2) consents to the entry of an order for relief
               against it in an involuntary case,

                         (3) consents to the appointment of a Custodian of it or
               for all or substantially all of its Property, makes a general assignment for the benefit of its creditors,

                         (4) admits in writing its inability to pay debts as the
               same become due; and

                    (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                         (1) is for relief against the Issuer or any Restricted
               Subsidiary in an involuntary case,

                         (2) appoints a Custodian of the Issuer or any
               Restricted Subsidiary or for all or substantially all of their Property,

                         (3) orders the liquidation of the Issuer or any
               Restricted Subsidiary, and the order or decree remains unstayed and in effect for sixty (60) days;

                    (x) a Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of this Indenture);

                    (xi) any representation or warranty made or deemed made in the Note Purchase Agreement shall prove to have been inaccurate in any material respect on or as of the date made or deemed made and the Issuer shall have

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          received notice of such inaccuracy from the Holders of not less than twenty-five percent (25%) in principal amount of the outstanding
          Notes;

                    (xii) the Existing Senior Subordinated Securities or the guarantees thereof shall cease, for any reason, to be validly subordinated to the obligations in respect of the Notes or the obligations of the Subsidiary Guarantors under the Subsidiary Guarantees, as the case may be, as provided in the Senior Subordinated
          Note Indenture, or the Issuer, any Restricted Subsidiary, any Affiliate of the Issuer or any Restricted Subsidiary, the trustee in respect of the Existing Senior Subordinated Securities or the holders of at least 25% in aggregate principal amount of the Existing Senior Subordinated Securities shall so assert;

                    (xiii) the Mafco Line of Credit shall for any reason cease to be in full force and effect in an amount of no less than $20,000,000 prior to January 17, 2009; or

                    (xiv) (A) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (B) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (C) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Holders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (D) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (E) the Issuer or any Commonly Controlled Entity of the Issuer shall, or in the reasonable opinion of the Required Holders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (F) any other event or condition shall occur or exist, with respect to a Plan; provided that, in each case in clauses (A) through (F) above, such event or condition, together with all other such events or conditions, if any, would be reasonably likely to have a Material Adverse Effect.

          (b) The Issuer shall, upon becoming aware that a Default or Event of Default has occurred, deliver to the Trustee a statement specifying such Default or Event of Default and what action the Issuer is taking or propose to take with respect thereto.

          Section 7.2 Acceleration.

          If an Event of Default specified in Section 7.1(a)(viii) or Section 7.1(a)(ix) occurs and is continuing, then the principal amount, together with all interest thereon, of all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. If an Event of Default (other than an Event of Default

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specified in Section 7.1(a)(viii) or Section 7.1(a)(ix)) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than twenty-five percent (25%) in principal amount of the outstanding Notes may declare the principal amount of all the Notes to be due and payable immediately, by a notice in writing to the Issuer (and to the Trustee if given by Holders), and upon any such declaration (a) such principal amount, together with all interest thereon shall become immediately due and payable, and (b) if such Event of Default is specified in Section 7.1(a)(v) with respect to an acceleration by the holder of Indebtedness referred to therein or if such Event of Default is deliberately or willfully caused by the Issuer or any Restricted Subsidiary to avoid the payment of premium under Section 3.7, Section 3.8, Section 5.15, or
Section 5.19, as liquidated damages and not as a penalty, an amount equal to the Applicable Premium then in effect shall automatically become immediately due and payable.

          Section 7.3 Waiver of Past Defaults.

          The Majority Holders, by written notice to the Trustee, may, on behalf of the Holders of all the Notes, (a) waive any existing Default or Event of Default and its consequences under this Indenture and any of the Collateral Documents except a continuing Default or Event of Default specified in Section 7.1(a)(i) or Section 7.1(a)(ii) or Default or Event of Default with respect to any covenant or provision which cannot be modified or amended except under
Section 10.2(e), or (b) rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived; provided, that if any Initial Holder by a notice in writing to the Issuer pursuant to
Section 7.2 declared the principal amount of all the Notes to be due and payable immediately, the consent of such Initial Holder shall be required to rescind such acceleration hereunder.

          Section 7.4 Control by Majority.

          The Majority Holders may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or Collateral Trustee or exercising any trust or power conferred on them. However, the Trustee or the Collateral Trustee, as applicable, may refuse to follow any direction that conflicts with any law, this Indenture or any of the Collateral Documents, that the Trustee or the Collateral Trustee determines may be unduly prejudicial to the rights of other Holders, or that may involve the Trustee or the Collateral Trustee in personal liability.

          Section 7.5 Limitation on Suits.

          A Holder may pursue a remedy with respect to this Indenture, any of the Collateral Documents or the Notes only if:

          (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (b) the Holders of at least twenty-five percent (25%) in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

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          (c) such Holder or Holders offer and, if requested, provide to the
Trustee indemnity satisfactory to the Trustee against any loss, liability or expense which might be incurred in compliance with such request or direction;

          (d) the Trustee does not comply with the request within sixty (60) days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (e) during such sixty (60) day period the Majority Holders do not give the Trustee a direction inconsistent with the request.

          A Holder may not use this Indenture or any Collateral Document to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

          Section 7.6 Rights of Holders to Receive Payment.

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal (and premium, if any) and interest on the Notes, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

          Section 7.7 Collection of Indebtedness; Provisions Regarding Sale by
                      Trustee.

          If an Event of Default specified in Section 7.1(a)(i) or Section 7.1(a)(ii) occurs and is continuing with respect to the Notes, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal (and premium, if any), and interest remaining unpaid on the Notes and interest on overdue principal (and premium, if any) and, to the extent lawful, interest on overdue interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due to the Trustee under Section 8.7.

          Section 7.8 Trustee or Collateral Trustee May File Proofs of Claim.

          The Trustee or Collateral Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee or Collateral Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee or Collateral Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor under the Notes), their creditors or their Property and shall be entitled and empowered to collect, receive and distribute any money or other Property payable or deliverable on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee or Collateral Trustee, and in the event that the Trustee or Collateral Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee or Collateral Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee or Collateral Trustee and its agents and counsel, and

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any other amounts due the Trustee or Collateral Trustee under Section 8.7. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee or Collateral Trustee and its agents and counsel, and any other amounts due the Trustee or Collateral Trustee under Section 8.7 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding in connection with any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or any other obligor upon the Notes or the property of the Issuer or of such other obligor or their creditors, the Trustee or Collateral Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee or Collateral Trustee shall have made any demand on the Issuer for the payment of overdue principal of (premium, if any) or interest on the Notes. Nothing herein contained shall be deemed to authorize the Trustee or Collateral Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or Collateral Trustee to vote in respect of the claim of any Holder in any such proceeding.

          Section 7.9 Trustee May Enforce Claims Without Possession of Notes.

          All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee or the Collateral Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee or Collateral Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee or the Collateral Trustee or its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

          Section 7.10 Priorities.

          Subject to the terms of the Intercreditor Agreement, if the Trustee or the Collateral Trustee collects any money pursuant to this ARTICLE VII, it shall pay out the money in the following order:

          First: to the Trustee, the Collateral Trustee and their agents and attorneys for amounts due under Section 8.7, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to Holders for amounts due and unpaid for principal (and premium, if any) and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest;

          Third: without duplication, to Holders for any other Obligations owing to the Holders under the Notes, the Indenture or the Collateral Documents; and

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          Fourth: to the Issuer or to such party as a court of competent jurisdiction shall direct.

          The Trustee, upon written notice to the Issuer, may fix a record date and payment date for any payment to Holders pursuant to this Section 7.10.

          Section 7.11 Restoration of Rights and Remedies.

          If the Trustee, the Collateral Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Collateral Document and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee, the Collateral Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Trustee, the Collateral Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and under the Collateral Documents and thereafter all rights and remedies of the Trustee, the Collateral Trustee and the Holders shall continue as though no such proceeding had been instituted.

          Section 7.12 Rights and Remedies Cumulative.

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of
Section 2.7, no right or remedy herein conferred or conferred under any Collateral Document upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          Section 7.13 Delay or Omission Not Waiver.

          No delay or omission of the Trustee, the Collateral Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this ARTICLE VII or by Law to the Trustee, the Collateral Trustee or to the Holders may be exercised from time to time, and as often as maybe deemed expedient, by the Trustee, the Collateral Trustee or by the Holders, as the case may be.

          Section 7.14 Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or any Collateral Document or in any suit against the Trustee or the Collateral Trustee for any action taken or omitted by it as Trustee or a Collateral Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses

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made by the party litigant. This Section 7.14 does not apply to a suit by the
Trustee or the Collateral Trustee, a suit by a Holder pursuant to Section 7.5, or a suit by Holders of more than ten percent (10%) in principal amount of the then outstanding Notes.

                                  ARTICLE VIII
                     THE TRUSTEE AND THE COLLATERAL TRUSTEE

          Section 8.1 Duties.

          (a) If an Event of Default has occurred and is continuing, the Trustee or the Collateral Trustee, as applicable, shall exercise such of the rights and powers vested in it by this Indenture and the Collateral Documents and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (b) Except during the continuance of an Event of Default:

                    (i) The duties of the Trustee and the Collateral Trustee shall be determined solely by the express provisions of this Indenture or any Collateral Document, and the Trustee and the Collateral Trustee need perform only those duties that are specifically set forth in this Indenture and the Collateral Documents, and no others, and no implied covenants or obligations shall be read into this Indenture or any Collateral Document against the Trustee or the Collateral Trustee.

                    (ii) In the absence of bad faith on their part, the Trustee and the Collateral Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and the Collateral Trustee and conforming to the requirements of this Indenture and the Collateral Documents. However, the Trustee or the Collateral Trustee, as applicable, shall examine the certificates and opinions to determine whether they conform to the requirements of this Indenture and the Collateral Documents.

          (c) Neither the Trustee nor the Collateral Trustee may be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                    (i) This paragraph does not limit the effect of Section 8.1(b).

                    (ii) Neither the Trustee nor the Collateral Trustee shall be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee or the Collateral Trustee, as applicable, was negligent in ascertaining the pertinent facts.

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                    (iii) Neither the Trustee nor the Collateral Trustee shall be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to
          Section 7.4.

          (d) Regardless of whether herein expressly so provided, every provision of this Indenture that in any way relates to the Trustee or the Collateral Trustee is subject to paragraphs (a), (b), (c) and (e) of this
Section 8.1.

          (e) No provision of this Indenture or the Collateral Documents shall require the Trustee or the Collateral Trustee to expend or risk its own funds or incur any liability. The Trustee and the Collateral Trustee may refuse to perform any duty or exercise any right or power unless it receives security and indemnity satisfactory to it against any loss, liability or expense.

          (f) Neither the Trustee nor the Collateral Trustee shall be liable for interest on any money received by it except as the Trustee or the Collateral Trustee, as applicable, may agree in writing with the Issuer. Money held in trust by the Trustee or the Collateral Trustee need not be segregated from other funds except to the extent required by law.

          (g) The Collateral Trustee is hereby authorized and directed to enter into the Intercreditor Agreement and the other Collateral Documents upon execution thereof by the other parties thereto.

          Section 8.2 Rights of Trustee and Collateral Trustee.

          (a) The Trustee and the Collateral Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document believed by either of them to be genuine and to have been signed or presented by the proper Person. Neither the Trustee nor the Collateral Trustee need investigate any fact or matter stated in such document.

          (b) Before the Trustee or the Collateral Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. Neither the Trustee nor the Collateral Trustee shall be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee or the Collateral Trustee, as the case may be, may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee and the Collateral Trustee may act through agents as appointed by such trustees with due care and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) Neither the Trustee nor the Collateral Trustee shall be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture and the Collateral Documents.

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          (e) Unless otherwise specifically provided in this Indenture or any of the Collateral Documents, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

          (f) Except with respect to Section 5.1, neither the Trustee nor the Collateral Trustee shall have a duty to inquire as to the performance of the Issuer's covenants in ARTICLE V. In addition, neither the Trustee nor the Collateral Trustee shall be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Section 7.1(a)(i) or Section 7.1(a)(ii), or (ii) any Default or Event of Default of which the Trustee or the Collateral Trustee shall have received written notification or a Responsible Officer of the Trustee or the Collateral Trustee shall have obtained actual knowledge.

          Section 8.3 Individual Rights of Trustees.

     The Trustee or the Collateral Trustee in their individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or an Affiliate of the Issuer with the same rights it would have if it were not Trustee, as the case may be. Any Agent may do the same with like rights. However, the Trustee and the Collateral Trustee are subject to Section
8.10 and Section 8.12.

          Section 8.4 Disclaimer.

          Neither the Collateral Trustee nor the Trustee shall be responsible for and neither makes any representation as to the validity or adequacy of this Indenture, any of the Collateral Documents or the Notes, nor shall be accountable for the Issuer's use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer's direction under any provision hereof, neither shall be responsible for the use or application of any money received by any Paying Agent other than the Trustee and neither shall be responsible for any statement or recital herein or any statement in the Notes, any of the Collateral Documents or any other document in connection with the sale of the Notes or pursuant to this Indenture or any of the Collateral Documents other than its certificate of authentication.

          Section 8.5 Notice of Defaults; Other Notices.

          If a Default or Event of Default occurs and is continuing and if the Trustee or Collateral Trustee has actual knowledge thereof (within the meaning of Section 8.2(f)), the Trustee or Collateral Trustee, as applicable, shall mail to the Holders a notice of the Default or Event of Default within ninety (90) days after it occurs. Except in the case of a Default or Event of Default in the payment of principal of, premium, or interest on any Note.

          Section 8.6 Reports by Trustee to Holders.

          The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto. To the extent that any such report shall cover the 12-month

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period ending each December 31, it shall be transmitted by the next succeeding
July 15. The Trustee also shall comply with TIA Section 313(b).

          A copy of each report at the time of its mailing to Holders shall be mailed to the Issuer and filed by the Issuer with the Commission and each stock exchange (if any) on which the Notes are listed. The Issuer agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

          Section 8.7 Compensation and Indemnity.

          The Issuer shall pay to the Trustee and the Collateral Trustee from time to time such compensation as shall be agreed to in writing in a separate agreement to be entered into by the Issuer and the Trustee or the Collateral Trustee, as the case may be, for its acceptance of this Indenture and the Collateral Documents and services hereunder and thereunder. Neither the Trustee's nor the Collateral Trustee's compensation shall be limited by any Law relating to compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee and the Collateral Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by either of them in addition to the compensation for their services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's and the Collateral Trustee's agents and counsel, except such disbursements, advances and expenses as may be attributable to the Trustee's or the Collateral Trustee's negligence or bad faith.

          Except as set forth below, the Issuer shall indemnify the Trustee and the Collateral Trustee, any predecessor thereof and their respective officers, directors, agents and employees against any and all losses, liabilities, damages, claims, actions, suits, costs or expenses of any kind or nature whatsoever incurred by them without negligence or bad faith on their part arising out of or in connection with the acceptance or administration of their duties under this Indenture and the Collateral Documents (including the costs and expenses of enforcing this Indenture or the other Collateral Documents against the Issuer and defending themselves against any claim (regardless of whether asserted by the Issuer or any Holder or any other person) or liability in connection with the exercise or performance of any of their powers or duties hereunder), except as set forth below. The Trustee or the Collateral Trustee, as the case may be, shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee or the Collateral Trustee, as the case may be, to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee or the Collateral Trustee, as the case may be, shall cooperate in the defense. In the event that a conflict of interest or conflicting defenses would arise in connection with the representation of the Issuer and the Trustee or the Collateral Trustee, as the case may be, by the same counsel, the Trustee or the Collateral Trustee, as the case may be, may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

          The obligations of the Issuer under this Section 8.7 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee or the Collateral Trustee.

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          The Issuer need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee or the Collateral Trustee through its own negligence or bad faith.

          To secure the Issuer's payment obligations in this Section 8.7, the Trustee and the Collateral Trustee shall have a Lien prior to the Holders on all money or Property held or collected by the Trustee and the Collateral Trustee. Such Lien shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee or the Collateral Trustee.

          When the Trustee or the Collateral Trustee incurs expenses or renders services after an Event of Default specified in Section 7.1(a)(viii) or Section 7.1(a)(ix) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          The provisions of this Section 8.7 shall survive the termination of this Indenture.

          Section 8.8 Resignation and Removal; Appointment of Successor.

          A resignation or removal of the institution acting as Trustee or Collateral Trustee and appointment of a successor Trustee or Collateral Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 8.8 and upon the Issuer's receipt of notice from the successor Trustee or Collateral Trustee of such appointment.

          The institution acting as Trustee or Collateral Trustee may resign at any time without cause and be discharged from the trust hereby created by giving thirty (30) days written notice to the Issuer. The Majority Holders may remove the Trustee or Collateral Trustee by so notifying the Trustee or Collateral Trustee, as the case may be, and the Issuer. The Issuer may remove the institution acting as Trustee if:

          (a) the institution acting as Trustee or Collateral Trustee fails to comply with Section 8.10;

          (b) the institution acting as Trustee or Collateral Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the institution acting as Trustee under any Bankruptcy Law;

          (c) a Custodian or public officer takes charge of the institution acting as Trustee or Collateral Trustee or its Property; or

          (d) the institution acting as Trustee or Collateral Trustee becomes incapable of acting.

          If the institution acting as Trustee or Collateral Trustee resigns or is removed or if a vacancy exists in the office of Trustee or Collateral Trustee for any reason, the Issuer shall promptly appoint a successor Trustee or Collateral Trustee. Within one (1) year after the successor Trustee or Collateral Trustee takes office, the Majority Holders may appoint a

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successor  Trustee or  Collateral  Trustee to replace the  successor  Trustee or
Collateral Trustee appointed by the Issuer.

          If a successor Trustee or Collateral Trustee does not take office within sixty (60) days after the retiring Trustee or Collateral Trustee, as the case may be, resigns or is removed, the retiring Trustee or Collateral Trustee, as applicable, the Issuer or the Holders of at least ten percent (10%) in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee or Collateral Trustee, as applicable.

          If the Trustee or Collateral Trustee after written request by any Holder who has been a Holder for at least six (6) months fails to comply with
Section 8.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee or Collateral Trustee, as applicable, and the appointment of a successor Trustee or Collateral Trustee, as applicable.

          A successor Trustee or Collateral Trustee shall deliver a written acceptance of its appointment to the retiring Trustee or Collateral Trustee, as applicable, and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee or Collateral Trustee shall become effective, and the successor Trustee or Collateral Trustee, as applicable, shall have all the rights, powers and duties of the Trustee or Collateral Trustee, as applicable, under this Indenture and the Collateral Documents. The successor Trustee or Collateral Trustee shall mail a notice of its succession to the Holders. The retiring Trustee or Collateral Trustee shall promptly transfer all Property held by it as Trustee or Collateral Trustee to the successor Trustee or Collateral Trustee, provided that all sums owing to such Trustee or Collateral Trustee, hereunder have been paid and made subject to the Lien provided for in Section 8.7. Notwithstanding replacement of the Trustee or Collateral Trustee pursuant to this Section 8.8, the Issuer's obligations under Section 8.7 shall continue for the benefit of the retiring Trustee or Collateral Trustee and the Issuer shall pay to any such replaced or removed Trustee or Collateral Trustee all amounts owed under Section 8.7 upon such replacement or removal.

          Section 8.9 Successor Trustee or Collateral Trustee by Merger, etc.

          If the institution acting as Trustee or Collateral Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation or banking association without any further act shall be the successor Trustee or Collateral Trustee, as the case may be.

          Section 8.10 Eligibility; Disqualification.

          There shall at all times be a Trustee or Collateral Trustee hereunder that shall (a) be a corporation or banking association organized and doing business under the Laws of the United States of America or of any state thereof or of the District of Columbia authorized under such Laws to exercise corporate trustee power, (b) be subject to supervision or examination by the applicable federal or state or the District of Columbia authority, and (c) have a combined capital and surplus of at least $200.0 million as set forth in its most recent published annual report of condition.

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          This Indenture shall always have a Trustee and Collateral Trustee who satisfy the requirements of TIA Sections 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee and Collateral Trustee are subject to TIA section 310(b); provided, however, that there shall be excluded from the operations of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

          Section 8.11 Additional Co-Collateral Trustees; Separate Collateral Trustees.

          (a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located or deemed located, or the Collateral Trustee shall be advised by counsel, satisfactory to it, that it is necessary or prudent in the interest of the Holders, or the Majority Holders shall in writing so request, or the Collateral Trustee shall deem it desirable for its own protection in the performance of its duties hereunder, the Collateral Trustee and the Issuer shall, and shall cause each Subsidiary Guarantor to, execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more persons approved by the Collateral Trustee and the Issuer either to act as co-Collateral Trustee or co-Collateral Trustees of all or any of the Collateral, jointly with the Collateral Trustee originally named herein or any successor or successors, or to act as separate Collateral Trustee or Collateral Trustees of any such Property. In the event the Issuer and Subsidiary Guarantors shall not have joined in the execution of such instruments and agreements within ten (10) days after the receipt of a written request from the Collateral Trustee so to do, or in case an Event of Default shall have occurred and be continuing, the Collateral Trustee may act under the foregoing provisions of this Section 8.11 without the concurrence of the Issuer and Subsidiary Guarantors, and the Issuer and the Subsidiary Guarantors hereby irrevocably appoint the Collateral Trustee as their agent and attorney to act for them under the foregoing provisions of this Section 8.11 in either of such contingencies.

          (b) Every separate Collateral Trustee and every co-Collateral Trustee, other than any Collateral Trustee which may be appointed as successor to Wilmington Trust Company, shall, to the extent permitted by law, be appointed and act and be such, subject to the following provisions and conditions, namely:

               (i) all rights, powers, duties and obligations conferred upon the Collateral Trustee in respect of the custody, control and management of moneys, papers, instruments or securities shall be exercised solely by Wilmington Trust Company, or its successors as Collateral Trustee hereunder;

               (ii) all rights, powers, duties and obligations conferred or imposed upon the Collateral Trustee hereunder shall be conferred or imposed and exercised or performed by the Collateral Trustee and such separate Collateral Trustee or separate Collateral Trustees or co-Collateral Trustee or co-Collateral Trustees, jointly, as shall be provided in the instrument appointing such separate Collateral Trustee or separate Collateral Trustees or co-Collateral Trustee or co-Collateral Trustees, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Collateral Trustee shall be incompetent or unqualified to perform such act

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     or acts, in which event such rights,  powers,  duties and obligations shall be exercised and performed by such separate Collateral Trustee or separate Collateral Trustees or co-Collateral Trustee or co-Collateral Trustees;

               (iii) no power given hereby to, or which it is provided hereby may be exercised by, any such co-Collateral Trustee or co-Collateral Trustees or separate Collateral Trustee or separate Collateral Trustees, shall be exercised hereunder by such co-Collateral Trustee or co-Collateral Trustees or separate Collateral Trustee or separate Collateral Trustees, except jointly with, or with the consent in writing of, the Collateral Trustee, anything herein contained to the contrary notwithstanding;

               (iv) no Collateral Trustee hereunder shall be personally liable by reason of any act or omission of any other Collateral Trustee hereunder; and

               (v) the Issuer, Subsidiary Guarantors and Collateral Trustee, at any time by an instrument in writing, executed by them jointly, may accept the resignation of or remove any such separate Collateral Trustee or co-Collateral Trustee, and in that case, by an instrument in writing executed by the Guarantors and the Collateral Trustee jointly, may appoint a successor to such separate Collateral Trustee or co-Collateral Trustee, as the case may be, anything herein contained to the contrary notwithstanding. In the event that the Issuer and the Subsidiary Guarantors shall not have joined in the execution of any instrument within ten (10) days after the receipt of a written request from the Collateral Trustee so to do, or in case an Event of Default shall have occurred and be continuing, the Collateral Trustee shall have the power to accept the resignation of or remove any such separate Collateral Trustee or co-Collateral Trustee and to appoint a successor without the concurrence of the Issuer and the Subsidiary Guarantors, the Issuer and the Subsidiary Guarantors hereby irrevocably appointing the Collateral Trustee their agent and attorney to act for them in such connection in either of such contingencies.

          (b) In the event that the Collateral Trustee shall have appointed a separate Collateral Trustee or separate Collateral Trustees or co-Collateral Trustee or co-Collateral Trustees as above provided, it may at any time, by an instrument in writing, accept the resignation of or remove any such separate Collateral Trustee or co-Collateral Trustee, the successor to any such separate Collateral Trustee or co-Collateral Trustee to be appointed by the Grantors and the Collateral Trustee, or by the Collateral Trustee alone, as provided in this
Section 8.11.

          Section 8.12 Preferential Collection of Claims Against the Issuer.

          The Trustee and the Collateral Trustee are subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). An institution serving as Trustee or Collateral Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311 shall apply to the Issuer, as obligor on the Notes.

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                                   ARTICLE IX
               DISCHARGE; LEGAL DEFEASANCE AND COVENANT DEFEASANCE

          Section 9.1 Discharge; Option to Effect Legal or Covenant Defeasance.

          This Indenture and the Collateral Documents shall cease to be of further effect (except that the Issuer's and the Subsidiary Guarantors' obligations under Section 8.7 and the Trustee's and the Paying Agent's obligations under Section 9.6 and Section 9.7 shall survive) when (a) (i) all outstanding Notes theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Notes that have been replaced or paid) to the Trustee for cancellation or (ii) all outstanding Notes have become due and payable, whether at maturity or as a result of the giving of a notice of redemption or otherwise, and (b) the Issuer or the Subsidiary Guarantors have paid all sums payable hereunder and under the Collateral Documents. Upon satisfaction of the foregoing conditions, the Trustee shall acknowledge satisfaction and discharge of this Indenture and termination and release of all Collateral Documents, on written demand of the Issuer accompanied by an Officers' Certificate and an Opinion of Counsel as to the satisfaction of all conditions to such satisfaction and discharge of this Indenture and at the costs and expense of the Issuer. In addition, the Issuer may elect at any time and at the Issuer's option, to have Section 9.2 or Section 9.3 of this Indenture applied to all outstanding Notes upon compliance with the conditions set forth below in this ARTICLE IX. Upon Legal Defeasance, all Collateral shall be released, all Collateral Documents shall terminate and each Subsidiary Guarantor shall be released from its Subsidiary Guarantee without any action on the part of any Person.

          Section 9.2 Legal Defeasance and Discharge.

          Upon the Issuer's exercise under Section 9.1 of the option applicable to this Section 9.2, except as set forth below, the Issuer and the Subsidiary Guarantors shall be deemed to have been discharged from their respective obligations with respect to all outstanding Notes on the date the conditions set forth in Section 9.4 are satisfied (hereinafter, "Legal Defeasance"). Following such Legal Defeasance, (a) the Issuer shall be deemed to have paid and discharged the entire indebtedness outstanding hereunder, and this Indenture and the Collateral Documents shall cease to be of further effect as to all outstanding Notes and Subsidiary Guarantees, and (b) the Issuer and the Subsidiary Guarantors shall be deemed to have satisfied all other of their respective obligations under the Notes, the Subsidiary Guarantees, this Indenture and the Collateral Documents (and the Trustee and the Collateral Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until the Notes have indefeasibly been paid in full:

               (i) the rights of Holders to receive payments in respect of the principal of (and premium, if any) and interest on such Notes when such payments are due from the trust described in Section 9.5;

               (ii) the Issuer's obligations under Section 2.3, Section 2.5,
     Section 2.6, Section 2.7, Section 5.2, Section 5.4 (with respect to the Issuer only), Section 5.10, Section 9.5, Section 9.6 and Section 9.7; and

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               (iii) the rights, powers, trusts, duties and immunities of the
     Trustee and the Collateral Trustee hereunder and under and the Collateral Documents and the Issuer's and the Subsidiary Guarantors' obligations in connection therewith.

Subject to compliance with the provisions of this ARTICLE IX, the Issuer may exercise its option under this Section 9.2 notwithstanding the prior exercise of its option under Section 9.3. If the Issuer exercises its legal defeasance option under this Section 9.2, payment of the Notes may not be accelerated because of an Event of Default.

          Section 9.3 Covenant Defeasance.

          Upon the Issuer's exercise under Section 9.1 of the option applicable to this Section 9.3, the Issuer and the Subsidiary Guarantors shall be released from their respective obligations under the covenants contained in Section 5.3,
Section 5.5, Section 5.6, Section 5.7, Section 5.8, Section 5.9, Section 5.11,
Section 5.12, Section 5.13,Section 5.14, Section 5.15 through Section 5.21,
Section 6.1 (with respect to the Issuer only) and ARTICLE IX, ARTICLE XI and
ARTICLE XII on and after the date the conditions set forth in Section 9.4 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. Following such Covenant Defeasance, (a) none of the Issuer or any Subsidiary Guarantor need comply with, and none of them shall have any liability in respect of, any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein, in any Collateral Document or in any other document, but, except as specified above, the remainder of this Indenture, the Collateral Documents, the Notes and the Subsidiary Guarantees shall be unaffected thereby, and (b) Section 7.1(a)(iii) through Section 7.1(a)(vii), Section 7.1(a)(viii) (with respect to the Restricted Subsidiaries only), Section 7.1(a)(ix) (with respect to the Restricted Subsidiaries only) and
Section 7.1(a)(x) shall not constitute Events of Default with respect to the Notes.

          Section 9.4 Conditions to Legal or Covenant Defeasance.

          The following shall be the conditions to the application of either
Section 9.2 or Section 9.3 to the outstanding Notes:

          (a) the Issuer shall irrevocably have deposited or caused to be deposited with the Trustee (or other trustee satisfying the requirements of Section 8.10 who shall agree to comply with the provisions of this ARTICLE IX applicable to it), in trust, for the benefit of the Holders, cash in U.S. Dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a Independent Financial Appraiser, to pay the principal of, premium, if any, and interest on such outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to Stated Maturity or to a particular redemption date;

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          (b) in the case of Legal Defeasance (other than within 6 months of the maturity date), the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the Issue
Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

          (e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound, including without limitation, the Senior Credit Facility or the Intercreditor Agreement;

          (f) the Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over the other creditors of the Issuer with the intent of defeating, hindering delaying or defrauding other creditors of the Issuer or others;

          (g) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating, subject to certain factual assumptions and bankruptcy and insolvency exceptions, that all conditions precedent provided for in, in the case of the Officers' Certificate, clauses (a) through (f) of this paragraph and, in the case of the Opinion of Counsel, clauses (b), (c), (e) and (h) of this paragraph, have been complied with; provided, that such Opinion of Counsel may rely on one or more certificates signed by an Officer of the Issuer;

          (h) the Issuer shall have granted a first priority perfected security interest in such funds for the benefit of the Trustee on behalf of the Holders, and the Bank Agent shall have released all Liens with respect thereto and consented to such payment; and

          (i) in the event all or any portion of the Notes are to be redeemed through such irrevocable trust, the Issuer must make arrangements reasonably satisfactory to the Trustee,

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at the time of such deposit, for the giving of notice of such redemption or redemptions by the Trustee in the name and at the expense of the Issuer.

          Section 9.5 Deposits to be Held in Trust; Other Miscellaneous Provisions.

          Subject to Section 9.6, all cash in U.S. Dollars and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 9.5, the "Paying Agent") pursuant to Section 9.4 in respect of the outstanding Notes shall be held in trust and applied by the Paying Agent, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any other Paying Agent as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest.

          The Issuer shall pay and indemnify (a) the Trustee against any tax, fee or other charge and (b) the Holders against any Non-Excluded Taxes or Other Taxes, in each case, imposed on or assessed against the Government Securities deposited pursuant to Section 9.4 or the principal and interest received in respect thereof.

          Section 9.6 Repayment to the Issuer.

          (a) The Trustee or the Paying Agent shall deliver or pay to the Issuer from time to time upon the request of the Issuer any cash in U.S. Dollars or non-callable Government Securities held by it as provided in Section 9.4 which in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 9.4(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

          (b) Any cash in U.S. Dollars and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuer on its request; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Issuer cause to be published once in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

          Section 9.7 Reinstatement.

          If the Trustee or Paying Agent is unable to apply any cash in U.S. Dollars or non-callable Government Securities in accordance with Section 9.2 or
Section 9.3, as the case may be, of this Indenture by reason of any order or judgment of any court or governmental authority

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enjoining, restraining or otherwise prohibiting such application, or if any event occurs at any time in the period ending on the 91st day after the date of deposit pursuant to Section 9.2 or Section 9.3 which event would constitute an Event of Default under Section 7.1(a)(viii) or Section 7.1(a)(ix) had Legal Defeasance or Covenant Defeasance, as the case may be, not occurred, then the Issuer's and the Subsidiary Guarantors' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.2 or Section 9.3 until such time as the Trustee or Paying Agent is permitted to apply such money in accordance with Section 9.2 or Section 9.3, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of their obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash in U.S. Dollars or non-callable Government Securities held by the Trustee or Paying Agent.

                                   ARTICLE X
                                   AMENDMENTS

          Section 10.1 Without Consent of Holders.

          (a) The Issuer, the Subsidiary Guarantors and the Trustee (or, with respect to the Collateral Documents, the Collateral Trustee) may amend or supplement this Indenture, the Collateral Documents and the Notes without the consent of any Holder:

                    (i) to cure any ambiguity, defect or inconsistency;

                    (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                    (iii) to provide for the assumption of any Subsidiary Guarantor's obligations to the Holders of the Notes pursuant to
          Section 11.6;

                    (iv) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder or thereunder of any Holder;

                    (v) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

                    (vi) to release any Subsidiary Guaranty of the Notes permitted to be released under Section 11.7, Section 12.2, Section
          12.4 or Section 12.5; or

                    (vii) to make any amendment, modification or supplement to the Collateral Documents permitted or required to be made without the consent of any of the Holders pursuant to Section 3.7(a), 5.2(d), 8.5(a)(i), 8.5(c) or 10.2(b) of the Intercreditor Agreement.

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          Upon the request of the Issuer, accompanied by a resolution of the
Board of Directors of the Issuer authorizing the execution of any such supplemental indenture or amendment, and upon receipt by the Trustee or the Collateral Trustee of the documents described in Section 10.6 required or requested by the Trustee or the Collateral Trustee, the Trustee and the Collateral Trustee shall join with the Issuer in the execution of any supplemental indenture or amendment authorized or permitted by the terms of this Indenture and shall make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such supplemental indenture or amendment that affects its own rights, duties or immunities under this Indenture or under the Collateral Documents or otherwise.

          Section 10.2 With Consent of Holders.

          (a) Subject to Section 7.3 and Section 10.2(e), the Issuer and the Trustee and the Collateral Trustee, as applicable, may amend, or waive any provision of, this Indenture, any of the Collateral Documents, or the Notes, with the written consent of the Majority Holders.

          (b) Upon the request of the Issuer, accompanied by a resolution of the Board of Directors of the Issuer authorizing the execution of any such supplemental indenture or amendment, and upon filing with the Trustee or the Collateral Trustee of evidence satisfactory to the Trustee and the Collateral Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 10.6, the Trustee shall join with the Issuer in the execution of such supplemental indenture or amendment unless such supplemental indenture or amendment affects the Trustee's or the Collateral Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

          (c) It shall not be necessary for the consent of the Holders under this Section 10.2 to approve the particular form of any proposed supplemental indenture or amendment, but it shall be sufficient if such consent approves the substance thereof.

          (d) After a supplemental indenture or amendment under this Section
10.2 becomes effective, the Issuer shall mail to the Holders of each Note affected thereby a notice briefly describing the amendment or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture, amendment or waiver.

          (e) Notwithstanding any other provision hereof, without the consent of each Holder affected, an amendment or waiver under this Section 10.2 may not (with respect to any Notes held by a non-consenting Holder):

                    (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                    (ii) reduce the principal of, or the premium (including, without limitation, redemption premium) on, or change the Stated Maturity of, any Note;

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          or alter the provisions with respect to the redemption of the Notes pursuant to the defined term "Offer to Purchase" or defined terms related thereto, Section 3.7, Section 3.8, Section 5.15 or Section 5.19, or decrease the price at which repurchases of the Notes may be made pursuant to Section 3.7, Section 3.8, Section 5.15 or Section 5.19;

                    (iii) reduce the rate of or change the time for payment of interest, including default interest, if any, on any Note;

                    (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, interest on, or redemption payment with respect to, any Note (other than a Default in the payment of an amount due as a result of an acceleration if the Holders rescind such acceleration pursuant to Section 7.2);

                    (v) make any Note payable in money other than that stated in the Notes;

                    (vi) make any change in Section 7.3, Section 7.6 or in this
          Section 10.2 with respect to the requirement for the consent of any affected Holder;

                    (vii) waive a redemption payment with respect to any Note;

                    (viii) make any change adversely affecting the contractual ranking of the Obligations of the Issuer under the Notes or this Indenture or of the Subsidiary Guarantors under their respective Subsidiary Guarantees;

                    (ix) release all or substantially all of the Collateral other than in accordance with the procedures set forth in the Collateral Documents, or amend, waive or otherwise modify any provisions in the Transaction Documents which would have the effect of releasing all or substantially all of Collateral or modifying the provisions for such release;

                    (x) except as permitted by the Indenture and the Collateral Documents, create any Lien on the Collateral (other than Permitted Liens) ranking prior to, or on parity with, the security interest created by this Indenture and the Collateral Documents or deprive any Holder of Notes of the benefit of the Lien of the Indenture and the Collateral Documents; or

                    (xi) make any change in any of the foregoing clauses (i) through (ix).

          Section 10.3 Compliance with Trust Indenture Act.

          If, at the time of an amendment to this Indenture, the Collateral Documents, or the Notes, this Indenture shall be qualified under the TIA, every amendment to this Indenture, the

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Collateral Documents, or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

          Section 10.4 Revocation and Effect of Consents.

          Until a supplemental indenture, an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. A supplemental indenture, amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder of Notes amended thereby.

          The Issuer may fix a record date for determining which Holders must consent to such supplemental indenture, amendment or waiver. If the Issuer fixes a record date, the record date shall be fixed at (a) the later of thirty (30) days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.5, or (b) such other date as the Issuer shall designate.

          Section 10.5 Notation on or Exchange of Notes.

          The Trustee may place an appropriate notation about a supplemental indenture, amendment or waiver on any Note thereafter authenticated.

          Section 10.6 Trustee and Collateral Trustee to Sign Amendments, etc.

          The Trustee and Collateral Trustee shall sign any amendment or supplemental indenture authorized pursuant to this ARTICLE X if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the Collateral Trustee. If it does, the Trustee and the Collateral Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee and the Collateral Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 8.1, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, that all conditions precedent to the execution of such amendment have been met and that it shall be valid and binding upon the Issuer in accordance with its terms.

                                   ARTICLE XI
                              SUBSIDIARY GUARANTEES

          Section 11.1 Subsidiary Guaranty.

          (a) For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, subject to Section 11.3, each Subsidiary Guarantor, jointly and severally, hereby unconditionally guarantees to each Holder and the Trustee, irrespective of the

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validity or enforceability of this Indenture, the Notes, the Collateral
Documents, the Transaction Documents or the Obligations of the Issuer hereunder or thereunder:

                    (i) the due and punctual payment of the principal and premium, if any, of, and interest on, the Notes (including, without limitation, interest after the filing of a petition initiating any proceedings referred to in Section 7.1(a)(viii) or Section 7.1(a)(ix)), whether at Stated Maturity or on an interest payment date, by acceleration, call for redemption or otherwise;

                    (ii) the due and punctual payment of interest on the overdue principal and premium, if any, of interest on, the Notes, if lawful;

                    (iii) the due and punctual payment and performance of all other Obligations of the Issuer under the Notes, this Indenture, the Collateral Documents and the Transaction Documents, all in accordance with the terms set forth herein and in the Notes, the Collateral Documents and the Transaction Documents; and

                    (iv) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations hereunder or under the Notes, the Collateral Documents or the Transaction Documents, the due and punctual payment or performance thereof in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise (all such Obligations guaranteed hereby being the "Guaranteed Obligations", including, without limitation, interest accruing following an Insolvency Event, at the applicable rate specified in this Indenture, whether or not such interest is allowed as a claim in a proceeding relating to such Insolvency Event).

          (b) Failing payment when due by the Issuer of any amount so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately.

          (c) Any and all payments made by the Subsidiary Guarantor hereunder shall be made free and clear of, and without deduction or withholding for or on account of, Non-Excluded Taxes. If any Subsidiary Guarantor shall be required by law to withhold or deduct any Non-Excluded Taxes or Other Taxes from or in respect of any sum payable hereunder (A) the sum payable to such Holder, Collateral Trustee or Trustee shall be increased as may be necessary so that after making all required withholding or deductions (including withholding or deductions applicable to additional sums payable under this Section 11.1) such Holder, Trustee or Collateral Trustee receives an amount equal to the sum it would have received had no such withholding or deductions been made, (B) the Subsidiary Guarantors shall make such withholding or deductions, and (C) the Subsidiary Guarantors shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (d) Each Subsidiary Guarantor agrees to pay any Other Taxes. Whenever any Non-Excluded Taxes or Other Taxes are payable by the Subsidiary Guarantors, within 30 days

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thereafter a Subsidiary Guarantor shall send to the Trustee for the account of the relevant Holder a certified copy of an original official receipt received by the Issuer showing payment thereof.

          (e) Each Guarantor agrees to indemnify each Holder, the Collateral Trustee and the Trustee from and against, and reimburse each on demand for, the full amount of all Non-Excluded Taxes and Other Taxes (including, without limitation, any Non-Excluded Taxes and Other Taxes imposed by any Governmental Authority on amounts payable under this Section 11.1 and any additional income or franchise taxes resulting therefrom) imposed upon, incurred or paid by such Holder, Trustee or Collateral Trustee or any of their respective Affiliates and any liability (including penalties, interest, and out-of-pocket expenses paid to third parties) arising therefrom or with respect thereto (whether directly or indirectly), whether or not such Non-Excluded Taxes or Other Taxes were lawfully payable, and whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. A certificate as to any additional amount payable to any Person under this Section 11.1 submitted by it to the applicable Subsidiary Guarantor shall, absent manifest error, be final, conclusive and binding upon all parties hereto.

          (f) If a Holder, Trustee or Collateral Trustee shall become aware that it is entitled to claim a refund from a Governmental Authority in respect of Non-Excluded Taxes or Other Taxes with respect to which a Subsidiary Guarantor has paid additional amounts pursuant to this Section 11.1, it promptly shall notify the applicable Subsidiary Guarantor of the availability of such refund claim. Upon receipt of a written request from a Subsidiary Guarantor, such Holder, Trustee or Collateral Trustee shall use reasonable efforts to file a timely claim to such taxation authority for such refund, solely at such Subsidiary Guarantor's expense. If a Holder, Trustee or Collateral Trustee receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) or a permanent net tax benefit in respect of any Non-Excluded Taxes or Other Taxes with respect to which a Subsidiary Guarantor has paid additional amounts pursuant to this Section 11.1, it shall within 30 days from the date of such receipt pay over the amount of such refund or permanent net tax benefit to the applicable Subsidiary Guarantor, net of all reasonable out-of-pocket expenses of such Holder, Trustee or Collateral Trustee and without interest (other than interest paid by the relevant taxation authority with respect to such refund); provided that such Subsidiary Guarantor, upon the request of such Holder, Trustee or Collateral Trustee, agrees to promptly repay the amount paid over to such Subsidiary Guarantor (plus penalties, interest and other reasonable charges) to such Holder, Trustee or Collateral Trustee in the event such Holder, Trustee or Collateral Trustee is required to repay such refund to such taxation authority or loses such net tax benefit.

          (g) This Subsidiary Guarantee is irrevocable, absolute, present and unconditional. Each Subsidiary Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Indenture, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Trustee, the Collateral Trustee or the Holders with respect thereto. The liability of each Subsidiary Guarantor under its Subsidiary Guarantee herein shall be absolute and unconditional irrespective of:

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               (i) the validity, assignment, enforceability, avoidance, novation or subordination of, in whole or in part, any of the Guaranteed
     Obligations, this Indenture or the other Transaction Documents with respect to the Issuer or any agreement or instrument relating thereto;

               (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from this Indenture, including any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Issuer or otherwise;

               (iii) the failure to give notice to such Subsidiary Guarantor of the occurrence of a Default or Event of Default under the provisions of this Indenture or the other Transaction Documents;

               (iv) any taking, exchange, release or nonperfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

               (v) any manner of application of Collateral, or proceeds thereof, or payments and credits hereunder, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral or any other assets of the Issuer;

               (vi) any failure, omission, delay by or inability on the part of the Trustee, Collateral Trustee or the Holders to assert or exercise any right, power or remedy conferred on the Trustee, the Collateral Trustee or the Holders in this Indenture or the other Transaction Documents;

               (vii) any change in the corporate structure, or termination, dissolution, consolidation or merger of the Issuer or any guarantor (including any other Subsidiary Guarantor) with or into any other entity, the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets of the Issuer or any guarantor (including any other Subsidiary Guarantor), the marshaling of the assets and liabilities of the Issuer or any guarantor (including any other Subsidiary Guarantor), the receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors, or readjustment of, or other similar proceedings affecting the Issuer or any guarantor (including any other Subsidiary Guarantor), or any of the assets of any of them, or except as set forth in Section 11.7, any change in the ownership of such Subsidiary Guarantor;

               (viii) the assignment of any right, title or interest of the Trustee or any Holder in this Indenture or the other Indenture Documents to any other Person;

               (ix) any extension or renewal of any of the Guaranteed
     Obligations;

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               (x) any exchange, surrender, substitution, modification of any collateral security for the Obligations of any Subsidiary Guarantor or the release of any security held by any Holder or the Trustee for the Obligations of any Subsidiary Guarantor, or the failure of Trustee, Collateral Trustee or any other Person to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Guaranteed Obligations;

               (xi) the election by, or on behalf of, any one or more of Holders, Collateral Trustee and Trustee, in any proceeding instituted under Chapter 11 of the Bankruptcy Law;

               (xii) any borrowing or grant of a security interest by Issuer, as debtor-in-possession, under Section 364 of the Bankruptcy Law;

               (xiii) the disallowance, under Section 502 of the Bankruptcy Law, of all or any portion of the claims of any of Holders, Collateral Trustee or Trustee for repayment of all or any part of the Guaranteed Obligations or any expenses described in Section 11.1;

               (xiv) any refusal of payment by Trustee, Collateral Trustee or any Holder, in whole or in part, from any obligor or guarantor in connection with any of the Guaranteed Obligations, whether or not with notice to, or further assent by, or any reservation of rights against, Issuer or any Subsidiary Guarantor;

               (xv) any defense, setoff, cross claim or counterclaim which may at any time be available to or asserted by or against any Subsidiary Guarantor or Issuer; or

               (xvi) any other event or circumstance (including any statute of limitations), whether foreseen or unforeseen and whether similar or dissimilar to any of the foregoing, that might otherwise constitute a defense available to, or a discharge of, the Issuer or a guarantor (including any other Subsidiary Guarantor), other than payment in full of the Guaranteed Obligations; it being the intent of such Subsidiary Guarantor that its obligations hereunder shall not be discharged except by payment of all amounts owing pursuant to this Indenture or the Notes and except as otherwise provided in Section 11.7 or ARTICLE IX.

          (i) Each Subsidiary Guarantor hereby agrees that it shall not be entitled to and irrevocably waives: (i) promptness, diligence, presentment, and demand of payment, (ii) filing of claim with a court in the event of insolvency or bankruptcy of the Issuer, any Subsidiary Guarantor, any other Subsidiary of the Issuer or any other obligor under the Notes, (iii) any right to require a proceeding first against the Issuer, any Subsidiary Guarantor, any other Subsidiary of the Issuer or any other obligor under this Indenture, the Notes or the Collateral Documents, (iv) protest, notice and all demands whatsoever, (v) any requirement that the Trustee, Collateral Trustee, any Holder or any other Person protect, secure, perfect or insure any Lien or any Property subject thereto or exhaust any right or take any action against the Issuer or any other Person or any Collateral, or obtain any relief pursuant to this Indenture or pursue any other

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available remedy, (vi) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR
COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES, (vii) any defense arising by reason of any claim or defense based upon an election of remedies by the Trustee, the Collateral Trustee or any Holder which in any manner impairs, reduces, releases or otherwise affects its subrogation, contribution or reimbursement rights or other rights to proceed against the Issuer or any other Person or any Collateral; (viii) any duty on the part of the Trustee, the Collateral Trustee or any Holder to disclose to such Subsidiary Guarantor any matter, fact or thing relating to the business, operation or condition of the Issuer and its assets now or hereafter known by the Trustee, Collateral Trustee or such Holder; (ix) all notices of the existence, creation or incurring of new or additional indebtedness, arising either from additional financial accommodations extended to Issuer or otherwise; (x) any defense based upon any requirement of law which provides that the obligation of a surety must be neither large in amount nor in other respects more burdensome than that of the principal.

          (j) If any Holder, the Trustee or the Collateral Trustee is required by any court or otherwise to return to the Issuer, any Subsidiary Guarantor, any other Subsidiary of the Issuer or any other obligor under this Indenture, the Notes or the Collateral, or any trustee, liquidator or other similar official, any amount paid by the Issuer, any Subsidiary Guarantor, any other Subsidiary of the Issuer or any other obligor under this Indenture, the Notes or the Collateral Documents to the Trustee, the Collateral Trustee or such Holder, the Subsidiary Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect.

          (k) Each Subsidiary Guarantor agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders, the Trustee and the Collateral Trustee, on the other hand, (i) the maturity of the Obligations of the Issuer guaranteed, hereby may be accelerated as provided in Section 7.2 for the purposes of the Subsidiary Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Issuer of the Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those Obligations as provided in Section 7.2, those Obligations (regardless of whether due and payable) will forthwith become due and payable by each of the Subsidiary Guarantors for the purpose of the Subsidiary Guarantees.

          (l) Each Subsidiary Guarantor agrees that the Obligations under this Indenture and the Transaction Documents may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this ARTICLE XI notwithstanding the extension or renewal of any such Obligation.

          Section 11.2 Execution and Delivery of the Subsidiary Guarantees.

          (a) To evidence the Subsidiary Guarantees set forth in Section 11.1, the Issuer and each Subsidiary Guarantor hereby agrees that

                    (i) a notation of the Subsidiary Guarantees substantially as set forth on Exhibit E hereto shall be endorsed on each Note authenticated and delivered by the Trustee;

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                    (ii) such endorsement shall be executed on behalf of each
          Subsidiary Guarantor by its manager, chairman of the board, president, chief financial officer, chief operating officer, treasurer, secretary or any vice president; and

                    (iii) a counterpart signature page to this Indenture and each Collateral Document and Transaction Document shall be executed on behalf of each Subsidiary Guarantor by its manager, chairman of the board, president or one of its vice presidents and attested to by another officer acknowledging such Subsidiary Guarantor's agreement to be bound by the provisions hereof and thereof.

          (b) Each Subsidiary Guarantor hereby agrees that its Subsidiary Guaranty set forth in Section 11.1 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guaranty.

          (c) If an officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Notes on which a Subsidiary Guaranty is endorsed, the Subsidiary Guaranty shall nevertheless be valid.

          (d) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantees set forth in this Indenture on behalf of the Subsidiary Guarantors.

          Section 11.3 Limitation on Subsidiary Guarantor's Liability.

          Each Subsidiary Guarantor and, by its acceptance hereof, each Holder hereby confirms that it is the intention of all such parties that the guaranty by such Subsidiary Guarantor pursuant to its Subsidiary Guaranty not constitute a fraudulent transfer or conveyance for purposes of any federal or state law. To effectuate the foregoing intention, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the Obligations of each Subsidiary Guarantor under its Subsidiary Guaranty shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the Obligations of such other Subsidiary Guarantor under its Subsidiary Guaranty, result in the Obligations of such Subsidiary Guarantor under its Subsidiary Guaranty not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not rendering a Subsidiary Guarantor insolvent.

          Section 11.4 Rights under the Subsidiary Guarantees.

          (a) No payment by any Subsidiary Guarantor pursuant to the provisions hereof shall entitle such Subsidiary Guarantor to any payment out of any Collateral or give rise to any claim of the Subsidiary Guarantors against the Trustee, the Collateral Trustee or any Holder.

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          (b) Each Subsidiary Guarantor waives notice of the issuance, sale and purchase of the Notes and notice from the Trustee, the Collateral Trustee or the Holders from time to time of any of the Notes of their acceptance and reliance on its Subsidiary Guaranty.

          (c) No set-off, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature (other than performance by the Subsidiary Guarantors of their obligations hereunder) that any Subsidiary Guarantor may have or assert against the Trustee, the Collateral Trustee or any Holder shall be available hereunder to such Subsidiary Guarantor.

          Section 11.5 Primary Obligations.

          The Obligations of each Subsidiary Guarantor hereunder shall constitute a guaranty of payment and not of collection. Each Subsidiary Guarantor agrees that it is directly liable to each Holder hereunder, that the Obligations of each Subsidiary Guarantor hereunder are independent of the Obligations of the Issuer or any other Subsidiary Guarantor, and that a separate action may be brought against each Subsidiary Guarantor, whether such action is brought against the Issuer or any other Subsidiary Guarantor or whether the Issuer or any other Subsidiary Guarantor is joined in such action. Each Subsidiary Guarantor agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by the Trustee, the Collateral Trustee or the Holders of whatever remedies they may have against the Issuer or any other Subsidiary Guarantor or the enforcement of any lien or realization upon any security the Trustee or the Collateral Trustee may at any time possess. Each Subsidiary Guarantor agrees that any release that may be given by the Trustee, the Collateral Trustee or the Holders to the Issuer or any other Subsidiary Guarantor shall not release such Subsidiary Guarantor.

          Section 11.6 Guaranty by Future Subsidiaries.

          The Issuer shall cause each Person other than a Foreign Subsidiary and a Subsidiary of EFILM, DHD Ventures and PANY (except to the extent required pursuant to the definition of "Specified Disposition", and, with respect to PANY and any Subsidiary of PANY, except to the extent provided in the definition of "Subsidiary Guarantor") that becomes a Restricted Subsidiary after the Issue Date (regardless of whether through formation, acquisition, merger or otherwise) to, concurrently with so becoming a Restricted Subsidiary to:

          (a) become a Subsidiary Guarantor hereunder and execute and deliver to the Trustee an endorsement of its Subsidiary Guaranty in the form of Exhibit E attached hereto and a supplemental indenture in form reasonably satisfactory to the Trustee, pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuer's Obligations under the Notes, this Indenture, and the Collateral Documents as set forth in Section 11.1,

          (b) execute Collateral Documents (substantially in the form of the Collateral Documents entered into on the Issue Date) or a supplement thereto necessary to grant to the Trustee a valid, enforceable, perfected Lien on the Collateral described therein, and

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          (c) deliver to the Trustee an Opinion of Counsel, in form reasonably satisfactory to the Trustee, to the effect that (i) such supplemental indenture, Subsidiary Guaranty and Collateral Documents have been duly authorized, executed and delivered by such Restricted Subsidiary and (ii) such supplemental indenture, Subsidiary Guaranty and Collateral Documents constitute legal, valid, binding and enforceable obligations of such Restricted Subsidiary, subject to customary exceptions for bankruptcy, fraudulent transfer and equitable principles.

          Each Note issued after the date of execution by any Subsidiary Guarantor of a Subsidiary Guaranty shall be endorsed with a form of Subsidiary Guaranty that has been executed by such Subsidiary Guarantor. However, the failure of any Note to have endorsed thereon a Subsidiary Guaranty executed by such Subsidiary Guarantor shall not affect the validity or enforceability of such Subsidiary Guaranty against such Subsidiary Guarantor.

          Section 11.7 Release of Subsidiary Guarantors.

          If (a) all of the Capital Stock of any Subsidiary Guarantor is sold by the Issuer or any of the Subsidiaries to a Person (other than the Issuer or any of its Subsidiaries) and the Net Proceeds from such Asset Disposition are used in accordance with Section 5.19, (b) if any Subsidiary Guarantor consummates a transaction permitted in ARTICLE VI, or (c) if the Required Holders consent in writing, then in each case such Subsidiary Guarantor shall be released and discharged from all of its obligations under its Subsidiary Guaranty of the Notes, this Indenture and the Collateral Documents. At the request of the Issuer, the Trustee and Collateral Trustee shall execute and deliver an instrument evidencing any release permitted by this Section 11.7.

          Section 11.8 Waiver of Subrogation and Contribution.

          Until this Indenture has been discharged, each Subsidiary Guarantor hereby irrevocably waives any claim or other right which it may now or hereafter acquire against the Issuer or any guarantor (including any other Subsidiary Guarantor) that arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor's obligations under its Subsidiary Guarantee herein, including any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Trustee, Collateral Trustee or any Holder against the Issuer or any guarantor or any Collateral which the Trustee, Collateral Trustee or any Holder now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from the Issuer, directly or indirectly, in cash or other Property or by setoff or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to such Subsidiary Guarantor in violation of the preceding sentence and the Guaranteed Obligations shall not have been paid in full, such amount shall be deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Trustee, the Collateral Trustee and the Holders, and shall forthwith be paid to the Trustee for the benefit of the Holders to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of this Indenture. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing

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arrangements contemplated by this Indenture and that the waivers set forth in this Section 11.8 are knowingly made in contemplation of such benefits.

          Section 11.9 Cumulative Remedies.

          The remedies herein provided are cumulative and not exclusive of any remedies provided by law. The Trustee, Collateral Trustee and the Holders shall have all the rights and remedies granted in this Indenture and the other Transaction Documents and available at law or in equity, and these same rights and remedies may be pursued separately, successively or concurrently against the Issuer or any Subsidiary Guarantor, or any Collateral.

          Section 11.10 Successors and Assigns

          Until its Subsidiary Guaranty is released, this ARTICLE XI shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee, the Collateral Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder, the Trustee or the Collateral Trustee, the rights and privileges conferred upon that party in this Indenture and in the other Transaction Documents shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

                                  ARTICLE XII
                                SECURITY INTEREST

          Section 12.1 Collateral Documents.

          To secure the due and punctual payment, performance and observance of the Obligations, the Issuer has simultaneously with the execution of this Indenture entered into the Collateral Documents and has made an assignment and pledge of or otherwise transferred or caused to be transferred its right, title and interest in and to the Collateral, pursuant to the other Collateral Documents and in the manner and to the extent therein provided. Each Holder, by accepting a Note, agrees to all of the terms and provisions of each Collateral Document (including, without limitation, the provisions providing for the release of Collateral), as the same may be in effect or may be amended from time to time pursuant to its terms and the terms hereof. The Issuer will execute, acknowledge and deliver to the Collateral Trustee such further assignments, transfers, assurances or other instruments as the Collateral Trustee may require or request, and will do or cause to be done all such acts and things as may be necessary or proper, or as may be reasonably required by the Collateral Trustee to assure and confirm to the Collateral Trustee the security interest in the Collateral contemplated hereby and by the other Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed.

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          Section 12.2 Opinions, Certificates and Appraisals.

          (a) The Issuer shall furnish to the Collateral Trustee promptly after the execution and delivery of this Indenture but prior to authentication of any Notes, Opinions of Counsel covering such jurisdictions as the Initial Purchasers may reasonably request (i) stating that in the opinion of such counsel the actions necessary to be taken under the Uniform Commercial Code of all applicable jurisdictions, or otherwise with respect to the recording, registering and filing of this Indenture, the other Collateral Documents, financing statements or other instruments to make effective and to perfect the Liens intended to be created by the Collateral Documents have been taken and reciting with respect to the security interests in the Collateral, the details of such actions, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Liens effective and perfected.

          (b) The Issuer shall furnish to the Collateral Trustee on or before January 30 in each year beginning with January 30, 2005, an Opinion of Counsel, dated as of such date, either (i) stating that, subject to customary assumptions and exclusions, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing rerecording, re-registering and refiling (in this section, "recordation") of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien intended to be created by the Collateral Documents (if not then terminated pursuant to their terms) and the perfection thereof for the succeeding thirteen (13) months and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, or
(ii) stating that, subject to customary assumptions and exclusions, in the opinion of such counsel, no such action is necessary to maintain such Lien and the perfection thereof.

          (c) The release of any Collateral from the terms of the Collateral Documents and as permitted in Section 12.5 will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the Collateral Documents. To the extent applicable, the Issuer shall cause TIA Section 314(d) relating to the release of property or securities from the lien of the Collateral Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien of the Collateral Documents, to be complied with. With respect to any such substitution, the Issuer shall furnish to the Trustee an Independent Financial Advisor's Certificate if required by TIA Section 314(d). Any certificate or opinion required by TIA (Section) 314(d) may be made by an Officer of the Issuer, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent person, which person shall meet the requirements set forth in clauses (a) through (c) of the definition of the term "Independent Financial Advisor."

          Section 12.3 Authorization of Actions to be Taken by the Trustee Under the Collateral Documents.

          The Collateral Trustee may, in its sole discretion and without the consent of the Holders, take all actions it deems necessary or appropriate to
(a) enforce any of the terms of the Collateral Documents and (b) collect and receive any and all amounts payable in respect of the obligations of the Issuer under this ARTICLE XII. Subject to the provisions of this Indenture and

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the other Collateral Documents, the Collateral Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as it may deem expedient to preserve or protect its interest and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Collateral Trustee in any such capacity). Except to the extent that the Collateral Trustee is authorized to act without the consent of the Holders pursuant to Sections 5.2(d), 8.5(a)(i), 8.5(a)(iii), 8.5(a)(iv), 8.5(b) (except as it relates to 8.5(a)(ii)),
8.5(c), 10.2(b) and 10.2(d) (except to the extent set forth in the proviso thereof) of the Intercreditor Agreement, the Collateral Trustee shall take any action permitted by the Collateral Documents with respect to the Collateral and the Collateral Documents as requested in writing by the Required Holders; provided, however, that the Collateral Trustee shall not be obligated to take such action which is in conflict with any provision of law or of this Indenture or the Collateral Documents with respect to which the Collateral Trustee has not received adequate security or indemnity satisfactory to it against any loss, liability or expense. Under no circumstance shall the Collateral Trustee be liable for following the instructions of the Required Holders, except for gross negligence or willful misconduct.

          Section 12.4 Release of Collateral.

          Collateral may be released from time to time in accordance with the terms of the Collateral Documents. The Trustee shall, from time to time, confirm to the Collateral Trustee that any release of Collateral from the security interest or Lien of the Collateral Documents is permitted under this Indenture upon receipt by a Trust Officer of (a) at least one (1) Business Day prior to the requested date for such confirmation, an Officers' Certificate from the Issuer requesting such release and describing the property to be so released and stating that such release complies with the terms of this Indenture and the Collateral Documents, and (b) simultaneous with or prior to such request, any Officers' Certificates or Opinions of Counsel required by TIA Section 314(d) in connection with such release, in compliance with Section 13.4 and Section 13.5.

          Section 12.5 Release Upon Termination of the Issuer's Obligations.

          (a) In the event that the Issuer delivers an Officers' Certificate certifying that all of the Obligations of the Issuer and the Subsidiary Guarantors under the Transaction Documents have been satisfied and discharged by complying with the provisions of Section 4.1 or ARTICLE IX hereof, the Trustee shall deliver to the Collateral Trustee a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral, and any rights it has under the Collateral Documents, and, upon and after the receipt by the Collateral Trustee of such notice, Collateral Trustee shall not be deemed to hold the security interests in the Collateral on behalf of the Trustee for the benefit of the Holders.

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          (b) Any release of Collateral made strictly in compliance with the provisions of this Section 12.5 shall not be deemed to impair the security interests in contravention of the provisions of this Indenture.

          Section 12.6 When Trustee is Collateral Trustee. At any time the Trustee under this Indenture and the Collateral Trustee under the Collateral Documents are the same Person. then the Trustee and the Collateral Trustee shall not be required to provide any written notices or issue any written instructions that are required under this Indenture to be provided or issued (a) by the Trustee to the Collateral Trustee, or (b) by the Collateral Trustee to the Trustee.

                                  ARTICLE XIII

                                  MISCELLANEOUS

          Section 13.1 Trust Indenture Act Controls.

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

          Section 13.2 Notices.

          The Issuer and Restricted Subsidiaries shall mail to the Initial Holders a copy of all written notices given by Issuer or such Restricted Subsidiary to the Trustee or the Collateral Trustee hereunder or under any of the other Transaction Documents, at the same time and in the same manner as such notice is given to the Trustee and the Collateral Trustee.

          Any notice or communication by the Issuer or the Trustee to others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' addresses:

                                  If to the Issuer or any Subsidiary Guarantor:

                                  Panavision Inc.
                                  6219 De Soto Avenue
                                  Woodland Hills, California 91367
                                  Attention: Chief Financial Officer
                                  Telephone No.: (818) 316-2134
                                  Telecopier No.: (818) 316-1130

                                  If to the Trustee or the Collateral Trustee:

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                                  Wilmington Trust Company
                                  Rodney Square North
                                  1100 North Market Street
                                  Wilmington, DE 19890-0001
                                  Attention: Corporate Trust Administration
                                  Telecopier No.: (302) 636-4140

                                  If to any Initial Holder:

                                  To the address set forth for such Initial
                                  Holder on the Purchase Agreement

          The Issuer or the Trustee, as the case may be, by notice to the others may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon receipt, if deposited in the mail, postage prepaid; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. All notices and communications to the Trustee shall be deemed to have been duly given only if actually received by the Trustee.

          Any notice or communication to a Holder shall be mailed by first-class mail, to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice communication is mailed in the manner provided above within the time prescribed, it is duly given, regardless of whether the addressee receives it.

          If the Issuer mails a notice or communication to Holders, they shall mail a copy to the Trustee at the same time.

          Section 13.3 Communication by Holders with Other Holders.

          Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

          Section 13.4 Certificate and Opinion as to Conditions Precedent.

          Upon any request or application by the Issuer to the Trustee or the Collateral Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

          (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.5) stating that, in the

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opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with;
and

          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.5) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

          Section 13.5 Statements Required in Certificate or Opinion.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture or any Collateral Documents (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall include:

          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of such Person, such condition or covenant has been complied with,

provided that with respect to matters of fact, an Opinion of Counsel may rely upon an Officers' Certificate or a certificate of a public official.

          Section 13.6 Rules of Trustee and Agents.

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

          Section 13.7 Legal Holidays.

          If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          Section 13.8 No Recourse Against Others.

          No director, officer, employee, incorporator, stockholder, member or controlling person of either of the Issuer or any Guarantor, as such, shall have any liability for any obligations of either of the Issuer or any Guarantor under the Notes, this Indenture, or the

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Collateral Documents or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release shall be part of the consideration for the issuance of the Notes and the Subsidiary Guarantees. Notwithstanding the foregoing nothing its this provision shall be construed as a waiver or release of any claims under the federal securities laws.

          Section 13.9 Governing Law.

          THIS INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          THE ISSUER AND EACH SUBSIDIARY GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS.

          THE ISSUER AND EACH SUBSIDIARY GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          THE ISSUER AND EACH SUBSIDIARY GUARANTOR IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE ISSUER AND SUBSIDIARY GUARANTOR AT THE ADDRESS SET FORTH HEREIN FOR THE ISSUER, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE ISSUER IN ANY OTHER JURISDICTION.

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          Section 13.10 No Adverse Interpretation of Other Agreements.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Issuer or its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          Section 13.11 Successors.

          All agreements of the Issuer and any Subsidiary Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture and the Collateral Documents shall bind their successors.

          Section 13.12 Severability.

          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 13.13 Counterpart Originals.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          Section 13.14 Table of Contents, Headings, etc.

          The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

          Section 13.15 Confidentiality.

          (a) The Trustee, the Collateral Trustee and the Holders may not disclose any Confidential Information, except (i) to the extent reasonably required by a bona fide offeree, transferee or assignee (or potential participant) in connection with the contemplated transfer (or participation), provided, however, that any such offeree or assignee (or participant) shall agree in writing to comply with this Section 13.15, (ii) as required or requested by any Governmental Authority or representative thereof, as required under any applicable law, (iii) pursuant to legal process, (iv) such information
(A) that was publicly known or otherwise known to such Person, at the time of disclosure (except pursuant to disclosure in connection with or in violation of this Indenture), (B) that subsequently becomes publicly known through no act or omission by such Person, or (C) that otherwise becomes known to such Person, other than through disclosure in connection herewith or in violation hereof, (v) to its and its Affiliates' officers, directors, employees, accountants, lawyers and other advisors on a need to know basis, who, in each case, shall be informed of the restrictions on disclosing such information contained in this Section 13.5(b), (vi) the Trustee and Collateral Trustee may disclose such information as may be

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requested by its auditors, bank examiners and similar authorities. In no event shall the Trustee, Collateral Trustee or any Holder be obligated or required to return any materials furnished by the Issuer or any Subsidiary thereof, (vii) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Holder's investment portfolio in connection with ratings issued with respect to such Holder, or (viii) in connection with the exercise of any remedy hereunder or under any other Transaction Document; provided that, if reasonably requested by the Issuer, the Trustee, Collateral Trustee and the Holders shall make commercially reasonable efforts to determine, and inform the Issuer of, the Persons who received such Confidential Information; provided, further, each offeree shall be required to agree that if it does not become an assignee or transferee (or participant) it shall return all materials furnished to it by the Issuer, such Subsidiary thereof, the Trustee, the Collateral Trustee or any Holder; provided, further, such Trustee, Collateral Trustee and Holder may, without restriction hereunder, including the providing of such notice, provide any and all of such information to any of the agencies or other governmental entities which regularly regulate its ability to engage in any of its businesses under state or federal law.

          (b) As used herein, the term "Confidential Information" means all information contained in materials relating to the Issuer and its Subsidiaries provided to the Trustee, Collateral Trustee or any Holder or its representatives or agents that is designated as "confidential" other than (x) information which is at the time so provided or thereafter becomes generally available to the public other than as a result of a disclosure by the Trustee, Collateral Trustee or one or more Holders, (y) information which was available to the Trustee, Collateral Trustee or one or more Holders prior to its disclosure to the Holders by the Issuer, any Restricted Subsidiary or their representatives or agents and
(z) information which becomes available to the Trustee, Collateral Trustee or any one or more Holders from a source other than the Issuer, any Restricted Subsidiary, their representatives or agents.

          (c) This Section 13.15 shall survive the execution and delivery of this Indenture and the termination hereof.

                            (Signature pages follow.)

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          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Indenture as of the date first written above.

                              PANAVISION INC., as Issuer


                              By: /s/ Eric W. Golden
                                  ----------------------------------------------
                              Name: Eric W. Golden
                              Title: Executive Vice President & General Counsel


                              PANAPAGE ONE LLC, as a Subsidiary Guarantor


                              By: /s/ Eric W. Golden
                                  ----------------------------------------------
                              Name: Eric W. Golden
                              Title: Executive Vice President & General Counsel


                              PANAPAGE TWO LLC, as a Subsidiary Guarantor


                              By: /s/ Eric W. Golden
                                  ----------------------------------------------
                              Name: Eric W. Golden
                              Title: Executive Vice President & General Counsel


                              PANAPAGE CO. LLC, as a Subsidiary Guarantor


                              By: /s/ Eric W. Golden
                                  ----------------------------------------------
                              Name: Eric W. Golden
                              Title: Executive Vice President & General Counsel


                              PANAVISION U.K. HOLDINGS, INC., as a Subsidiary Guarantor


                              By: /s/ Eric W. Golden
                                  ----------------------------------------------
                              Name: Eric W. Golden
                              Title: Executive Vice President & General Counsel


                              PANAVISION REMOTE SYSTEMS, LLC, as a Subsidiary Guarantor


                              By: /s/ Eric W. Golden
                                  ----------------------------------------------
                              Name: Eric W. Golden
                              Title: Executive Vice President & General Counsel

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                              LAS PALMAS PRODUCTIONS, INC., as a Subsidiary
                              Guarantor


                              By: /s/ Eric W. Golden
                                  ----------------------------------------------
                              Name: Eric W. Golden
                              Title: Executive Vice President & General Counsel


                              PANAVISION INTERNATIONAL, L.P., as a
                              Subsidiary Guarantor
                              By: Panapage Two LLC, as General Partner


                              By: /s/ Eric W. Golden
                                  ----------------------------------------------
                              Name: Eric W. Golden
                              Title: Executive Vice President & General Counsel

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                              WILMINGTON TRUST COMPANY, as Trustee


                              By: /s/ Heather L. Maier
                                  ----------------------------------------------
                              Name: Heather L. Maier
                              Title: Authorized Signer


                              WILMINGTON TRUST COMPANY, as Collateral Trustee


                              By: /s/ Heather L. Maier
                                  ----------------------------------------------
                              Name: Heather L. Maier
                              Title: Authorized Signer

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1    Definitions.....................................................1

Section 1.2    Incorporation by Reference of Trust Indenture Act..............29

Section 1.3    Rules of Construction..........................................30

                                   ARTICLE II
                                    THE NOTES

Section 2.1    Designation; Form and Dating...................................31

Section 2.2    Execution and Authentication...................................31

Section 2.3    Registrar, Paying Agent and Depositary.........................32

Section 2.4    Intentionally Omitted..........................................33

Section 2.5    Holder Lists...................................................33

Section 2.6    Transfer and Exchange..........................................33

Section 2.7    Replacement Notes..............................................38

Section 2.8    Outstanding Notes..............................................39

Section 2.9    Treasury Notes.................................................39

Section 2.10   Temporary Notes................................................39

Section 2.11   Cancellation...................................................40

Section 2.12   Defaulted Interest.............................................40

Section 2.13   Legends........................................................41

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Section 2.14   Deposit of Moneys..............................................41

Section 2.15   CUSIP Numbers..................................................42

                                   ARTICLE III
                                   REDEMPTION

Section 3.1    Notices to Trustee.............................................42

Section 3.2    Selection of Notes to Be Redeemed..............................42

Section 3.3    Notice of Redemption...........................................43

Section 3.4    Effect of Notice of Redemption.................................43

Section 3.5    Deposit of Redemption Price....................................44

Section 3.6    Notes Redeemed in Part.........................................44

Section 3.7    Optional Redemption............................................44

Section 3.8    Mandatory Redemption...........................................45

Section 3.9    Taxes..........................................................45

                                   ARTICLE IV
                           SATISFACTION AND DISCHARGE

Section 4.1    Satisfaction and Discharge of Indenture........................48

Section 4.2    Application of Trust Money.....................................49

                                    ARTICLE V
                                    COVENANTS

Section 5.1    Payment of Notes...............................................50

Section 5.2    Maintenance of Office or Agency................................50

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Section 5.3    Limitation on Restricted Payments..............................51

Section 5.4    Corporate Existence............................................54

Section 5.5    Payment of Taxes and Other Claims..............................54

Section 5.6    EBITDA.........................................................54

Section 5.7    Senior Credit Facility Payments................................54

Section 5.8    Default Notices and Compliance Certificates....................55

Section 5.9    Commission Reports.............................................55

Section 5.10   Waiver of Stay, Extension or Usury Laws........................56

Section 5.11   Amendment to Certain Agreements................................56

Section 5.12   Limitation on Liens............................................57

Section 5.13   Books, Records, Access; Confidentiality........................58

Section 5.14   Security Interests.............................................58

Section 5.15   Repurchase of Notes Upon a Change in Control...................59

Section 5.16   Restrictions on Becoming an Investment Company.................60

Section 5.17   Limitation on Indebtedness.....................................60

Section 5.18   Limitation on Distributions from Restricted Subsidiaries.......62

Section 5.19   Limitation on Sales of Assets and Subsidiary Stock.............63

Section 5.20   Limitation on Affiliate Transactions...........................64

Section 5.21   Limitation on Sale/Leaseback Transactions......................65

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                                   ARTICLE VI
                       MERGER AND CONSOLIDATION PROHIBITED

Section 6.1    Merger and Consolidation of Issuer or Restricted Subsidiary....65

                                   ARTICLE VII
                              DEFAULTS AND REMEDIES

Section 7.1    Events of Default..............................................67

Section 7.2    Acceleration...................................................69

Section 7.3    Waiver of Past Defaults........................................70

Section 7.4    Control by Majority............................................70

Section 7.5    Limitation on Suits............................................70

Section 7.6    Rights of Holders to Receive Payment...........................71

Section 7.7    Collection of Indebtedness; Provisions Regarding Sale by
                  Trustee.....................................................71

Section 7.8    Trustee or Collateral Trustee May File Proofs of Claim.........71

Section 7.9    Trustee May Enforce Claims Without Possession of Notes.........72

Section 7.10   Priorities.....................................................72

Section 7.11   Restoration of Rights and Remedies.............................73

Section 7.12   Rights and Remedies Cumulative.................................73

Section 7.13   Delay or Omission Not Waiver...................................73

Section 7.14   Undertaking for Costs..........................................73

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                                  ARTICLE VIII
                     THE TRUSTEE AND THE COLLATERAL TRUSTEE

Section 8.1    Duties.........................................................74

Section 8.2    Rights of Trustee and Collateral Trustee.......................75

Section 8.3    Individual Rights of Trustees..................................76

Section 8.4    Disclaimer.....................................................76

Section 8.5    Notice of Defaults; Other Notices..............................76

Section 8.6    Reports by Trustee to Holders..................................76

Section 8.7    Compensation and Indemnity.....................................77

Section 8.8    Resignation and Removal; Appointment of Successor..............78

Section 8.9    Successor Trustee or Collateral Trustee by Merger, etc.........79

Section 8.10   Eligibility; Disqualification..................................79

Section 8.11   Additional Co-Collateral Trustees; Separate Collateral
                  Trustees....................................................80

Section 8.12   Preferential Collection of Claims Against the Issuer...........81

                                   ARTICLE IX
               DISCHARGE; LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 9.1    Discharge; Option to Effect Legal or Covenant Defeasance.......82

Section 9.2    Legal Defeasance and Discharge.................................82

Section 9.3    Covenant Defeasance............................................83

Section 9.4    Conditions to Legal or Covenant Defeasance.....................83

Section 9.5    Deposits to be Held in Trust; Other Miscellaneous
                  Provisions..................................................85

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Section 9.6    Repayment to the Issuer........................................85

Section 9.7    Reinstatement..................................................85

                                    ARTICLE X
                                   AMENDMENTS

Section 10.1   Without Consent of Holders.....................................86

Section 10.2   With Consent of Holders........................................87

Section 10.3   Compliance with Trust Indenture Act............................88

Section 10.4   Revocation and Effect of Consents..............................89

Section 10.5   Notation on or Exchange of Notes...............................89

Section 10.6   Trustee and Collateral Trustee to Sign Amendments, etc.........89

                                   ARTICLE XI
                              SUBSIDIARY GUARANTEES

Section 11.1   Subsidiary Guaranty............................................89

Section 11.2   Execution and Delivery of the Subsidiary Guarantees............94

Section 11.3   Limitation on Subsidiary Guarantor's Liability.................95

Section 11.4   Rights under the Subsidiary Guarantees.........................95

Section 11.5   Primary Obligations............................................96

Section 11.6   Guaranty by Future Subsidiaries................................96

Section 11.7   Release of Subsidiary Guarantors...............................97

Section 11.8   Waiver of Subrogation and Contribution.........................97

Section 11.9   Cumulative Remedies............................................98

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Section 11.10  Successors and Assigns.........................................98

                                   ARTICLE XII
                                SECURITY INTEREST

Section 12.1   Collateral Documents...........................................98

Section 12.2   Opinions, Certificates and Appraisals..........................99

Section 12.3   Authorization of Actions to be Taken by the Trustee Under
                  the Collateral Documents....................................99

Section 12.4   Release of Collateral.........................................100

Section 12.5   Release Upon Termination of the Issuer's Obligations..........100

Section 12.6   When Trustee is Collateral Trustee............................101

                                  ARTICLE XIII
                                  MISCELLANEOUS

Section 13.1   Trust Indenture Act Controls..................................101

Section 13.2   Notices.......................................................101

Section 13.3   Communication by Holders with Other Holders...................102

Section 13.4   Certificate and Opinion as to Conditions Precedent............102

Section 13.5   Statements Required in Certificate or Opinion.................103

Section 13.6   Rules of Trustee and Agents...................................103

Section 13.7   Legal Holidays................................................103

Section 13.8   No Recourse Against Others....................................103

Section 13.9   Governing Law.................................................104

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Section 13.10   No Adverse Interpretation of Other Agreements................105

Section 13.11   Successors...................................................105

Section 13.12   Severability.................................................105

Section 13.13   Counterpart Originals........................................105

Section 13.14   Table of Contents, Headings, etc.............................105

Section 13.15   Confidentiality..............................................105

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EXHIBIT A    - FORM OF DEFINITIVE NOTE

EXHIBIT B    - FORM OF GLOBAL NOTE

EXHIBIT C    - FORM OF CERTIFICATION RE TRANSFER

EXHIBIT D    - FORM OF LEGENDS

EXHIBIT E    - FORM OF SUBSIDIARY GUARANTY

EXHIBIT F    - FORM OF COLLATERAL AGREEMENT

EXHIBIT G    - FORM OF U.S. TAX COMPLIANCE CERTIFICATE

SCHEDULE I   - PERMITTED LIENS IDENTIFIED CLAUSE (A) OF "PERMITTED LIENS"

SCHEDULE II  - INDEBTEDNESS OUTSTANDING ON THE ISSUE DATE

SCHEDULE III - ENCUMBRANCES OR RESTRICTIONS ON THE ISSUE DATE

SCHEDULE IV  - ASSET DISPOSITIONS

SCHEDULE V   - NON-CORE ASSETS

SCHEDULE VI  - AFFILIATE TRANSACTIONS

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                                              Exhibit A: Form of Definitive Note
                                           Form of Certificate of Authentication

                                 PANAVISION INC.

CUSIP No                                                               $

                       12.50% SENIOR SECURED NOTE DUE 2009

          PANAVISION INC., a Delaware corporation (the "Issuer"), for value received, promises to pay to [_____________] or registered assigns the principal sum of $ dollars on January 16, 2009.

          Interest Payment Dates: March 31, June 30, September 30, December 31

          Record Dates: March 15, June 15, September 15, December 15

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place. Additional provisions of this Note are set forth on the other side of this Note.

                                        PANAVISION INC., a Delaware corporation


                                        ----------------------------------------
                                        Name:
                                        Title:

                                        ----------------------------------------
                                        Name:
                                        Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

WILMINGTON TRUST COMPANY, as Trustee
certifies that this is one of the Notes referred to in the Indenture


----------------------------------------
Name:
Title:

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                    [FORM OF REVERSE SIDE OF DEFINITIVE NOTE]

                       12.50% Senior Secured Note Due 2009

1.   Interest.

          Panavision Inc., a Delaware corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), promises to pay interest on the outstanding principal amount of this Note from January 16, 2004 until maturity at the rate of (a) 12.50% per annum plus (b) if a Specified Event of Default has occurred and is continuing, 2.50%. To the extent it is lawful, the Company promises to pay interest on any interest payment due but unpaid on such principal amount at a rate of 15.00% per annum compounded quarterly, plus, to the extent lawful, interest payable on such defaulted interest.

          The Company will pay interest quarterly on March 31, June 30, September 30 and December 31 of each year or, if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"), commencing March 31, 2004. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Notes, from the date of issuance. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2.   Method of Payment.

          The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the March 15, June 15, September 15, or December 15 immediately preceding the Interest Payment Date. Except as provided below, the Company shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("Cash"). The Notes will be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York or, at the option of the Company, payment of principal, premium and interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent.

3.   Paying Agent and Registrar.

          Wilmington Trust Company will act as Paying Agent and Registrar. The Company may not change any Paying Agent or Registrar without prior written consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding.

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4.   Indenture.

          The Company issued the Notes under an Indenture, dated as of January 16, 2004 (the "Indenture"), among the Company, the Subsidiary Guarantors named therein and Wilmington Trust Company (the "Trustee" which term includes any successor Trustee under the Indenture) as indenture trustee and collateral trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are senior secured obligations of the Company limited in aggregate principal amount to $104,166,167. The Notes are secured by a pledge of the Collateral, subject to the Collateral Documents and the Intercreditor Agreement.

5.   Optional Redemption.

          Except as set forth below, the Notes may not be redeemed by the Issuer prior to January 16, 2006. On and after such date, the Issuer may redeem the Notes in whole or in part at any time at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, thereon, if any, to the applicable redemption date, if redeemed as set forth below:

Redemption Date                                                       Percentage
---------------                                                       ----------
On or after January 16, 2006 through January 15, 2007..............    108.000%
January 16, 2007 through January 15, 2008..........................    106.000%
January 16, 2008 through January 15, 2009..........................    103.000%

6.   Notice of Optional Redemption.

          Notice of redemption will be mailed at least thirty (30) days but not more than sixty (60) days before a redemption date to each Holder whose Notes are to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If any Note is redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. The Issuer will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or prior to the redemption date and certain other conditions are satisfied, on and after the redemption date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

                                 PANAVISION 12.5% SENIOR SECURED NOTES DUE 22009
                                                                       INDENTURE

7.   Denominations; Transfer; Exchange.

          The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of, or exchange Notes in accordance with, the Indenture. The rights evidenced by this Note to receive principal and interest may only be transferred by the Holder hereof to a transferee by one of two means: (a) by the surrender by Holder of the Note to the Registrar, coupled with an instruction executed by the Holder hereof to the Registrar to re-issue the Note to the transferee identified in the instruction, in which case Registrar shall re-issue the Note endorsed with the name and address of any new Holder or issue a new note in form identical to this surrendered Note made payable to the transferee (new notes shall be issued in any case where the Holder's interest is transferred in part only or is transferred to more than one transferee); or (b) by the making by Registrar of an entry in writing in the Register to reflect the transfer of the ownership of the Note. All Register entries shall be conclusive, in the absence of manifest error, upon all parties concerned, and all parties, including the Paying Agent and Issuer, shall treat the person whose name is recorded in the Register as the owner of the Note recorded therein for all purposes of such Note. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption.

8.   Persons Deemed Owners.

          The registered Holder of a Note may be treated as the owner of it for all purposes.

9.   Unclaimed Money.

          If money for the payment of principal, or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

10.  Discharge Prior to Redemption or Maturity.

          Except as set forth in the Indenture, if the Company irrevocably deposits with the Trustee, in trust, for the benefit of the Holders, Cash, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes to redemption or maturity and comply with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including the restrictive covenants described in paragraph 12 below, but excluding their obligation to pay the principal of and interest on the Notes).

11.  Amendment; Supplement; Waiver.

          Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or

                                 PANAVISION 12.5% SENIOR SECURED NOTES DUE 22009
                                                                       INDENTURE
compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may under certain circumstances amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Note.

12.  Restrictive Covenants.

          The Indenture imposes certain limitations on the ability of the Company and the Restricted Subsidiaries to, among other things, incur additional Indebtedness and issue Disqualified Stock, pay dividends or make certain other restricted payments, enter into certain transactions with Affiliates, incur Liens (other than Permitted Liens), or sell assets, merge or consolidate with any other Person or transfer (by lease, assignment or otherwise) substantially all of the properties and assets of the Company. The limitations are subject to a number of important qualifications and exceptions. The Company must periodically report to the Trustee on compliance with such limitations.

13.  Repurchase at Option of Holder.

          Upon a Change of Control, any Holder of Notes will have the right to cause the Issuer to repurchase such Holder's Notes at a repurchase price equal to the percentage set forth in the table below of the principal amount of the Notes to be repurchased plus accrued interest to the date of repurchase as provided in, and subject to the terms of, the Indenture.

Redemption Date                                                       Percentage
---------------                                                       ----------
On or after the Issue Date through January 15, 2007................    108.000%
January 16, 2007 through January 15, 2008..........................    106.000%
January 16, 2008 through January 15, 2009..........................    103.000%

          Upon certain circumstances as set forth in the Indenture with respect to Excess Proceeds from an Asset Disposition (other than a Specified Disposition), after applying such Excess Proceeds to permanently retire the principal amount outstanding under the Senior Credit Agreement, the Issuer will be required to offer to purchase the Notes with the remaining Excess Proceeds from an Asset Disposition (other than a Specified Disposition) at a repurchase price equal to the percentage set forth below of the principal amount of the Notes to be repurchased plus accrued interest to the date of repurchase:

Redemption Date                                                       Percentage
---------------                                                       ----------
On or after the Issue Date through January 15, 2007................    108.000%
January 16, 2007 through January 15, 2008..........................    106.000%

                                 PANAVISION 12.5% SENIOR SECURED NOTES DUE 22009
                                                                       INDENTURE

January 16, 2008 through January 15, 2009..........................    103.000%

          Upon certain circumstances as set forth in the Indenture with respect to certain proceeds from a Recovery Event, after applying such proceeds to permanently retire the principal amount outstanding under the Senior Credit Agreement, the Issuer will be required to offer to purchase the Notes with the remaining proceeds from a Recovery Event at a repurchase price equal to one hundred percent (100%) of the principal amount of the Notes to be repurchased plus accrued interest to the date of repurchase.

14.  Notation of Guaranty.

          As set forth more fully in the Indenture, the Persons constituting Subsidiary Guarantors from time to time, in accordance with the provisions of the Indenture, unconditionally and jointly and severally guarantee, in accordance with Section 11.1 of the Indenture, to the Holder and to the Trustee and its successors and assigns, that (a) the principal of and interest on the Notes will be paid, whether at the Stated Maturity or Interest Payment Dates, by acceleration, call for redemption or otherwise, and all other obligations of the Company to the Holder or the Trustee under the Indenture or this Note will be promptly paid in full or performed, all in accordance with the terms of the Indenture and this Note, and (b) in the case of any extension of payment or renewal of this Note or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of such extension or renewal, whether at the Stated Maturity, as so extended, by acceleration or otherwise. Such guarantees shall cease to apply, and shall be null and void, with respect to any Subsidiary Guarantor who, pursuant to Article Eleven of the Indenture, is released from its guarantees, or whose guarantees otherwise cease to be applicable pursuant to the terms of the Indenture.

15.  Defaults and Remedies.

          If an Event of Default occurs and is continuing (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization), then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture; provided, that the Intercreditor Agreement restricts the enforcement of the remedies on Collateral and certain related actions. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

16.  Trustee or Agent Dealings with Company.

          The Trustee, Collateral Trustee and each Agent under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services

                                 PANAVISION 12.5% SENIOR SECURED NOTES DUE 22009
                                                                       INDENTURE
for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee, Collateral Trustee and such Agent.

17.  No Recourse Against Others.

          No direct or indirect stockholder, partner, employee, officer or director, as such, past, present or future, of the Company, the Subsidiary Guarantors or any successor entity shall have any personal liability in respect of the obligations of the Company or the Subsidiary Guarantors under the Notes or the Indenture by reason of his, her or its status as such stockholder, partner, employee, officer or director. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

18.  Authentication.

          This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

19.  Abbreviations and Defined Terms.

          Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM ( = tenants in common), TEN ENT ( = tenants by the entireties), JT TEN ( = joint tenants with right of survivorship and not as tenants in common), CUST ( = Custodian), and U/G/M/A ( = Uniform Gifts to Minors
Act).

20.  CUSIP Numbers.

          Pursuant to a recommendation promulgated by the Committee on Uniform
Note Identification Procedures, the Company will cause CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

21.  Governing Law.

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Collateral Agreement. Requests may be made to:

                                 PANAVISION 12.5% SENIOR SECURED NOTES DUE 22009
                                                                       INDENTURE

                                        Panavision Inc.
                                        6219 De Soto Avenue
                                        Woodland Hills, California 91367
                                        Attention: Chief Financial Officer
                                        Telephone No.: (818) 316-2134
                                        Telecopier No.: (818) 316-1130

                                 PANAVISION 12.5% SENIOR SECURED NOTES DUE 22009
                                                                       INDENTURE

                       [TO BE ATTACHED TO DEFINITIVE NOTE]

                       OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to
Section 3.8, Section 5.15 or Section 5.19 of the Indenture, check the box:

                                       [ ]

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.8, Section 5.15 or Section 5.19 of the Indenture, state the Principal amount to be purchased:
$


Date:                    Your Signature:
      ------------------                 ---------------------------------------
                                          (Sign exactly as your name appears on
                                             the other side of the Security.)


Signature Guarantee:
                    ------------------------------------------------------------
                        Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

                                 PANAVISION 12.5% SENIOR SECURED NOTES DUE 22009
                                                                       INDENTURE

                                                  Exhibit B: Form of Global Note
                                           Form of Certificate of Authentication

                                 PANAVISION INC.

CUSIP No.                                                             $

                       12.50% SENIOR SECURED NOTE DUE 2009

          PANAVISION INC., a Delaware corporation (the "Issuer"), for value received, promises to pay to CEDE & CO. or registered assigns the principal sum of $ dollars on January 16, 2009.

          Interest Payment Dates: March 31, June 30, September 30, December 31

          Record Dates: March 15, June 15, September 15, December 15

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place. Additional provisions of this Note are set forth on the other side of this Note.

                                        PANAVISION INC., a Delaware corporation


                                        ------------------------------------
                                        Name:
                                        Title:


                                        ------------------------------------
                                        Name:
                                        Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

WILMINGTON TRUST COMPANY, as Trustee
certifies that this is one of the Notes referred to in the Indenture


------------------------------------
Name:
Title:

                                  PANAVISION 12.5% SENIOR SECURED NOTES DUE 2009
                                                                       INDENTURE

                      [FORM OF REVERSE SIDE OF GLOBAL NOTE]

                       12.50% Senior Secured Note Due 2009

1.   Interest.

          Panavision Inc., a Delaware corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), promises to pay interest on the outstanding principal amount of this Note from January 16, 2004 until maturity at the rate of (a) 12.50% per annum plus (b) if a Specified Event of Default has occurred and is continuing, 2.50%. To the extent it is lawful, the Company promises to pay interest on any interest payment due but unpaid on such principal amount at a rate of 15.00% per annum compounded quarterly, plus, to the extent lawful, interest payable on such defaulted interest.

          The Company will pay interest quarterly on March 31, June 30, September 30 and December 31 of each year or, if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"), commencing March 31, 2004. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Notes, from the date of issuance. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2.   Method of Payment.

          The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the March 15, June 15, September 15 and December 15 immediately preceding the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. Except as provided below, the Company shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("Cash"). The Notes will be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York or, at the option of the Company, payment of principal, premium and interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent.

3.   Paying Agent and Registrar.

          Initially, Wilmington Trust Company will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4.   Indenture.

                       PANAVISION 12.5% SENIOR SECURED NOTES DUE 22009 INDENTURE

          The Company issued the Notes under an Indenture, dated as of January 16, 2004 (the "Indenture"), among the Company, the Subsidiary Guarantors named therein and Wilmington Trust Company (the "Trustee" which term includes any successor Trustee under the Indenture) as indenture trustee and collateral trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are senior secured obligations of the Company limited in aggregate principal amount to $104,166,167. The Notes are secured by a pledge of the Collateral, subject to the Collateral Documents and Intercreditor Agreement.

5.   Optional Redemption.

          Except as set forth below, the Notes may not be redeemed by the Issuer prior to January 16, 2006. On and after such date, the Issuer may redeem the Notes in whole or in part at any time at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, thereon, if any, to the applicable redemption date, if redeemed as set forth below:

Redemption Date                                                       Percentage
---------------                                                       ----------

On or after January 16, 2006 through January 15, 2007..............    108.000%

January 16, 2007 through January 15, 2008..........................    106.000%

January 16, 2008 through January 15, 2009..........................    103.000%

6.   Notice of Optional Redemption.

          Notice of redemption will be mailed at least thirty (30) days but not more than sixty (60) days before a redemption date to each Holder whose Notes are to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If any Note is redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. The Issuer will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or prior to the redemption date and certain other conditions are satisfied, on and after the redemption date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

7.   Denominations; Transfer; Exchange.

          The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of, or exchange Notes in

                       PANAVISION 12.5% SENIOR SECURED NOTES DUE 22009 INDENTURE accordance with, the Indenture. The rights evidenced by this Note to receive principal and interest may only be transferred by the Holder hereof to a transferee by the making by Registrar of an entry in writing in the Register to reflect the transfer of the ownership of the Note. All Register entries shall be conclusive, in the absence of manifest error, upon all parties concerned, and all parties, including the Paying Agent and Issuer, shall treat the person whose name is recorded in the Register as the owner of the Note recorded therein for all purposes of such Note. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption.

8.   Persons Deemed Owners.

          The registered Holder of a Note may be treated as the owner of it for all purposes.

9.   Unclaimed Money.

          If money for the payment of principal, or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

10.  Discharge Prior to Redemption or Maturity.

          Except as set forth in the Indenture, if the Company irrevocably deposits with the Trustee, in trust, for the benefit of the Holders, Cash, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes to redemption or maturity and comply with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including the restrictive covenants described in paragraph 12 below, but excluding their obligation to pay the principal of and interest on the Notes). Upon satisfaction of certain additional conditions set forth in the Indenture, the Company may, within one year of the Stated Maturity of the Notes, elect to have its obligations discharged with respect to outstanding Notes.

11.  Amendment; Supplement; Waiver.

          Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may under certain circumstances amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Note.

                       PANAVISION 12.5% SENIOR SECURED NOTES DUE 22009 INDENTURE

12.  Restrictive Covenants.

          The Indenture imposes certain limitations on the ability of the Company and the Restricted Subsidiaries to, among other things, incur additional Indebtedness and issue Disqualified Stock, pay dividends or make certain other restricted payments, enter into certain transactions with Affiliates, incur Liens (other than Permitted Liens), or sell assets, merge or consolidate with any other Person or transfer (by lease, assignment or otherwise) substantially all of the properties and assets of the Company. The limitations are subject to a number of important qualifications and exceptions. The Company must periodically report to the Trustee on compliance with such limitations.

13.  Repurchase at Option of Holder.

          Upon a Change of Control, any Holder of Notes will have the right to cause the Issuer to repurchase such Holder's Notes at a repurchase price equal to the percentage set forth in the table below of the principal amount of the Notes to be repurchased plus accrued interest to the date of repurchase as provided in, and subject to the terms of, the Indenture.

Redemption Date                                                       Percentage
---------------                                                       ----------

On or after the Issue Date through January 15, 2007................    108.000%

January 16, 2007 through January 15, 2008..........................    106.000%

January 16, 2008 through January 15, 2009..........................    103.000%

          Upon certain circumstances as set forth in the Indenture with respect to Excess Proceeds from an Asset Disposition (other than a Specified Disposition), after applying such Excess Proceeds to permanently retire the principal amount outstanding under the Senior Credit Agreement, the Issuer will be required to offer to purchase the Notes with the remaining Excess Proceeds from an Asset Disposition (other than a Specified Disposition) at a repurchase price equal to the percentage set forth below of the principal amount of the Notes to be repurchased plus accrued interest to the date of repurchase:

Redemption Date                                                       Percentage
---------------                                                       ----------

On or after the Issue Date through January 15, 2007................    108.000%

January 16, 2007 through January 15, 2008..........................    106.000%

January 16, 2008 through January 15, 2009..........................    103.000%

          Upon certain circumstances as set forth in the Indenture with respect to certain proceeds from a Recovery Event, after applying such proceeds to permanently retire the principal

                       PANAVISION 12.5% SENIOR SECURED NOTES DUE 22009 INDENTURE amount outstanding under the Senior Credit Agreement, the Issuer will be required to offer to purchase the Notes with the remaining proceeds from a Recovery Event at a repurchase price equal to one hundred percent (100%) of the principal amount of the Notes to be repurchased plus accrued interest to the date of repurchase.

14.  Notation of Guaranty.

          As set forth more fully in the Indenture, the Persons constituting Subsidiary Guarantors from time to time, in accordance with the provisions of the Indenture, unconditionally and jointly and severally guarantee, in accordance with Section 11.1 of the Indenture, to the Holder and to the Trustee and its successors and assigns, that (a) the principal of and interest on the Notes will be paid, whether at the Stated Maturity or Interest Payment Dates, by acceleration, call for redemption or otherwise, and all other obligations of the Company to the Holder or the Trustee under the Indenture or this Note will be promptly paid in full or performed, all in accordance with the terms of the Indenture and this Note, and (b) in the case of any extension of payment or renewal of this Note or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of such extension or renewal, whether at the Stated Maturity, as so extended, by acceleration or otherwise. Such guarantees shall cease to apply, and shall be null and void, with respect to any Subsidiary Guarantor who, pursuant to Article Eleven of the Indenture, is released from its guarantees, or whose guarantees otherwise cease to be applicable pursuant to the terms of the Indenture.

15.  Defaults and Remedies.

          If an Event of Default occurs and is continuing (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization), then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture; provided, that the Intercreditor Agreement restricts the enforcement of the remedies on Collateral and certain related actions.. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

16.  Trustee or Agent Dealings with Company.

          The Trustee, Collateral Trustee and each Agent under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee, Collateral Trustee and such Agent.

17.  No Recourse Against Others.

          No direct or indirect stockholder, partner, employee, officer or director, as such, past, present or future, of the Company, the Subsidiary Guarantors or any successor entity shall

                       PANAVISION 12.5% SENIOR SECURED NOTES DUE 22009 INDENTURE have any personal liability in respect of the obligations of the Company or the Subsidiary Guarantors under the Notes or the Indenture by reason of his, her or its status as such stockholder, partner, employee, officer or director. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

18.  Authentication.

          This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

19.  Abbreviations and Defined Terms.

          Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM ( = tenants in common), TEN ENT ( = tenants by the entireties), JT TEN ( = joint tenants with right of survivorship and not as tenants in common), CUST ( = Custodian), and U/G/M/A ( = Uniform Gifts to Minors
Act).

20.  CUSIP Numbers.

          Pursuant to a recommendation promulgated by the Committee on Uniform
Note Identification Procedures, the Company will cause CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

21.  Governing Law.

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Collateral Agreement. Requests may be made to:

                                        Panavision Inc.
                                        6219 De Soto Avenue
                                        Woodland Hills, California 91367
                                        Attention: Chief Financial Officer
                                        Telephone No.: (818) 316-2134
                                        Telecopier No.: (818) 316-1130

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                                      vii

                         [TO BE ATTACHED TO GLOBAL NOTE]

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

-------------------------------------------------------------------------------------------------------
                                         Amount of increase   Principal Amount of       Signature of
                    Amount of decrease      in Principal        this Global Note     Authorized officer
                   in Principal Amount     Amount of this        following such         of Trustee or
Date of Exchange   of this Global Note       Global Note      decrease or increase        Custodian
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

                       PANAVISION 12.5% SENIOR SECURED NOTES DUE 22009 INDENTURE

                         [TO BE ATTACHED TO GLOBAL NOTE]

                       OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to
Section 3.8, Section 5.15 or Section 5.19 of the Indenture, check the box:

                                      [_]

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.8, Section 5.15 or Section 5.19 of the Indenture, state the Principal amount to be purchased:
$

Date:                    Your Signature:
      ------------------                 --------------------------------
                                        (Sign exactly as your name appears on
                                        the other side of the Security.)

Signature Guarantee:
                    ---------------------------------------------

                         Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

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                                       ix

                                            Exhibit C: Certification of Transfer

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

              (Print or type assignee's name, address and zip code)

                  (Insert assignee's soc. sec. or tax I.D. No.)

     and irrevocably appoint _____________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:                 Your Signature:
     ----------------                 ------------------------------------------
                                       (Sign exactly as your name appears on the other side of this Note.)

In connection with any transfer of any of the Note evidenced by this certificate, the undersigned confirms that such Notes are being exchanged or transferred, as applicable, in accordance with their terms:

CHECK ONE BOX BELOW

(1)  [_]   to be registered in the name of the undersigned; or

(2) [_] inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3) [_] inside the United States to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933) that, prior to such transfer, executes and delivers any other documentation reasonably required hereby; or

(4)  [_]  to be transferred to the Company; or

(5) [_] pursuant to an effective registration statement under the Securities Act of 1933; or

(6) [_] pursuant to another available exemption from registration under the Securities Act of 1933.

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

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate; provided, further, that if box (3) or
(6) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.


                                               ---------------------------------
                                               Signature

Signature Guarantee:


                                               ---------------------------------
                                               Signature must be guaranteed by a
                                               participant in a recognized
                                               signature guaranty medallion
                                               program or other signature
                                               guarantor acceptable to the
                                               Trustee.

                                 PANAVISION 12.5% SENIOR SECURED NOTES DUE 22009
                                                                       INDENTURE

           -----------------------------------------------------------

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
      ---------------                     --------------------------------------
                                          NOTICE: To be executed by an executive
                                          officer

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                                       iii

           -----------------------------------------------------------

              TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

                      [FORM OF CERTIFICATE TO BE DELIVERED

                         IN CONNECTION WITH TRANSFERS TO

                   NON-QIB INSTITUTIONAL ACCREDITED INVESTORS]

                                     [date]

Panavision Inc.
c/o Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-0001
Attention: Corporate Trust Administration

Dear Sirs:

This certificate is delivered to request a transfer of $____________ aggregate principal amount of 12.50% Senior Secured Notes due 2009 (CUSIP No.__) (the "Notes") of Panavision Inc. (the "Company").

The undersigned represents and warrants to you that:

          (1) We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor" at least $100,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or other applicable securities law and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes and invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          (2) We understand and acknowledge that the Notes have not been registered under the Securities Act, or any other applicable securities law and unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (i) in a transaction complying with the requirements of Rule 144A under the

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                                                                       INDENTURE

          Securities Act, to a person we reasonably believe is a "Qualified Institutional Buyer" within the meaning of Rule l44A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (ii) to an institutional "accredited investor" within the meaning of subparagraphs (a)(1), (a)(2), (a)(3) or (a)(7) of Rule 501 under the Securities Act that is purchasing the Notes for its own account or for the account of such an institutional "accredited investor", (iii) to the Company, (iv) pursuant to any other exemption from registration under the Securities Act or (v) pursuant to a registration statement which has been declared effective under the Securities Act, in each case, in a transaction involving a minimum principal amount of $100,000 of such Notes, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (v) above prior to the Resale Restriction Termination Date, the transferor shall deliver to the Company and the Trustee under the Indenture pursuant to which the Notes are issued a letter from the transferee substantially in the form of this letter, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of subparagraphs (a)(1), (a)(2), (a)(3) or (a)(7) of Rule 501 under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. We acknowledge that the Company and the Trustee reserve the right prior to any offer, sale or other transfer of the Notes pursuant to clauses (ii), (iv) or (v) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

          (3) We are acquiring the Notes purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.

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                                                                       INDENTURE

          (4) You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                               Very truly yours,


                                               By:
                                                   -----------------------------
                                                    (Name of Purchaser)

                                                   Date:

Upon transfer the Notes would be registered in the name of the new beneficial owner as follows:

                                                                     Taxpayer ID
Name                                                       Address     Number:
----                                                       -------   -----------

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                                        vi

                                                      Exhibit D: Form of Legends

[GLOBAL NOTE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[GLOBAL NOTE AND DEFINITIVE NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY (A) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN

                                 PANAVISION 12.5% SENIOR SECURED NOTES DUE 22009
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                                        vii

THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (B) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $100,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (C) TO THE ISSUER, (D) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (B) AND (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

BY ITS ACQUISITION OF THIS NOTE THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE AND HOLD THIS NOTE CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OF PLANS, INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER ARRANGEMENTS THAT ARE SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAWS"), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE "PLAN ASSETS" OF SUCH PLANS, ACCOUNTS OR ARRANGEMENTS, OR (II) THE PURCHASE AND HOLDING OF THIS NOTE WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR
SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR
LAWS.

THIS NOTE WAS ISSUED WITH "ORIGINAL ISSUE DISCOUNT" FOR U.S. FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE IS $[__________________]. THE TOTAL AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $[________________]. THE YIELD TO MATURITY IS
[___________________].


                                 PANAVISION 12.5% SENIOR SECURED NOTES DUE 22009
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                                        viii

                                          Exhibit E: Form of Subsidiary Guaranty

          For value received, each Subsidiary Guarantor has, jointly and severally, unconditionally guaranteed, to the extent set forth in, and subject to the provisions of the Indenture, dated as of January 16, 2004, among Panavision Inc. (the "Issuer"), the subsidiaries party thereto as Subsidiary Guarantors, and Wilmington Trust Company as indenture trustee ("Trustee") and collateral trustee ("Collateral Trustee) (as amended, restated, supplemented and otherwise modified from time to time, the "Indenture"), (a) the due and punctual payment of the principal and premium, if any, and interest on, the Notes (as defined in the Indenture), whether at Stated Maturity (as defined in the Indenture) or on an interest payment date, by acceleration, call or redemption or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, of interest on, the Notes, if lawful, the due and punctual payment and performance of all other obligations of the Issuer under the Notes, the Indenture and the other Transaction Documents (as defined in the Indenture), all in accordance with the terms of the Indenture, the Notes and the Transaction Documents and (b) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be punctually paid when due or performed in accordance with the terms of such extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

          The obligations of the Subsidiary Guarantors to the Holders of the Notes, the Trustee and the Collateral Trustee pursuant to the Subsidiary Guarantees and the Indenture are expressly set forth in ARTICLE XI of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantees.

                                       PANAPAGE ONE LLC


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                       PANAPAGE TWO LLC


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                       PANAPAGE CO. LLC


                                       By:
                                           -------------------------------------

                                  PANAVISION 12.5% SENIOR SECURED NOTES DUE 2009
                                                                       INDENTURE

                                           Name:
                                           Title:


                                       PANAVISION U.K. HOLDINGS, INC.


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                       PANAVISION REMOTE SYSTEMS, LLC


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                       LAS PALMAS PRODUCTIONS, INC.


                                       By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                       PANAVISION INTERNATIONAL, L.P.

                                       By: Panapage Two LLC, as General Partner


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                 PANAVISION 12.5% SENIOR SECURED NOTES DUE 22009
                                                                       INDENTURE

                                         Exhibit F: Form of Collateral Agreement

                                  See Attached

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                                       11

                              Exhibit G: Form of U.S. Tax Compliance Certificate

Reference is made to the Indenture (the "Indenture"), dated as of January 16, 2004, among Panavision Inc. (the "Issuer"), certain of the domestic subsidiaries of the Issuer and Wilmington Trust Company (the "Trustee"). Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture.

Under penalties of perjury, the undersigned hereby certifies to the Issuer that:

1. The undersigned is the sole record and beneficial owner of the obligations evidenced by the Note(s) in respect of which it is providing this certificate;

2. The undersigned is not a bank (as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code")). In this regard, the undersigned further represents and warrants that:

          (a) the undersigned is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

          (b) the undersigned has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

3. The undersigned is not a "10-percent shareholder" of the Issuer (as such term is used in Section 881(c)(3)(B) of the Code);

4. The undersigned is not a controlled foreign corporation related to the Issuer within the meaning of Section 864(d)(4) of the Code;

We have furnished you with a certificate of our non-U.S. person status on Internal Revenue Service Form W-8BEN. By executing this U.S. Tax Compliance Certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall so inform the Issuer in writing within thirty (30) days of such change and (b) within thirty (30) days of written request from the Issuer or the Trustee, the undersigned shall furnish the Issuer a properly completed and currently effective certificate.

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

                                       [NAME OF HOLDER]


                                       By:
                                           -------------------------------------
                                       Title:

                                       [ADDRESS]

Dated:                        , 200 .
       ----------------------      -

                                  PANAVISION 12.5% SENIOR SECURED NOTES DUE 2009
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                                       i